EXHIBIT 10.3

Execution Version

$10,000,000

CREDIT AGREEMENT

dated as of February 20, 2019,

among

HORIZON GLOBAL CORPORATION,

The Lenders Party Hereto,

and

CORTLAND CAPITAL MARKET SERVICES LLC,

as Administrative Agent and Collateral Agent,

-i-

-ii-

-iii-

SCHEDULES:

Schedule 2.01	–	Commitments
Schedule 3.03	–	Governmental Approvals; No Conflicts
Schedule 3.05	–	Real Property
Schedule 3.06	–	Disclosed Matters
Schedule 3.12	–	Subsidiaries
Schedule 3.13	–	Insurance
Schedule 3.20	–	Material Contracts
Schedule 5.13	–	Post-Closing Conditions
Schedule 6.01	–	Existing Indebtedness
Schedule 6.02	–	Existing Liens
Schedule 6.04	–	Existing Investments
Schedule 6.05	–	Asset Sales
Schedule 6.09	–	Existing Affiliate Transactions
Schedule 6.10	–	Existing Restrictions

EXHIBITS:

Exhibit A	–	Form of Assignment and Assumption
Exhibit B	–	Form of Borrowing Request
Exhibit C	–	Form of U.S. Tax Certificate
Exhibit D	–	Form of Guarantee and Collateral Agreement

-iv-

CREDIT AGREEMENT dated as of February 20, 2019 (this “Agreement”), among HORIZON GLOBAL CORPORATION, the LENDERS party hereto and CORTLAND CAPITAL MARKET SERVICES LLC, as Administrative Agent and Collateral Agent.

RECITALS:

In consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.01    Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABL Agent” means Bank of America, N.A., as administrative agent and/or collateral agent, as applicable, under the ABL Credit Agreement, and its successors and assigns.

“ABL Credit Agreement” means the Amended and Restated Loan Agreement dated as of December 22, 2015, among the Borrower, the Subsidiaries party thereto as borrowers, the lenders party thereto and Bank of America, N.A., as administrative agent and collateral agent, as such document or the credit facility thereunder may be amended, restated, supplemented, replaced, refinanced or otherwise modified from time to time in accordance with the requirements thereof and of this Agreement.

“ABL Foreign Loan Party” means any Foreign Subsidiary that is a party to the ABL Loan Documents as a borrower thereunder and/or is a party to any ABL Security Document as a grantor or guarantor thereunder.

“ABL Guarantee and Collateral Agreement” means the Guarantee and Collateral Agreement as defined in the ABL Credit Agreement.

“ABL Loan” means a loan made pursuant to the ABL Credit Agreement.

“ABL Loan Documents” means collectively (a) the ABL Credit Agreement, (b) the ABL Security Documents, (c) any promissory note evidencing loans under the ABL Credit Agreement and (d) any amendment, waiver, supplement or other modification to any of the documents described in clauses (a) through (c), in each case as such documents may be amended, restated, supplemented, replaced, refinanced or otherwise modified from time to time in accordance with the requirements thereof and of this Agreement.

“ABL Priority Collateral” has the meaning assigned to such term in the ABL/Term Loan Intercreditor Agreement.

“ABL Security Documents” means the collective reference to the ABL Guarantee and Collateral Agreement, the Mortgages (as defined in the ABL Credit Agreement) and all other security documents delivered to the ABL Administrative Agent granting a Lien on any property of any Person to secure the obligations and liabilities of any Loan Party under the ABL Credit Agreement or the ABL Guarantee and Collateral Agreement, as such documents may be amended, restated, supplemented, replaced, refinanced or otherwise modified from time to time in accordance with the requirements thereof and of this Agreement.

“ABL/Term Loan Intercreditor Agreement” means the Intercreditor Agreement, dated as of June 30, 2015, among the Borrower, the other Loan Parties, the Collateral Agent, the Term Loan Agent and the ABL Agent.

“ABR,” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Adjusted LIBO Rate” means, with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that the Adjusted LIBO Rate shall not be less than 1.00% per annum.

“Administrative Agent” means Cortland Capital Market Services LLC, in its capacity as administrative agent for the Lenders hereunder.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent Fee Letter” means that certain Fee Letter entered into by and among the Administrative Agent and the Borrower, dated as of the date hereof.

“Agents” means, collectively, the Administrative Agent and the Collateral Agent.

“Agreement” has the meaning assigned to such term in the preamble hereto.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBO Rate on such day (or if such day is not a Business Day, the immediately preceding Business Day) for a deposit in dollars with a maturity of one month plus 1%; provided that the Alternate Base Rate shall not be less than 2.00% per annum. For purposes of clause (c) above, the Adjusted LIBO Rate on any day shall be the LIBO Rate, two Business Days prior to such day for deposits in dollars with a maturity of one month. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, as the case may be. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.14 hereof, then the Alternate Base Rate shall be the greater of clause (a) and (b) above and shall be determined without reference to clause (c) above.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Law” has the meaning assigned to such term in the ABL Credit Agreement as of the date hereof.

“Applicable Rate” means, for any day, (a) with respect to any ABR Loan, 5.50% per annum and (b) with respect to any Eurocurrency Loan, 6.50% per annum.

“Approved Budget” means a budget of the Borrower delivered on or prior to the Closing Date setting forth receipts and disbursements of the Borrower and its Subsidiaries, in form and substance acceptable to the Lenders.

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any Person whose consent is required by Section 10.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means Horizon Global Corporation, a Delaware corporation.

“Borrowing” means Loans of the same Type, made, converted or continued on the same date and as to which a single Interest Period is in effect.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03, which shall be, in the case of any such written request, in the form of Exhibit B or any other form approved by the Administrative Agent.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that when used in connection with any Eurocurrency Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP; provided that any change in GAAP after the Closing Date that would require lease obligations that would have been characterized and accounted for as operating leases in accordance with GAAP as in effect on the Closing Date to be characterized and accounted for as Capital Lease Obligations shall be disregarded for purposes hereof.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“Change in Control” means (a) the acquisition of beneficial ownership, directly or indirectly, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Commission thereunder), of Equity Interests representing more than 35% of either the aggregate ordinary voting power represented by the issued and outstanding Equity Interests in the Borrower or (b) the occurrence of any change in control (or similar event, however denominated) with respect to the Borrower under (i) any indenture or other agreement in respect of Material Indebtedness to which the Borrower or any Subsidiary is a party or (ii) any instrument governing any preferred stock of the Borrower or any Subsidiary having a liquidation value or redemption value in excess of $5,000,000.

“Change in Law” means (a) the adoption of any law, rule or regulation after the date hereof, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date hereof or (c) compliance by any Lender (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date hereof; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted, promulgated or issued.

“Closing Date” means the date on which the conditions specified in Section 4.01 have been satisfied.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means any and all “Collateral,” as defined in any applicable Security Document.

“Collateral Agent” means Cortland Capital Market Services LLC, in its capacity as collateral agent for the Lenders under the Security Documents.

“Collateral and Guarantee Requirement” means the requirement that:

(a)    the Collateral Agent shall have received from each party thereto (other than the Collateral Agent) either (i) a counterpart of the Guarantee and Collateral Agreement duly executed and delivered on behalf of such Loan Party, or (ii) in the case of any Person that becomes a Subsidiary Loan Party after the Closing Date, a supplement to each of the Guarantee and Collateral Agreement and the Intercreditor Agreements, in each case in the form specified therein, duly executed and delivered on behalf of such Subsidiary Loan Party;

(b)    all outstanding Equity Interests of the Borrower and each Subsidiary owned by or on behalf of any Loan Party shall have been pledged pursuant to the Guarantee and Collateral

Agreement (except that the Loan Parties shall not be required to pledge more than 65% of the outstanding voting Equity Interests of any Foreign Subsidiary or any CFC (other than with respect to any Subsidiary Loan Party that is organized under the laws of Germany, the United Kingdom (or any political subdivision thereof), or the Netherlands)) and the Collateral Agent shall have received certificates or other instruments representing all such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank, to the extent not delivered to the ABL Agent or the Term Loan Agent prior to the Closing Date;

(c)    all Indebtedness of the Borrower and each Subsidiary in an aggregate principal amount that exceeds $500,000 that is owing to any Loan Party shall be evidenced by a promissory note and shall have been pledged pursuant to the Guarantee and Collateral Agreement and the Collateral Agent shall have received all such promissory notes, together with instruments of transfer with respect thereto endorsed in blank;

(d)    all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded to create the Liens intended to be created by the Guarantee and Collateral Agreement and perfect such Liens to the extent required by, and with the priority required by, the Guarantee and Collateral Agreement (in each case subject to the Intercreditor Agreements), shall have been filed, registered or recorded or delivered to the Collateral Agent for filing, registration or recording;

(e)    the Collateral Agent shall have received (i) counterparts of a Mortgage with respect to any Mortgaged Property duly executed and delivered by the record owner of such Mortgaged Property, (ii) a policy or policies of title insurance issued by a nationally recognized title insurance company insuring the Lien of each such Mortgage as a valid first Lien on the Mortgaged Property described therein, free of any other Liens except as expressly permitted by Section 6.02, together with such endorsements, coinsurance and reinsurance as the Administrative Agent or the Required Lenders may reasonably request, but only to the extent such endorsements are (A) available in the relevant jurisdiction (provided in no event shall the Collateral Agent request a creditors’ rights endorsement) and (B) available at commercially reasonable rates, (iii) if any Mortgaged Property is located in an area determined by the Federal Emergency Management Agency to have special flood hazards, evidence of such flood insurance as may be required under Applicable Law, including Regulation H of the Board of Governors, and an acknowledged notice to the Borrower, (iv) if reasonably requested by the Administrative Agent, a current appraisal of any Mortgaged Property, prepared by an appraiser acceptable to the Administrative Agent, and in form and substance satisfactory to the Required Lenders (it being understood that if such appraisal is required in order to comply with the Administrative Agent’s internal policies, such request shall be deemed to be reasonable), (v) if reasonably requested by the Administrative Agent, an environmental assessment with respect to any Mortgaged Property, prepared by environmental engineers reasonably acceptable to the Administrative Agent, and such other reports, certificates, studies or data with respect to such Mortgaged Property as the Administrative Agent may reasonably require, all in form and substance reasonably satisfactory to Required Lenders (it being understood that if such assessment or other materials are required in order to comply with the Administrative Agent’s internal policies, such request shall be deemed to be reasonable), and (vi) such abstracts, legal opinions and other documents as the Administrative Agent or the Required Lenders may reasonably request with respect to any such Mortgage or Mortgaged Property; provided, however, in no event shall surveys be required to be obtained with respect to any Mortgaged Property; and

(f)    each Loan Party shall have obtained all consents and approvals required to be obtained by it in connection with the execution and delivery of all Security Documents to which it is a party, the performance of its obligations thereunder and the granting by it of the Liens thereunder;

provided, that, (i) with respect to any Subsidiary Loan Party that is a Foreign Subsidiary organized under the laws of Germany, the United Kingdom (or any political subdivision thereof), or the Netherlands, the Collateral and Guarantee Requirement shall require the provision of the documents and satisfaction of the requirements set forth in Part B of Schedule 5.13 and (ii) with respect to any Subsidiary Loan Party that is a Foreign Subsidiary organized under the laws of any other jurisdiction, the Collateral and Guarantee Requirement shall be modified as reasonably requested by the Required Lenders to reflect the requirements and limitations of the jurisdiction in which such Foreign Subsidiary is organized.

“Commission” means the Securities and Exchange Commission or any Governmental Authority succeeding to any or all of the functions of said Commission.

“Commitment” means the several and not joint commitment of each Lender to make a Loan to the Borrower on the Closing Date as set forth on Schedule 2.01. The aggregate amount of all Commitments on the Closing Date is $10,000,000.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Convertible Notes” means the 2.75% Convertible Senior Notes of the Borrower due 2022 issued pursuant to the Convertible Notes Indenture.

“Convertible Notes Indenture” means the First Supplemental Indenture between the Borrower and Wells Fargo Bank, National Association, dated as of February 1, 2017.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.

“dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary, other than the Foreign Subsidiaries.

“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters.

“Environmental Liability” means any liabilities, obligations, damages, losses, claims, actions, suits, judgments, or orders, contingent or otherwise (including any liability for damages, costs of environmental remediation, costs of administrative oversight, fines, natural resource damages, penalties or indemnities), directly or indirectly resulting from or relating to (a) compliance or non-compliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) any actual or alleged exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Notice” has the meaning assigned to such term in the ABL Credit Agreement as of the date hereof.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person or any warrants, options or other rights to acquire such interests, but excluding any debt securities convertible into or referencing any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

“ERISA Event” means (a) any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) a failure by any Plan to satisfy the minimum funding standards (as defined in Section 412 of the Code or Section 302 of ERISA) applicable to such Plan in each instance, whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) a determination that any Plan is, or is expected to be, in “at risk” status (as defined in Section 430(i)(4) of the Code or Section 303(i)(4) of ERISA); (e) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (f) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (g) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (h) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Eurocurrency,” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” has the meaning assigned to such term in Article VII.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder or under any other Loan Document, (a) income or franchise taxes imposed on (or measured by) its net or overall gross income (or net worth or similar Taxes imposed in lieu thereof) by the United States of America, or by any other jurisdiction as a result of such recipient being organized in or having its principal office in or applicable lending office in such jurisdiction, or as a result of any other present or former connection (other than a connection arising solely from this Agreement or any other Loan Document) between such recipient and such jurisdiction, (b) any branch profits Taxes imposed by the United States of America or any similar Tax imposed by any other jurisdiction described in clause (a) above and (c) in the case of a Non-U.S. Lender (other than an assignee pursuant to a request by the Borrower under Section 2.19(b)), any United States withholding Taxes resulting from any law in effect (x) at the time such Non-U.S. Lender becomes a party to this Agreement or, with respect to any additional position in any Loan acquired after such Non-U.S. Lender becomes a party hereto, at the time such additional position is acquired by such Non-U.S. Lender or (y) at the time such Non-U.S. Lender designates a new lending office, except to the extent that such Non-U.S. Lender (or its assignor, if any) was entitled, immediately prior to designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such United States withholding Tax pursuant to Section 2.17(a), (d) any United States withholding Tax imposed pursuant to FATCA and (e) any withholding Tax that is attributable to a recipient’s failure to comply with Section 2.17(g).

“FATCA” means (i) Sections 1471 through 1474 of the Code as of the date of this Agreement or any amended or successor provision that is substantively comparable and not materially more onerous to comply with, and, in each case, any regulations or official interpretations thereof, (ii) any agreements entered into pursuant to Section 1471(b)(1) of the Code as of the date of this Agreement or any amended or successor provision as described in clause (i) above and (iii) any law, regulation, rule, promulgation or official agreement implementing an official government agreement with respect to the foregoing.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the NYFRB shall set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate; provided that if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

“FLSA” means the Fair Labor Standards Act of 1938, as amended from time to time.

“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.

“Guarantee and Collateral Agreement” means the Guarantee and Collateral Agreement, substantially in the form of Exhibit D, made by the Borrower and the Subsidiary Loan Parties party thereto in favor of the Collateral Agent for the benefit of the Secured Parties.

“Hazardous Materials” means all explosive, radioactive, hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

“Immaterial Subsidiary” means, at any date, any Subsidiary of the Borrower that, together with its consolidated Subsidiaries (i) does not, as of the last day of the fiscal quarter of the Borrower most recently ended on or prior to such date for which financial statements are available, have assets with a value in excess of 2.5% of the consolidated total assets of the Borrower and its consolidated Subsidiaries and (ii) did not, during the period of four consecutive fiscal quarters of the Borrower most recently ended on or prior to such date for which financial statements are available, have revenues exceeding 2.5% of the total revenues of the Borrower and its consolidated Subsidiaries; provided that, the aggregate assets or revenues of all Immaterial Subsidiaries, determined in accordance with GAAP, may not exceed 5.0% of consolidated assets or consolidated revenues, respectively, of the Borrower and its consolidated Subsidiaries, collectively, at any time (and the Borrower will promptly designate in writing to the Administrative Agent the Subsidiaries which will cease to be treated as “Immaterial Subsidiaries” in order to comply with the foregoing limitation).

“Impacted Interest Period” has the meaning assigned to such term in the definition of “LIBO Rate.”

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances and (k) solely for purposes of Section 6.01 hereof, any and all payment obligations of such Person under or Guarantee by such Person with respect to any Hedging Agreement. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. Notwithstanding anything to the contrary in this paragraph, the term “Indebtedness” shall not include (a) agreements providing for indemnification, purchase price adjustments or similar obligations incurred or assumed in connection with the acquisition or disposition of assets or capital stock and (b) trade payables and accrued expenses in each case arising in the ordinary course of business.

“Indemnified Taxes” means (a) any Taxes, other than Excluded Taxes, and (b) Other Taxes.

“Intellectual Property Claim” has the meaning assigned to such term in the ABL Credit Agreement as of the date hereof.

“Intercreditor Agreements” means the ABL/Term Loan Intercreditor Agreement and the Term Intercreditor Agreement.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.07.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last Business Day of each March, June, September and December and (b) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.

“Interest Period” means, with respect to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one month thereafter, as the Borrower may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interpolated Rate” means, at any time, the rate per annum (rounded to the same number of decimal places as the Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the Screen Rate (for the longest period for which that Screen Rate is available for dollars) that is shorter than the Impacted Interest Period and (b) the Screen Rate (for the shortest period for which that Screen Rate is available for dollars) that exceeds the Impacted Interest Period, in each case, as of the Specified Time on the Quotation Day for such Interest Period. When determining the rate for a period which is less than the shortest period for which the Screen Rate is available, the Screen Rate for purposes of clause (a) above shall be deemed to be the overnight rate for dollars determined by the Administrative Agent from such service as the Administrative Agent may select.

“IRS” means the United States Internal Revenue Service.

“Latest Maturing Loans” has the meaning assigned to such term in the definition of “Latest Maturity Date”.

“Latest Maturity Date” means, as of any date of determination, the latest Maturity Date applicable to any Loans outstanding or Commitments in effect hereunder (such latest maturing Loans or Commitments, the “Latest Maturing Loans”).

“Lender Affiliate” means, (a) with respect to any Lender, (i) an Affiliate of such Lender or (ii) any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender and (b) with respect to any Lender that is a fund that invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Lenders” means any Person that is a lender of Loans on the Closing Date or that shall have become a party hereto after the Closing Date pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“LIBO Rate” means, with respect to any Eurocurrency Borrowing for any Interest Period, a rate per annum equal to the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for dollars for a period equal in length to such Interest Period as displayed on the applicable Bloomberg screen page that displays such rate (or, in the event such rate does not appear on such Bloomberg page, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; in each case the “Screen Rate”) as of the Specified Time on the Quotation Day for such Interest Period; provided that if the Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement; provided further that if the Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) with respect to dollars, then the LIBO Rate shall be the Interpolated Rate at such time (provided that if the Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement).

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Documents” means this Agreement, the Agent Fee Letter, the Security Documents, the ABL/Term Loan Intercreditor Agreement, the Term Intercreditor Agreement and the promissory notes, if any, executed and delivered pursuant to Section 2.09(e).

“Loan Parties” means the Borrower and the Subsidiary Loan Parties.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, properties, assets, financial condition, or material agreements of the Borrower and the Subsidiaries, taken as a whole, (b) the ability of any Loan Party in any material respect to perform any of its obligations under any Loan Document or (c) the rights of or benefits available to the Lenders under any Loan Document.

“Material Agreements” means any agreements or instruments relating to Material Indebtedness.

“Material Indebtedness” means (a) obligations in respect of the ABL Credit Agreement or the Term Loan Credit Agreement and (b) any other Indebtedness (other than the Loans), or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding $2,500,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

“Maturity Date” means February 28, 2019.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage” means a mortgage, deed of trust, assignment of leases and rents, leasehold mortgage or other security document granting a Lien on any Mortgaged Property to secure the Obligations. Each Mortgage shall be in form and substance reasonably satisfactory to the Administrative Agent.

“Mortgaged Property” means each parcel of real property and improvements thereto with respect to which a Mortgage is granted pursuant to Section 5.12 or 5.13.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Proceeds” means, with respect to any event (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any noncash proceeds, but only as and when received, (ii) in the case of a casualty, insurance proceeds in excess of $500,000 and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid by the Borrower and the Subsidiaries to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made by the Borrower and the Subsidiaries as a result of such event to repay Indebtedness (other than Loans or loans under the Term Loan Credit Agreement) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, and (iii) the amount of all Taxes paid (or reasonably estimated to be payable) by the Borrower and the Subsidiaries, and the amount of any reserves established by the Borrower and the Subsidiaries to fund contingent liabilities reasonably estimated to be payable, in each case during the 24-month period immediately following such event and that are directly attributable to such event (as determined reasonably and in good faith by the chief financial officer of the Borrower) to the extent such liabilities are actually paid within such applicable time periods.

“Non-Consenting Lender” has the meaning assigned to such term in Section 10.02(c).

“Non-U.S. Lender” means a Lender that is not a U.S. Person.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Banking Day, for the immediately preceding Banking Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received to the Administrative Agent from a Federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Obligations” has the meaning assigned to such term in the Guarantee and Collateral Agreement.

“OSHA” means the Occupational Safety and Hazard Act of 1970.

“Other Taxes” means any present or future stamp, court, documentary, intangible, recording, filing or similar excise or property Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, or from the registration, receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes imposed with respect to an assignment (other than an assignment under Section 2.19(b)).

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both over-night federal funds and overnight Eurodollar borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate (from and after such date as the NYFRB shall commence to publish such composite rate).

“Participant” has the meaning assigned to such term in Section 10.04(e).

“Participant Register” has the meaning assigned to such term in Section 10.04(e).

“PATRIOT Act” has the meaning assigned to such term in Section 10.16.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Perfection Certificate” means a certificate in the form of Exhibit F hereto or any other form approved by the Collateral Agent.

“Permitted Encumbrances” means:

(a)    Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.05;

(b)    carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.05;

(c)    pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d)    deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e)    judgment Liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII;

(f)    easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

(g)    ground leases in respect of real property on which facilities owned or leased by the Borrower or any of the Subsidiaries are located, other than any Mortgaged Property;

(h)    Liens in favor or customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(i)    leases or subleases granted to other Persons and not interfering in any material respect with the business of the Borrower and the Subsidiaries, taken as a whole;

(j)    banker’s liens, rights of set-off or similar rights, in each case arising by operation of law; and

(k)    Liens in favor of a landlord on leasehold improvements in leased premises;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Permitted Investments” means:

(a)    direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(b)    investments in commercial paper maturing within one year from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(c)    investments in certificates of deposit, banker’s acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d)    fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

(e)    securities issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof having maturities of not more than six months from the date of acquisition thereof and, at the time of acquisition, having the highest credit rating obtainable from S&P or from Moody’s;

(f)    securities issued by any foreign government or any political subdivision of any foreign government or any public instrumentality thereof having maturities of not more than six months from the date of acquisition thereof and, at the time of acquisition, having the highest credit rating obtainable from S&P or from Moody’s;

(g)    investments of the quality as those identified on Schedule 6.04 as “Qualified Foreign Investments” made in the ordinary course of business;

(h)    cash; and

(i)    investments in funds that invest solely in one or more types of securities described in clauses (a), (e) and (f) above.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Prepayment Event” means:

(a)    any sale, transfer or other disposition (including pursuant to a sale and leaseback transaction) of any property or asset of the Borrower or any Subsidiary, other than dispositions described in clauses (a), (b), (d) and (g) of Section 6.05; or

(b)    any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Borrower or any Subsidiary having a book value or fair market value in excess of $500,000, but only to the extent that the Net Proceeds therefrom have not been applied to repair, restore or replace such property or asset within 365 days after such event;

(c)    the receipt of any cash by the Borrower or any Subsidiary not in the ordinary course of business, including without limitation (a) tax refunds, (b) pension plan reversions, (c) proceeds of insurance (including key man life insurance, but excluding Net Proceeds described in clause (b) above), (d) judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action, (e) indemnity payments and (f) any purchase price adjustment received in connection with any purchase agreement to the extent not needed to reimburse the Borrower or applicable Subsidiary for any reasonable and customary out-of-pockets costs and expenses previously incurred by the Borrower or applicable Subsidiary with respect to which such purchase price adjustment was received;

(d)    the receipt of cash from any issuance of Equity Interests of the Borrower or any contribution of equity capital to the Borrower; or

(e)    the incurrence by the Borrower or any Subsidiary of any Indebtedness, other than Indebtedness permitted by Section 6.01(a).

“Prime Rate” means the per annum rate of interest publicly quoted from time to time by The Wall Street Journal as the “Prime Rate” in the United States (or, if The Wall Street Journal ceases quoting a prime rate of the type described, either (as determined by the Administrative Agent) (x) the per annum rate quoted as the base rate on such corporate loans in a different national publication as reasonably selected by Administrative Agent or (y) the highest per annum rate of interest published by the Federal Reserve Board in Federal Reserve statistical release H.15 (519) entitled “Selected Interest Rates” as the bank prime loan rate or its equivalent) or any similar release by the Federal Reserve Board.

“Public-Sider” means a Lender whose representatives may trade in securities of the Borrower or any of its Subsidiaries while in possession of the financial statements provided by the Borrower under the terms of this Agreement.

“Quotation Day” means, with respect to any Eurocurrency Loan for any Interest Period, two Business Days prior to the commencement of such Interest Period.

“Real Estate” has the meaning assigned to such term in the ABL Credit Agreement as of the date hereof.

“Register” has the meaning assigned to such term in Section 10.04(c).

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within any building, structure, facility or fixture.

“Required Lenders” means, at any time, Lenders having outstanding Loans representing more than 50% of the outstanding Loans at such time.

“Restricted Indebtedness” means Indebtedness of the Borrower or any Subsidiary, the payment, prepayment, redemption, repurchase or defeasance of which is restricted under Section 6.08(b).

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any partial or full cash settlement of Convertible Notes, sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of any Equity Interests in the Borrower or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests in the Borrower or any Subsidiary.

“Rolling 13-Week Cash Flow Forecast” has the meaning assigned to such term in Section 5.01(j).

“S&P” means Standard & Poor’s Financial Services LLC, or any successor thereto.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, the Crimea region of Ukraine, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, the European Union or any European Union member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“Screen Rate” has the meaning assigned to such term in the definition of “LIBO Rate”.

“Secured Parties” has the meaning assigned to such term in the Guarantee and Collateral Agreement.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Documents” means the Guarantee and Collateral Agreement, the Intercreditor Agreements, the Mortgages and each other security agreement or other instrument or document executed and delivered pursuant to Section 5.12 or 5.13 to secure any of the Obligations.

“Specified Time” means 11:00 a.m., London time.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurocurrency Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under any Applicable Law. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subordinated Debt” means any subordinated Indebtedness of the Borrower or any Subsidiary.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the Borrower.

“Subsidiary Loan Party” means any Subsidiary that is not (i) a Foreign Subsidiary (other than any Foreign Subsidiary organized under the laws of Germany, the United Kingdom (or any political subdivision thereof) or the Netherlands), (ii) a CFC (other than any CFC organized under the laws of Germany, the United Kingdom (or any political subdivision thereof) or the Netherlands), (iii) a U.S. Holdco or (iv) an Immaterial Subsidiary; provided, that the Required Lenders, in their sole discretion, may at any time request any Foreign Subsidiary, CFC or U.S. Holdco to become a Subsidiary Loan Party.

“Supermajority Lenders” means, at any time, Lenders having outstanding Loans and Commitments representing more than 66 2/3% of the outstanding Loans and Commitments at such time.

“Synthetic Purchase Agreement” means any swap, derivative or other agreement or combination of agreements pursuant to which the Borrower or a Subsidiary is or may become obligated to make (i) any payment (other than in the form of Equity Interests in the Borrower) in connection with a purchase by a third party from a Person other than the Borrower or a Subsidiary of any Equity Interest or Restricted Indebtedness or (ii) any payment (other than on account of a permitted purchase by it of any Equity Interest or any Restricted Indebtedness) the amount of which is determined by reference to the price or value at any time of any Equity Interest or Restricted Indebtedness; provided that phantom stock or similar plans providing for payments only to current or former directors, officers, consultants, advisors or employees of the Borrower or the Subsidiaries (or to their heirs or estates) shall not be deemed to be Synthetic Purchase Agreements.

“Taxes” means any and all present or future taxes (of any nature whatsoever), levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Collateral Proceeds Account” means a deposit account identified to the ABL Agent in writing from time to time and in the name of the Company and for which the Term Loan Agent is the depositary bank which contains (or was established to contain) only those proceeds with respect to Term Priority Collateral.

“Term Intercreditor Agreement” means that Intercreditor Agreement, dated as of the date hereof, among the Borrower, the other Loan Parties, the Collateral Agent and the Term Loan Agent.

“Term Loan Agent” means the Administrative Agent under the Term Loan Credit Agreement.

“Term Loan Credit Agreement” means the Term Loan Credit Agreement, dated as of June 30, 2015, by and among Horizon Global Corporation, the several banks and other financial institutions or entities from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

“Term Loan Security Documents” means the “Security Documents” as defined in the Term Loan Credit Agreement.

“Term Priority Collateral” has the meaning assigned to such term in the ABL/Term Loan Intercreditor Agreement.

“Transactions” means, collectively, (a) the execution, delivery and performance by each Loan Party of the Loan Documents to which it is to be a party, the borrowing of the Loans on the Closing Date and the use of proceeds thereof, (b) the amendments to the Term Loan Credit Agreement, the ABL Credit Agreement and the ABL/Term Loan Intercreditor Agreement, and (c) the payment of the fees and expenses payable in connection with the foregoing.

“Type,” when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

“U.S. Holdco” means any existing or future Domestic Subsidiary the Equity Interests of which are held solely by Foreign Subsidiaries (other than Foreign Subsidiaries organized under the laws of Germany, the United Kingdom (or any political subdivision thereof) or the Netherlands); provided that such existing or newly formed Subsidiary shall not engage in any business or own any assets other than the ownership of Equity Interests in Foreign Subsidiaries and intercompany obligations that are otherwise permitted hereunder.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Tax Certificate” has the meaning assigned to such term in Section 2.17(f)(i)(D)(2).

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Work Fee” has the meaning assigned to such term in Section 2.12(b).

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

SECTION 1.02    Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a “Eurocurrency Loan”). Borrowings also may be classified and referred to by Type (e.g., a “Eurocurrency Borrowing”).

SECTION 1.03    Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement; and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04    Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to (i) any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value,” as defined therein and (ii) any treatment of Indebtedness in respect of convertible debt instruments or any other Indebtedness under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.

ARTICLE II

The Credits

SECTION 2.01    Commitments.

(a)    Subject to the terms and conditions set forth herein, each Lender agrees to make a Loan to the Borrower on the Closing Date in a principal amount equal to its Commitment.

(b)    Amounts repaid or prepaid in respect of Loans may not be reborrowed.

SECTION 2.02    Loans and Borrowings.

(a)    Each Loan shall be made as part of a Borrowing consisting of Loans of the same Type made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)    [Reserved]

(c)    Subject to Section 2.14, each Loan shall be comprised entirely of ABR Loans or Eurocurrency Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurocurrency Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(d)    At the commencement of each Interest Period for any Eurocurrency Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $1,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000. Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of 3 Eurocurrency Borrowings outstanding.

(e)    Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date applicable thereto.

SECTION 2.03    Requests for Borrowings. To request a Borrowing of Loans, the Borrower shall notify the Administrative Agent of such request in writing (i) in the case of a Eurocurrency Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of the proposed Borrowing or (ii) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, two Business Days before the date of the proposed Borrowing. Each such Borrowing Request shall be irrevocable and shall be delivered by hand, email or telecopy to the Administrative Agent of a written Borrowing Request signed by the Borrower. Each such written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)    the aggregate amount of such Borrowing;

(ii)    the date of such Borrowing, which shall be a Business Day;

(iii)    whether such Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing;

(iv)    in the case of a Eurocurrency Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(v)    the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurocurrency Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04    [Reserved].

SECTION 2.05    [Reserved].

SECTION 2.06    Funding of Borrowings.

(a)    Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. Upon receipt of all requested funds, the Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower designated by the Borrower in the applicable Borrowing Request.

(b)    Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of (x) the Federal Funds Effective Rate and (y) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, the applicable rate shall be determined as specified in clause (y) above, or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

SECTION 2.07    Interest Elections.

(a)    Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Borrowing, shall have an initial Interest Period as specified in such Borrowing Request or as otherwise provided in Section 2.03. Thereafter, the Borrower may elect to (i) convert any ABR Borrowing or any Eurocurrency Borrowing to a Borrowing of a different

Type, (ii) continue any Borrowing and (iii) in the case of a Eurocurrency Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b)    To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election, in writing, by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of Loans of the Type resulting from such election to be made on the effective date of such election. Each such Interest Election Request shall be irrevocable and shall be by hand delivery, email or telecopy to the Administrative Agent of a written Interest Election Request, and all such written Interest Election Requests shall be in a form approved by the Administrative Agent and signed by the Borrower.

(c)    Each Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)    the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)    the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)    whether the resulting Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing; and

(iv)    if the resulting Borrowing is a Eurocurrency Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period.”

If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)    Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)    If an Interest Election Request with respect to a Eurocurrency Borrowing is not timely delivered prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurocurrency Borrowing and (ii) unless repaid, each Eurocurrency Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

SECTION 2.08    Termination of Commitments.

The Commitments shall terminate and be automatically and permanently reduced to $0 upon the earlier of the funding of the Loans and 5:00 p.m., New York City time, on February 20, 2019.

SECTION 2.09    Repayment of Loans; Evidence of Debt.

(a)    The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan of such Lender as provided in Section 2.10.

(b)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)    The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d)    The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement; provided further, that in the event of any conflict between the records maintained pursuant to this section, the records maintained pursuant to paragraph 2.09(c) shall govern.

(e)    Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns). Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the order of the payee and its registered assigns.

SECTION 2.10    Maturity Date.

(a)    To the extent not previously paid, all Loans shall be due and payable on the Maturity Date.

SECTION 2.11    Prepayment of Loans.

(a)    The Borrower shall not have the right to voluntarily prepay any Borrowing in whole or in part without the consent of the Required Lenders, unless, substantially simultaneously therewith, it also repays all then outstanding loans and other obligations under the Term Loan Credit Agreement.

(b)    [Reserved].

(c)    In the event and on each occasion that any Net Proceeds are received by or on behalf of the Borrower or any Subsidiary in respect of any Prepayment Event, the Borrower shall, within three Business Days after such Net Proceeds are received (and, in the case of any event described in clause (e) of the definition of the term Prepayment Event, on the date on which such Net Proceeds are received) prepay Borrowings of Loans in an aggregate amount equal to such Net Proceeds.

(d)    [Reserved].

(e)    Prior to any optional or mandatory prepayment of Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (f) of this Section.

(f)    The Borrower shall notify the Administrative Agent by (x) in the case of prepayment of a Eurocurrency Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of prepayment and (y) in the case of prepayment of an ABR Borrowing, not later than 12:00 noon, New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify (i) whether the prepayment is of Eurocurrency Loans or ABR Loans, (ii) the prepayment date, (iii) the principal amount of each Borrowing or portion thereof to be prepaid and (iv) in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.

SECTION 2.12    Fees.

(a)    The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times as set forth in the Agent Fee Letter.

(b)    On the Maturity Date, or on the date of a prepayment or repayment of any Loans in part or in full, voluntarily, mandatorily, or upon acceleration of the Loans for any reason, or on any date on which the Loans become due and payable for any reason, the Borrower shall pay to the Administrative Agent, for the ratable benefit of the Lenders, a work fee equal to $250,000 (the “Work Fee”). The Work Fee shall be fully and irrevocably due and payable in cash on the Maturity Date, or such date of prepayment or repayment, voluntarily, mandatorily or upon acceleration of the Loans for any reason, or on any date on which the Loans becomes due and payable for any reason. The Work Fee shall be earned by the Lenders upon the funding of the Loans as a fee in consideration of the Commitments and the making of the Loans and for the time and costs expended in extending the Commitments and the making of the Loans. It is understood and agreed that if the Loans are accelerated pursuant to this Agreement for any reason, including without limitation because of the commencement of any insolvency proceeding or other proceeding pursuant to any debtor relief laws (including the acceleration of claims by operation of law), the Work Fee payable pursuant to Section 2.12(b) determined as of the date of acceleration will also be due and payable as though the Loans were voluntarily repaid as of such date and shall constitute part of the Obligations in respect of the Loans, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each Lender’s lost profits as a result thereof. The Work Fee payable in accordance with the immediately preceding sentence shall be presumed to be for the time and costs expended in extending the Commitments and making the Loans and the Borrower agrees that it is reasonable under the circumstances currently existing. The Work Fee shall also be payable in the event the Loans are satisfied or released by foreclosure

(whether by power of judicial proceeding or otherwise) or deed in lieu of foreclosure. THE BORROWER EXPRESSLY WAIVES THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE WORK FEE IN CONNECTION WITH ANY SUCH ACCELERATION INCLUDING IN CONNECTION WITH ANY VOLUNTARY OR INVOLUNTARY ACCELERATION OF THE LOANS PURSUANT TO ANY INSOLVENCY PROCEEDING OR OTHER PROCEEDING PURSUANT TO ANY DEBTOR RELIEF LAWS. The Borrower expressly agrees that: (A) the Work Fee is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (B) the Work Fee shall be payable notwithstanding the then prevailing market rates at the time payment is made; (C) there has been a course of conduct between the Lenders and the Borrower giving specific consideration in this transaction for such agreement to pay the Work Fee; and (D) the Borrower shall be estopped hereafter from claiming differently than as agreed to in this paragraph. The Borrower expressly acknowledges that its agreement to pay the Work Fee to the Lenders as herein described is a material inducement for the Lenders to provide the Commitment and provide the Loans.

(c)    All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent. Fees paid shall not be refundable under any circumstances.

SECTION 2.13    Interest.

(a)    The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b)    The Loans comprising each Eurocurrency Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c)    Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other overdue amount payable, 2% plus the rate applicable to ABR Loans.

(d)    Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e)    All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of an Adjusted LIBO Rate.

SECTION 2.14    Alternate Rate of Interest.

(a)    If prior to the commencement of any Interest Period for a Eurocurrency Borrowing:

(i)    the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means (including by means of an Interpolated Rate or because the Screen Rate is not available or published on a current basis) do not exist for ascertaining the LIBO Rate or the Adjusted LIBO Rate for such Interest Period; or

(ii)    the Administrative Agent is advised by a majority in interest of the Lenders that the Adjusted LIBO Rate or LIBO Rate, as applicable for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loans) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by email, telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and such Lenders that the circumstances giving rise to such notice no longer exist, then (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Borrowing shall be ineffective, (ii) any Eurocurrency Borrowing that is requested to be continued, shall be converted to an ABR Borrowing on the last day of the then current Interest Period applicable thereto and (iii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

(b)    If any Lender determines that any Applicable Law has made it unlawful, or if any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain, fund or continue any Eurodollar Borrowing, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligations of such Lender to make, maintain, fund or continue Eurocurrency Loans or to convert ABR Borrowings to Eurodollar Borrowings will be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower will upon demand from such Lender (with a copy to the Administrative Agent), either convert or prepay all Eurodollar Borrowings of such Lender to ABR Borrowings, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Borrowings to such day, or immediately, if such Lender may not lawfully continue to maintain such Loans. Upon any such conversion or prepayment, the Borrower will also pay accrued interest on the amount so converted or prepaid.

SECTION 2.15    Increased Costs.

(a)    If any Change in Law shall:

(i)    impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate);

(ii)    impose on any Lender or the London interbank market any other condition affecting this Agreement or Eurocurrency Loans made by such Lender; or

(iii)    subject any Lender to any Taxes on its loans, loan principal, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto (other than (A) Indemnified Taxes otherwise indemnifiable under Section 2.17 and (B) Excluded Taxes);

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurocurrency Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b)    If any Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy or liquidity), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)    A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)    Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.16    Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto, or (d) the assignment of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurocurrency Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in the applicable currency of a comparable amount and period from other banks in the Eurocurrency market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

SECTION 2.17    Taxes.

(a)    Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes; provided that if the Borrower or the Administrative Agent shall be required to deduct any Indemnified Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or the Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower or the Administrative Agent shall make such deductions and (iii) the Borrower or the Administrative Agent shall pay the full amount deducted to the relevant Governmental Authority in accordance with Applicable Law.

(b)    In addition, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with Applicable Law.

(c)    The Borrower shall indemnify the Administrative Agent and each Lender, within 10 Business Days after written demand therefor, for the full amount of any Indemnified Taxes paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower, hereunder or under any other Loan Document (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d)    As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)    Each Lender shall severally indemnify the Administrative Agent for any Taxes (but, in the case of any Indemnified Taxes, only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting or expanding the obligation of the Borrower to do so) attributable to such Lender that are paid or payable by the Administrative Agent in connection with any Loan Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this Section shall be paid within 10 days after the Administrative Agent delivers to the applicable Lender a certificate stating the amount of Taxes so paid or payable by the Administrative Agent. Such certificate shall be conclusive of the amount so paid or payable absent manifest error.

(f)    Any Lender that is entitled to an exemption from, or reduction of, any applicable withholding Tax with respect to any payments under any Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by Applicable Law, such properly completed and executed documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding, or at a reduced rate of, withholding. If any form or certification previously delivered pursuant to this

Section expires or becomes obsolete or inaccurate in any respect with respect to a Lender, such Lender shall promptly (and in any event within 10 Business Days after such expiration, obsolescence or inaccuracy) notify the Borrower and the Administrative Agent in writing of such expiration, obsolescence or inaccuracy and update the form or certification if it is legally eligible to do so.

(i)    Without limiting the generality of the foregoing, any Lender shall, to the extent it is legally eligible to do so, deliver to the Borrower and the Administrative Agent (in such number of copies reasonably requested by the Borrower and the Administrative Agent) on or prior to the date on which such Lender becomes a party hereto, duly completed and executed copies of whichever of the following is applicable:

(A)    in the case of a Lender that is a U.S. Person, IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;

(B)    in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party (1) with respect to payments of interest under any Loan Document, IRS Form W-8BEN-E or W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (2) with respect to any other applicable payments under this Agreement, IRS Form W-8BEN-E or W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(C)    in the case of a Non-U.S. Lender for whom payments under this Agreement constitute income that is effectively connected with such Lender’s conduct of a trade or business in the United States, IRS Form W-8ECI;

(D)    in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code both (1) IRS Form W-8BEN-E or W-8BEN and (2) a certificate substantially in the form of Exhibit C (a “U.S. Tax Certificate”) to the effect that such Lender is not (a) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (b) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code (c) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (d) conducting a trade or business in the United States with which the relevant interest payments are effectively connected;

(E)    in the case of a Non-U.S. Lender that is not the beneficial owner of payments made under this Agreement (including a partnership or a participating Lender) (1) an IRS Form W-8IMY on behalf of itself and (2) the relevant forms prescribed in clauses (A), (B), (C), (D) and (F) of this paragraph (g)(ii) that would be required of each such beneficial owner or partner of such partnership if such beneficial owner or partner were a Lender; provided, however, that if the Lender is a partnership and one or more of its partners are claiming the exemption for portfolio interest under Section 881(c) of the Code, such Lender may provide a U.S. Tax Certificate on behalf of such partners; or

(F)    any other form prescribed by law as a basis for claiming exemption from, or a reduction of, U.S. Federal withholding Tax together with such supplementary documentation necessary to enable the Borrower or the Administrative Agent to determine the amount of Tax (if any) required by law to be withheld.

(ii)    Each Lender shall deliver to Borrower and the Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent, such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower or the Administrative Agent, to comply with its obligations under FATCA, to determine that such Lender has or has not complied with such Lender’s obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.17(f)(ii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(g)    If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Indemnified Taxes (including additional amounts paid pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, under this Section 2.17 with respect to the Indemnified Taxes giving rise to such refund), net of all out-of-pocket expenses (including any Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that such indemnifying party, upon the request of such indemnified party, agrees to repay to such indemnified party the amount paid to such indemnified party pursuant to the previous sentence (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event such indemnified party is required to repay such refund to such Governmental Authority. Nothing contained in this Section 2.17(g) shall require any indemnified party to make available its Tax returns or any other information relating to its Taxes which it deems confidential to the indemnifying party or any other Person.

(h)    For purposes of determining withholding Taxes imposed under FATCA, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Loan Documents as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

SECTION 2.18    Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a)    The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest or fees, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise), on or before the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 12:00 noon, New York City time), on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices, except that payments pursuant to Sections 2.15, 2.16, 2.17 and 10.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments (including prepayments) to be made by the Borrower hereunder and under each other Loan Document, whether on account of principal, interest, fees or otherwise shall be made in dollars.

(b)    If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(c)    If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d)    Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment hereunder is due to the Administrative Agent for the account of the Lenders that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment due to the Administrative Agent, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e)    If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.06(b), 2.18(d) or 10.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

SECTION 2.19    Mitigation Obligations; Replacement of Lenders.

(a)    If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)    If (i) any Lender requests compensation under Section 2.15, (ii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or (iii) any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and obligations under this Agreement to an assignee selected by the Borrower that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (ii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a material reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Each party hereto agrees that an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee, and that the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective.

ARTICLE III

Representations and Warranties

The Borrower represents and warrants to the Lenders that:

SECTION 3.01    Organization; Powers. Each of the Borrower and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

SECTION 3.02    Authorization; Enforceability. The Transactions to be entered into by each Loan Party are within such Loan Party’s powers and have been duly authorized by all necessary action. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of the Borrower or such Loan Party (as the case may be), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03    Governmental Approvals; No Conflicts. The Transactions and the other transactions contemplated hereby (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect, (ii) filings necessary to perfect Liens created under the Loan Documents and (iii) consents, approvals, registrations, filings or actions the failure of which to obtain or perform could not reasonably be expected to result in a Material Adverse Effect, (b) will not violate any Applicable Law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or their assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries, except for violations, defaults or the creation of such rights that could not reasonably be expected to result in a Material Adverse Effect, (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries, except Liens created under the Loan Documents and Liens permitted by Section 6.02, and (e) do not require any acknowledgement, agreement or consent under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or their assets, except for such acknowledgements, agreements and consents as have been obtained or made and are in full force and effect, and such acknowledgements, agreements or consents the failure of which to obtain could not reasonably be expected to result in a Material Adverse Effect. Schedule 3.03 sets forth for the Borrower and each Subsidiary Loan Party a description of each license from a Governmental Authority which is material to the conduct of the business of such Loan Party as of the Closing Date.

SECTION 3.04    Financial Condition; No Material Adverse Change.

(a)    The Borrower has heretofore furnished to the Administrative Agent its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal years ended December 31, 2016 and December 31, 2017, reported on by Deloitte & Touche LLP, independent public accountants, and (ii) as of and for each fiscal quarter ended subsequent to December 31, 2017 and at least 45 days prior to the Closing Date, in each case certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

(b)    The Borrower has heretofore furnished to the Administrative Agent a 13-week cash flow forecast and an Approved Budget, both of which have been prepared in good faith, based upon assumptions believed to be reasonable at the time such 13-week cash flow forecast and Approved Budget were prepared.

(c)    Except as disclosed in the financial statements referred to above, except for the Disclosed Matters and except for liabilities arising as a result of the Transactions, after giving effect to the Transactions, none of the Borrower or the Subsidiaries has, as of the Closing Date, any contingent liabilities that would be material to the Borrower and the Subsidiaries, taken as a whole.

SECTION 3.05    Properties.

(a)    Each of the Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business (including its Mortgaged Properties), except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

(b)    Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(c)    Schedule 3.05 sets forth the address of each real property that is owned or leased by the Borrower or any of its Subsidiaries as of the Closing Date after giving effect to the Transactions.

SECTION 3.06    Litigation and Environmental Matters.

(a)    There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve any of the Loan Documents or the Transactions.

(b)    Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of the Borrower or any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

(c)    Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

(d)    No Borrower or Subsidiary is in default with respect to any order, injunction or judgment of any Governmental Authority, except for such defaults which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.07    Compliance with Laws and Agreements. Each of the Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

SECTION 3.08    Investment Company Status. None of the Borrower or any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

SECTION 3.09    Taxes. Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) any Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect. As of the Closing Date, there is no pending audit of the Borrower or any Subsidiary Loan Party with any federal, state, local or foreign tax authority, except as could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.10    ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. As of the Closing Date, the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of the Financial Accounting Standards Board Accounting Standards Codification Topic No. 715-30) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $100,000 the fair market value of the assets of all such underfunded Plans.

SECTION 3.11    Disclosure. The Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which the Borrower or any of its Subsidiaries is subject, and all other matters known to any of them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time such projections were prepared.

SECTION 3.12    Subsidiaries. Schedule 3.12 sets forth the name of, and the ownership interest of the Borrower in each Subsidiary of the Borrower and identifies each Subsidiary that is a Subsidiary Loan Party, in each case as of the Closing Date.

SECTION 3.13    Insurance. Schedule 3.13 sets forth a description of all material insurance policies maintained by or on behalf of the Borrower and the Subsidiaries as of the Closing Date. As of the Closing Date, all premiums due in respect of such insurance have been paid.

SECTION 3.14    Labor Matters. As of the Closing Date, there are no strikes, lockouts or slowdowns against the Borrower or any Subsidiary pending or, to the knowledge of the Borrower, threatened that could reasonably be expected to have a Material Adverse Effect. All payments due from the Borrower or any Subsidiary, or for which any claim may be made against the Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Borrower or such Subsidiary except for those which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower or any Subsidiary is bound.

SECTION 3.15    [Reserved]

SECTION 3.16    Senior Indebtedness. The Obligations constitute “Senior Debt”, however defined, under the terms of any Indebtedness that is subordinated in right of payment to the Obligations.

SECTION 3.17    Security Documents.

(a)    The Guarantee and Collateral Agreement is effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Guarantee and Collateral Agreement) and, when (i) in respect of Collateral in which a security interest can be perfected by control, such Collateral is delivered to the Collateral Agent and for so long as the Collateral Agent remains in possession of such Collateral, the security interest created by the Guarantee and Collateral Agreement shall constitute a perfected first priority security interest in all right, title and interest of the pledgor thereunder in such Collateral, in each case prior and superior in right to any other Person and (ii) in respect of Collateral in which a security interest can be perfected by the filing of UCC financing statements, financing statements in appropriate form are filed in the offices specified on Schedule 1.04 to the Perfection Certificate most recently delivered to the Collateral Agent, the security interest created by the Guarantee and Collateral Agreement shall constitute a perfected security interest in all right, title and interest of the grantors thereunder in such Collateral (other than the Intellectual Property (as defined in the Guarantee and Collateral Agreement)), in each case prior and superior in right to any other Person, other than with respect to Liens permitted by Section 6.02 and subject to the Intercreditor Agreements.

(b)    [Reserved]

(c)    When the Guarantee and Collateral Agreement (or a summary thereof) is filed in the United States Patent and Trademark Office and the United States Copyright Office and the financing statements referred to in Section 3.17(a) above are appropriately filed, the security interest created by the Guarantee and Collateral Agreement shall constitute a perfected security interest in all right, title and interest of the grantors thereunder in the Intellectual Property (as defined in the Guarantee and Collateral Agreement) in which a security interest may be perfected by filing, recording or registering a security agreement, financing statement or analogous document in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, in each case prior and superior in right to any other Person (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office and subsequent UCC filings may be necessary to perfect a lien on registered trademarks, trademark applications and copyrights acquired by the Loan Parties after the Closing Date), other than with respect to Liens permitted by Section 6.02 and subject to the Intercreditor Agreements.

(d)    Each Mortgage, upon execution and delivery thereof by the parties thereto, is effective to create, subject to the exceptions listed in each title insurance policy covering such Mortgage, in favor of and reasonably satisfactory to the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable Lien on all of the applicable mortgagor’s right, title and interest in and to the Mortgaged Properties thereunder and the proceeds thereof, and when the Mortgages are filed in the appropriate offices, the Lien created by each Mortgage shall constitute a perfected Lien on all right, title and interest of the applicable mortgagor in such Mortgaged Properties and the proceeds thereof, in each case prior and superior in right to any other Person, other than with respect to the rights of Persons pursuant to Liens permitted by Section 6.02 and subject to the Intercreditor Agreements.

SECTION 3.18    Federal Reserve Regulations.

(a)    None of the Borrower or any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

(b)    No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of the provisions of the Regulations of the Board, including Regulation U or X.

SECTION 3.19    Anti-Corruption Laws and Sanctions. The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and their respective officers and employees and, to the knowledge of the Borrower, its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Borrower, any Subsidiary or any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing, use of proceeds or other transaction contemplated by this Agreement will violate Anti-Corruption Laws or applicable Sanctions.

SECTION 3.20    Material Contracts. Schedule 3.20 hereto sets forth for the Borrower and each Subsidiary Loan Party, as of the Closing Date, a list of all of the material contracts and agreements to which such Loan Party is a party (other than agreements disclosed to the Administrative Agent pursuant to Section 5.01(f), agreements relating to Indebtedness described on Schedule 6.01, real property leases identified on Schedule 2.03 to the Perfection Certificate delivered to the Administrative Agent on the Closing Date, and Licenses identified on Schedule 4.04 to the Perfection Certificate delivered to the Administrative Agent on the Closing Date).

SECTION 3.21    EEA Financial Institutions. No Loan Party is an EEA Financial Institution.

SECTION 3.22    Disclosure. As of the Closing Date, to the best knowledge of the Borrower, the information included in the Beneficial Ownership Certification provided on or prior to the Closing Date to any Lender in connection with this Agreement is true and correct in all respects.

ARTICLE IV

Conditions

SECTION 4.01    Closing Date. The obligations of the Lenders to make Loans hereunder is subject to the satisfaction of the following conditions:

(a)    The Agents shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Closing Date) of Jones Day LLP, in form and substance reasonably satisfactory to the Administrative Agent and the Lenders. The Borrower hereby requests such counsel to deliver such opinions.

(b)    The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the Transactions and any other legal matters relating to the Loan Parties, the Loan Documents or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

(c)    The Administrative Agent (or its counsel) shall have received the Term Intercreditor Agreement, executed and delivered by the Borrower, the other Loan Parties as of the Closing Date, the Collateral Agent and the Term Loan Agent.

(d)    The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party hereunder or under any Loan Document.

(e)    The Collateral and Guarantee Requirement with respect to Loan Parties that are Domestic Subsidiaries shall have been satisfied and the Administrative Agent shall have received a completed Perfection Certificate dated the Closing Date and signed by an executive officer or Financial Officer of the Borrower, together with all attachments contemplated thereby, including the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Loan Parties in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are permitted by Section 6.02 or have been released or will be released pursuant to UCC-3 financing statements or other release documentation delivered to the Collateral Agent.

(f)    The Administrative Agent shall have received evidence that the insurance required by Section 5.07 and the Security Documents is in effect, together with endorsements naming the Collateral Agent, for the benefit of the Secured Parties, as additional insured and loss payee thereunder, to the extent required by Section 5.07.

(g)    After giving effect to the Transactions as of the Closing Date, none of the Borrower or any of its Subsidiaries shall have outstanding Indebtedness for borrowed money other than (i) Indebtedness incurred under this Agreement, (ii) Indebtedness incurred and outstanding under the ABL Credit Agreement and the Term Loan Credit Agreement and (iii) Indebtedness incurred and outstanding in compliance with Section 6.01 of this Agreement.

(h)    The Lenders shall have received the Approved Budget, a 13-week cash flow forecast and the financial statements referred to in Section 3.04(a) and (b).

(i)    The Administrative Agent and the Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act, which shall include, for the avoidance of doubt, a duly executed IRS Form W-9.

(j)    Each of the Term Loan Credit Agreement, the ABL Credit Agreement, the Term Loan Security Documents and the ABL/Term Loan Intercreditor Agreement shall have been amended in a manner acceptable to the Lenders.

(k)    The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects (or in all respects if qualified as to materiality) on and as of the Closing Date.

(l)    No Default or Event of Default shall have occurred and be continuing on the Closing Date or after giving effect to the Loans requested to be made on such date.

(m)    The Administrative Agent (or its counsel) shall have received from each party hereto (a) either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile or other electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement and (b) a duly executed Borrowing Request and accompanying flow of funds.

(n)    The Borrower shall have retained local counsel in Germany, the UK and the Netherlands and shall have instructed such local counsel to cooperate with counsel to the Administrative Agent to satisfy the conditions described in Part B of Schedule 5.13 on an expedited basis.

The obligations of the Lenders to make Loans hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 10.02) at or prior to 5:00 p.m., New York City time, on February 20, 2019 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

ARTICLE V

Affirmative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, the Borrower covenants and agrees with the Lenders that:

SECTION 5.01    Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent and each Lender:

(a)    within 90 days after the end of each fiscal year of the Borrower, its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Deloitte & Touche LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception (except for any such qualification or exception resulting from any current maturity of Loans hereunder) and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied (it being understood that the obligation to furnish the foregoing to the Administrative Agent and the Lenders shall be deemed to be satisfied in respect of any fiscal year of the Borrower by the filing of the Borrower’s annual report on Form 10-K for such fiscal year with the Commission to the extent the foregoing are included therein);

(b)    (i) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes (it being understood that the obligation to furnish the foregoing to the Administrative Agent and the Lenders shall be deemed to be satisfied in respect of any fiscal quarter of the Borrower by the filing of the Borrower’s quarterly report on Form 10-Q for such fiscal quarter with the Commission to the extent the foregoing are included therein) and (ii) within 30 days after the end of each fiscal month of the Borrower, its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal month and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c)    within 90 days after the end of each fiscal year of the Borrower (but in any event no later than two Business Days after any delivery of financial statements under clause (a) above), or within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower (but in any event no later than two Business Days after any delivery of financial statements under clause (b) above), a certificate of a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) stating whether any change in GAAP or in the application thereof has occurred since the date of the Borrower’s audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate and (iii) identifying all Subsidiaries existing on the date of such certificate and indicating, for each such Subsidiary, whether such Subsidiary is a Subsidiary Loan Party, a Foreign Subsidiary and/or an Immaterial Subsidiary and whether such Subsidiary was formed or acquired since the end of the previous fiscal quarter;

(d)    within 90 days after the end of each fiscal year of the Borrower, (i) a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines) and (ii) a certificate of a Financial Officer of the Borrower (A) identifying any parcels of real property or improvements thereto with a value exceeding $2,000,000 that have been acquired by any Loan Party since the end of the previous fiscal year, (B) identifying any changes of the type described in Section 5.03(a) that have not been previously reported by the Borrower, (C) [reserved], (D) identifying any Intellectual Property (as defined in the Guarantee and Collateral Agreement) with respect to which a notice is required to be delivered under the Guarantee and Collateral Agreement and has not been previously delivered, and (E) identifying any Prepayment Events that have occurred since the end of the previous fiscal year and setting forth a reasonably detailed calculation of the Net Proceeds received from Prepayment Events since the end of such previous fiscal year;

(e)    [reserved];

(f)    promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the Commission or with any national securities exchange, as the case may be (it being understood that the obligation to furnish the foregoing to the Administrative Agent and the Lenders shall be deemed to be satisfied to the extent the foregoing are filed with the Commission);

(g)    promptly upon the Borrower’s receipt thereof, (A) copies of all material compliance reports filed and material correspondence regarding any active or pending investigation or enforcement action concerning the Borrower or any Subsidiary Loan Party with any state, federal, local or foreign regulatory agency and (B) all material correspondence, if any, alleging violation of or requesting compliance by the Borrower or any Subsidiary Loan Party with laws, regulations, etc. or requests for information pursuant to interstate commerce laws, antitrust laws, securities laws, worker safety laws (OSHA), etc.;

(h)    except to the extent already provided for in this Section 5.01, promptly after the sending thereof, copies of any proposed waiver, consent, or amendment concerning any of the ABL Loan Documents;

(i)    promptly upon the effectiveness thereof, (A) a description of each license from a Governmental Authority which becomes effective after the Closing Date and is material to the conduct of the business of the Borrower and its Subsidiaries, taken as a whole, and (B) a description of each material contract or agreement to which the Borrower or any Subsidiary Loan Party is a party (other than contracts and agreements disclosed to the Administrative Agent pursuant to Section 5.01(f), agreements described on Schedule 3.20 or Schedule 6.01, and without duplication of real property leases identified on Schedule 2.03 to the Perfection Certificate most recently delivered to the Administrative Agent and Licenses identified on Schedule 4.04 to the Perfection Certificate most recently delivered to the Administrative Agent);

(j)    by no later than 5:00 p.m. (New York time) on each Wednesday, in each case in a form acceptable to the Required Lenders (it being acknowledged and agreed by the Lenders that the Forecast for North America and Europe-Africa delivered by the Borrower to the Administrative Agent and the Lenders on February 16, 2019 is in an acceptable form), (i) an updated 13-week statement of projected receipts and disbursements (each such statement, a “Rolling 13-Week Cash Flow Forecast”), (ii) a report showing actual receipts and disbursements through the prior week for North America and Europe-Africa, including a variance report showing the variance to the immediately prior Rolling 13-Week Cash Flow Forecast, and (iii) a flash report detailing revenues by segment for the prior week (it being understood and agreed that the Borrower shall commence development of procedures to be completed on or prior to March 4, 2019, permitting the Borrower to deliver flash reports detailing sales and KPIs by location, and, once available (and in any event commencing not later than March 4, 2019), such reports shall be delivered on a weekly basis pursuant to this clause (j)); provided that none of the documents, reports, or information delivered pursuant to this clause (j) shall be shared with or provided or distributed to any Public-Sider.

(k)    if, on or prior to February 25, 2019, the Loans have not been repaid in full in cash from the proceeds of new long-term Indebtedness incurred by the Borrower, the Borrower shall begin preparing additional materials as requested by the Lenders to be provided by dates requested by the Lenders, including, but not limited to, Rolling 13-Week Cash Flow Forecast, go-forward funding needs and accompanying budget and other documents reasonably requested by the Lenders to support strategic alternatives;

(l)    the Borrower shall furnish supplemental information from time to time as shall be necessary to ensure that the representation and warranty set forth in Section 3.11 shall remain true and correct in all respects on each date prior to the Maturity Date as if such representation and warranty were being made on such date; and

(m)    promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

The Borrower represents and warrants that it and any of its Subsidiaries either (i) has no registered or publicly traded securities outstanding or (ii) files its financial statements with the Commission and/or makes its financial statements available to potential holders of its 144A securities, and, accordingly, the Borrower hereby (x) authorizes the Administrative Agent to make the financial statements to be provided under Section 5.01(a) and (b)(i) above, along with the Loan Documents, available to all Lenders and (y) agrees that at the time such financial statements are provided hereunder, they shall already have been made available to holders of its securities. The Borrower will not request that any other material be posted to all Lenders without expressly representing and warranting to the Administrative Agent in writing that (A) such materials do not constitute material non-public information within the meaning of the federal securities laws (“MNPI”) or (B) (i) the Borrower and its Subsidiaries have no outstanding publicly traded securities, including 144A securities, and (ii) if at any time the Borrower or any of its Subsidiaries issues publicly traded securities, including 144A securities, then the Borrower will, upon the issuance of such securities, make such materials that do constitute MNPI at the time of issuance of such securities publicly available by press release or public filing with the Commission. In no event will the Administrative Agent post compliance certificates or budgets to Public-Siders.

SECTION 5.02    Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

(a)    the occurrence of any Default;

(b)    the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Subsidiary thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c)    the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $100,000;

(d)    any pending or threatened labor dispute, strike or walkout, or the expiration of any material labor contract;

(e)    any material notice or default under or termination of a Material Agreement;

(f)    any judgment for the payment of money in an aggregate amount exceeding $250,000 that remains undischarged for a period of 30 consecutive days, during which execution is not effectively stayed, or the occurrence of any action legally taken by a judgment creditor to attach or levy upon assets in order to enforce any such judgment;

(g)    the assertion of any Intellectual Property Claim, if an adverse resolution could have a Material Adverse Effect;

(h)    any violation or asserted violation of any Applicable Law (including ERISA, OSHA, FLSA, or any Environmental Laws), if an adverse resolution could have a Material Adverse Effect;

(i)    any Release by a Loan Party or with respect to any Real Estate owned, leased or occupied by a Loan Party; or receipt of any Environmental Notice, in each case where the expected remedial costs or liability is reasonably expected to exceed $250,000;

(j)    the discharge of or any withdrawal or resignation by the Borrower’s independent accountants; and

(k)    any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03    Information Regarding Collateral.

(a)    The Borrower will furnish to the Administrative Agent prompt written notice of any change (i) in any Loan Party’s legal name, (ii) in the location of any Loan Party’s chief executive office or (iii) in any Loan Party’s jurisdiction of organization. The Borrower agrees not to effect or permit any change referred to in the preceding sentence unless written notice has been delivered to the Collateral Agent, together with all applicable information to enable the Administrative Agent to make all filings under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent (on behalf of the Secured Parties) to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral.

(b)    Each year, within 90 days after the end of each fiscal year of the Borrower, the Borrower (on behalf of itself and the other Loan Parties) shall deliver to the Administrative Agent a certificate of a Financial Officer of the Borrower (i) setting forth the information required pursuant to the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Closing Date or the date of the most recent certificate delivered pursuant to this Section and (ii) certifying that all Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (i) above to the extent necessary to protect and perfect the security interests under the Security Documents for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period).

SECTION 5.04    Existence; Conduct of Business. The Borrower will, and will cause each of the Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names the loss of which would have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03 or disposition permitted under Section 6.05.

SECTION 5.05    Payment of Obligations. The Borrower will, and will cause each of the Subsidiaries to, pay its Indebtedness and other obligations, including Tax liabilities, before the same shall become delinquent or in default, except (a) those being contested in good faith by appropriate proceedings and for which the Borrower has set aside on its books adequate reserves with respect thereto in accordance with GAAP, or (b) to the extent the failure to make payment could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.06    Maintenance of Properties. The Borrower will, and will cause each of the Subsidiaries to, keep and maintain all property material to the conduct of their business, taken as a whole, in good working order and condition, ordinary wear and tear excepted; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03 or disposition permitted under Section 6.05.

SECTION 5.07    Insurance. The Borrower will, and will cause each of the Subsidiaries to, maintain insurance in such amounts (with no greater risk retention) and against such risks as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect. Such insurance shall be maintained with financially sound and reputable insurance companies, except that a portion of such insurance program (not to exceed that which is customary in the case of companies engaged in the same or similar business or having similar properties similarly situated) may be effected through self-insurance; provided adequate reserves therefor, in accordance with GAAP, are maintained. In addition, the Borrower will, and will cause each of its Subsidiaries to, maintain all insurance required to be maintained pursuant to the Security Documents. With respect to each Mortgaged Property that is located in an area determined by the Federal Emergency Management Agency to have special flood hazards, the applicable Loan Party will maintain, with financially sound and reputable insurance companies, such flood insurance as is required under Applicable Law, including Regulation H of the Board of Governors. The Borrower will furnish to the Lenders, upon request of the Administrative Agent, information in reasonable detail as to the insurance so maintained. No later than 30 days after the Closing Date, all insurance policies or certificates (or certified copies thereof) with respect to such insurance shall be endorsed to the Collateral Agent’s reasonable satisfaction for the benefit of the Lenders (including by naming the Collateral Agent as lender loss payee or additional insured, as appropriate).

SECTION 5.08    Casualty and Condemnation. The Borrower (a) will furnish to the Administrative Agent and the Lenders prompt written notice of casualty or other insured damage to any material portion of any Collateral having a book value or fair market value of $1,000,000 or more or the commencement of any action or proceeding for the taking of any Collateral having a book value or fair market value of $1,000,000 or more or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding and (b) will ensure that the Net Proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) are collected and applied in accordance with the applicable provisions of this Agreement and the Security Documents.

SECTION 5.09    Books and Records; Inspection and Audit Rights; Lender Calls. The Borrower will, and will cause each of the Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of the Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested. Upon request by the Administrative Agent (acting on the instructions of the Required Lenders), and at minimum once per calendar week, the Borrower shall hold a telephone call for the benefit of the Administrative Agent and the Lenders to discuss the Borrower’s and its Subsidiaries’ operational and financial performance, the status of strategic initiatives and any other items reasonably requested to be covered by any Lender and respond to questions that are raised on such call.

SECTION 5.10    Compliance with Laws. The Borrower will, and will cause each of the Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

SECTION 5.11    Use of Proceeds. The Borrower will use the proceeds of the Loans on the Closing Date solely for incremental liquidity, working capital catch-up and fees and expenses incurred in connection with this Agreement and the transactions related thereto, in each case in a manner consistent with the Approved Budget. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

SECTION 5.12    [Reserved]

SECTION 5.13    Further Assurances; Post-Closing Covenant.

(a)    The Borrower will, and will cause each Subsidiary Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust, landlord waivers and other documents), which may be required under any Applicable Law, or which the Administrative Agent or the Required Lenders may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Loan Parties. The Borrower also agrees to provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

(b)    If any assets (including any real property or improvements thereto or any interest therein) having a book value or fair market value of $500,000 or more in the aggregate are acquired by the Borrower or any Subsidiary Loan Party after the Closing Date or through the acquisition of a Subsidiary Loan Party under Section 5.12 or through the conversion of a Subsidiary into a Subsidiary Loan Party under Section 5.12 (other than, in each case, assets constituting Collateral under the Guarantee and Collateral Agreement that become subject to the Lien of the Guarantee and Collateral Agreement upon acquisition thereof), the Borrower or, if applicable, the relevant Subsidiary Loan Party will notify the Administrative Agent and the Lenders thereof, and, if reasonably requested by the Administrative Agent or the Required Lenders, the Borrower will cause such assets to be subjected to a Lien securing the Obligations and will take, and cause the Subsidiary Loan Parties to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (a) of this Section, all at the expense of the Loan Parties.

(c)    The Borrower will, and will cause each Subsidiary Loan Party to, deposit the proceeds of any Term Priority Collateral in a Term Collateral Proceeds Account at any time (i) after the occurrence and during the continuance of an Event of Default under clauses (a), (h) or (i) of Article VII and (ii) after the occurrence and during the continuance of any other Event of Default after the Administrative Agent provides written notice to the Borrower to so deposit such proceeds.

(d)    The Borrower will, and will cause each Subsidiary Loan Party to, satisfy the post-closing conditions described in Schedule 5.13 within the timelines set forth therein.

(e)    The Borrower will use its reasonable best efforts to obtain and close, as soon as possible after the Closing Date, financing in amounts and on terms that are acceptable to the Required Lenders.

ARTICLE VI

Negative Covenants

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full, the Borrower covenants and agrees with the Lenders that:

SECTION 6.01    Indebtedness; Certain Equity Securities.

(a)      The Borrower will not, nor will it permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

(i)       Indebtedness created under the Loan Documents;

(ii)      [reserved];

(iii)     Indebtedness existing on the date hereof and set forth in Schedule 6.01;

(iv)     [reserved];

(v)      Indebtedness of the Borrower to any Subsidiary and of any Subsidiary to the Borrower or any other Subsidiary; provided that Indebtedness of any Subsidiary that is not a Loan Party or any Subsidiary Loan Party for which the Collateral and Guarantee Requirement has not been satisfied to the Borrower or any Subsidiary Loan Party shall be subject to Section 6.04;

(vi)     Guarantees by the Borrower of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of the Borrower or any other Subsidiary; provided that Guarantees by the Borrower or any Subsidiary Loan Party of Indebtedness of any Subsidiary that is not a Loan Party or any Subsidiary Loan Party for which the Collateral and Guarantee Requirement has not been satisfied shall be subject to Section 6.04;

(vii)    [reserved];

(viii)   [reserved];

(ix)     [reserved];

(x)      [reserved];

(xi)     Indebtedness of the Borrower or any Subsidiary in respect of workers’ compensation claims, self-insurance obligations, performance bonds, surety appeal or similar bonds and completion guarantees provided by the Borrower and the Subsidiaries in the ordinary course of their business;

(xii)    [reserved];

(xiii)   [reserved];

(xiv)    Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within 10 days of incurrence;

(xv)       Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(xvi)      Indebtedness incurred in connection with the financing of insurance premiums in an aggregate amount at any time outstanding not to exceed the premiums owed under such policy, if applicable;

(xvii)    contingent obligations to financial institutions, in each case to the extent in the ordinary course of business and on terms and conditions which are within the general parameters customary in the banking industry, entered into to obtain cash management services or deposit account overdraft protection services (in an amount similar to those offered for comparable services in the financial industry) or other services in connection with the management or opening of deposit accounts or incurred as a result of endorsement of negotiable instruments for deposit or collection purposes and other customary, contingent obligations, including obligations under Bank Products (as defined in the ABL Credit Agreement as in effect on the date hereof) other than Hedging Agreements, of the Borrower and its Subsidiaries incurred in the ordinary course of business;

(xviii)    unsecured guarantees by the Borrower or any Subsidiary Loan Party of facility leases of any Loan Party;

(xix)      payment obligations of or Guarantees by the Borrower or any Subsidiary Loan Party with respect to any Hedging Agreement permitted under Section 6.07 hereof; provided that if such Hedging Agreement is related to interest rates, (A) such Hedging Agreement shall relate to payment obligations on Indebtedness otherwise permitted to be incurred by the Loan Documents and (B) the notional amount of such Hedging Agreement shall not exceed the principal amount of the Indebtedness to which such Hedging Agreement relates;

(xx)      Indebtedness of the Borrower, any Subsidiary Loan Party or any ABL Foreign Loan Party under the ABL Credit Agreement in an aggregate principal amount at any one time outstanding not to exceed $99,000,000; provided that the Borrower will not, and will not permit any Subsidiary to, create, grant or permit to exist any Lien on the ABL Priority Collateral that is contractually subordinated (including pursuant to a last-out facility) or junior in priority to the Liens on the ABL Priority Collateral securing any of the “Loans” or any other “Obligations” (each as defined in the ABL Credit Agreement), unless such Lien on the ABL Priority Collateral is also contractually subordinated or junior in priority, in the same manner and to the same extent, to the Liens on ABL Priority Collateral securing the Obligations;

(xxi)      Indebtedness of the Borrower or any Subsidiary Loan Party under the Term Loan Credit Agreement in an aggregate principal amount not exceeding the amount outstanding thereunder on the Closing Date;

(xxii)     [reserved]; and

(xxiii)    Indebtedness of the Borrower outstanding on the Closing Date under the Convertible Notes.

(b)    The Borrower will not, nor will it permit any Subsidiary to, issue any preferred stock or other preferred Equity Interests, except preferred stock or preferred Equity Interests held by the Borrower or any Subsidiary.

SECTION 6.02    Liens. The Borrower will not, nor will it permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a)    Liens created under the Loan Documents;

(b)    Permitted Encumbrances;

(c)    [reserved];

(d)    any Lien on any property or asset of the Borrower or any Subsidiary existing on the date hereof and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(e)    [reserved];

(f)    [reserved];

(g)    Liens, with respect to any Mortgaged Property, described in the applicable schedule of the title policy covering such Mortgaged Property;

(h)    [reserved];

(i)    [reserved];

(j)    [reserved];

(k)    Liens, rights of setoff and other similar Liens existing solely with respect to cash and Permitted Investments on deposit in one or more accounts maintained by any Lender, in each case granted in the ordinary course of business in favor of such Lender with which such accounts are maintained, securing amounts owing to such Lender with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that, unless such Liens are non-consensual and arise by operation of law, in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness for borrowed money;

(l)    licenses or sublicenses of Intellectual Property (as defined in the Guarantee and Collateral Agreement) granted by any Company in the ordinary course of business and not interfering in any material respect with the ordinary conduct of business of the Borrower;

(m)    the filing of UCC financing statements solely as a precautionary measure in connection with operating leases or consignment of goods;

(n)    [reserved];

(o)    Liens deemed to exist in connection with investments permitted under Section 6.04 that constitute repurchase obligations and in connection with related set-off rights;

(p)    Liens of a collection bank arising in the ordinary course of business under Section 4-210 of the UCC in effect in the relevant jurisdiction covering only the items being collected upon;

(q)    Liens of sellers of goods to the Borrower or any of its Subsidiaries arising under Article 2 of the UCC in effect in the relevant jurisdiction in the ordinary course of business, covering only the goods sold and covering only the unpaid purchase price for such goods and related expenses;

(r)    Liens on any Collateral (but not on any other property) under the Term Loan Security Documents; and

(s)    Liens under the ABL Security Documents (as defined in the ABL/Term Loan Intercreditor Agreement) (i) that are subject to the ABL/Term Loan Intercreditor Agreement, or (ii) on cash in favor of any Secured Party (as defined in the ABL Credit Agreement) created as a result of any requirement to provide cash collateral pursuant to the ABL Credit Agreement.

SECTION 6.03    Fundamental Changes.

(a)    The Borrower will not, nor will it permit any other Person to merge into or consolidate with any of them, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Subsidiary may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary and (if any party to such merger is a Subsidiary Loan Party) is a Subsidiary Loan Party for which the Collateral and Guarantee Requirement has been satisfied and (iii) any Subsidiary (other than a Subsidiary Loan Party) may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders; provided that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04.

(b)    The Borrower will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.

SECTION 6.04    Investments, Loans, Advances, Guarantees and Acquisitions. The Borrower will not, nor will it permit any Subsidiary to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any Equity Interests in or evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

(a)    Permitted Investments;

(b)    investments existing on the date hereof and set forth on Schedule 6.04;

(c)    [reserved];

(d)    investments by the Borrower and the Subsidiaries in their respective Subsidiaries that exist immediately prior to any applicable transaction; provided that (i) any such Equity Interests held by a Loan Party shall be pledged pursuant to the Guarantee and Collateral Agreement to the extent required by this Agreement and (ii) the aggregate amount of investments by Loan Parties in, and loans and advances by Loan Parties to, and Guarantees by Loan Parties of Indebtedness of, Subsidiaries that are not Loan Parties that have complied with the Collateral and Guarantee Requirement made after the Closing Date shall be consistent with the Approved Budget and shall, in any event, not at any time exceed $40,000,000;

(e)    loans or advances made by the Borrower to any Subsidiary and made by any Subsidiary to the Borrower or any other Subsidiary; provided that (i) any such loans and advances made by a Loan Party shall be evidenced by a promissory note pledged pursuant to the Guarantee and Collateral Agreement and (ii) the amount of such loans and advances made by Loan Parties to Subsidiaries that are not Loan Parties shall be subject to the limitation set forth in clause (d) above;

(f)    [reserved];

(g)     [reserved];

(h)    investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(i)    any investments in or loans to any other Person received as noncash consideration for sales, transfers, leases and other dispositions permitted by Section 6.05;

(j)    Guarantees by the Borrower and the Subsidiaries of leases entered into by any Subsidiary as lessee; provided that the amount of such Guarantees made by Loan Parties to Subsidiaries that are not Loan Parties shall be subject to the limitation set forth in clause (d) above;

(k)    extensions of credit in the nature of accounts receivable or notes receivable in the ordinary course of business and consistent with the Approved Budget;

(l)    loans or advances to employees made in the ordinary course of business consistent with prudent business practice and not exceeding $50,000 in the aggregate outstanding at any one time;

(m)    investments in the form of Hedging Agreements permitted under Section 6.07;

(n)     [reserved]; and

(o)    payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business.

Notwithstanding anything to the contrary in this Section 6.04, the Borrower will not, nor will it permit any Subsidiary to (i) form, acquire, incorporate or otherwise permit to exist any

Subsidiary that is not a Subsidiary on the Closing Date or (ii) make a loan or other advance to any director or officer of the Borrower or any of its Subsidiaries.

SECTION 6.05    Asset Sales. The Borrower will not, nor will it permit any Subsidiary to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it, nor will it permit any Subsidiary to issue any additional Equity Interest in such Subsidiary, except:

(a)    sales, transfers, leases and other dispositions of inventory, used or surplus equipment or other obsolete assets, Permitted Investments and investments referred to in Section 6.04(h) in the ordinary course of business and consistent with the Approved Budget;

(b)    sales, transfers and dispositions to the Borrower or a Subsidiary consistent with the Approved Budget; provided that any such sales, transfers or dispositions involving a Subsidiary that is not a Loan Party shall be made in the ordinary course of business consistent with the Approved Budget and in compliance with Section 6.09;

(c)    [reserved]

(d)    the creation of Liens permitted by Section 6.02 and dispositions as a result thereof;

(e)    [reserved];

(f)    [reserved];

(g)    Restricted Payments permitted by Section 6.08;

(h)    transfers and dispositions constituting investments permitted under Section 6.04; and

(i)    sales, transfers and other dispositions of property identified on Schedule 6.05.

SECTION 6.06    Sale and Leaseback Transactions. The Borrower will not, nor will it permit any Subsidiary to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred.

SECTION 6.07    Hedging Agreements. The Borrower will not, nor will it permit any Subsidiary to, enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business and which are not speculative in nature to hedge or mitigate risks to which the Borrower or any Subsidiary is exposed in the conduct of its business or the management of its assets or liabilities (including Hedging Agreements that effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise)) (it being understood that the Borrower and its Foreign Subsidiaries may enter into Hedging Agreements consisting of cross-currency swaps related to intercompany loans between the Borrower and/or its Foreign Subsidiaries).

SECTION 6.08    Restricted Payments; Certain Payments of Indebtedness.

(a)      The Borrower will not, nor will it permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except:

(i)      the Borrower may declare and pay dividends with respect to its Equity Interests payable solely in additional common Equity Interests in the Borrower;

(ii)     Subsidiaries may declare and pay dividends ratably with respect to their capital stock; and

(iii)    the Borrower may make payments or deliveries in shares of common stock and cash in lieu of fractional shares required by the terms of, and otherwise perform its obligations under, the Convertible Notes Indenture (including, without limitation, making payments of interest and principal thereon and/or making deliveries (other than in cash) due upon conversion thereof).

(b)     The Borrower will not, nor will it permit any Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness, except:

(i)      payment of Indebtedness created under the Loan Documents;

(ii)     payment of regularly scheduled interest and principal payments as and when due in respect of any Indebtedness, other than payments in respect of subordinated Indebtedness prohibited by the subordination provisions thereof;

(iii)    refinancings of Indebtedness to the extent permitted by Section 6.01;

(iv)     subject to the Term Intercreditor Agreement and the ABL/Term Loan Intercreditor Agreement, the payment of secured Indebtedness out of the proceeds of any sale or transfer of the property or assets securing such Indebtedness;

(v)      payment of or in respect of (A) Indebtedness created under the ABL Loan Documents and (B) Indebtedness or obligations secured by the ABL Security Documents;

(vi)     [reserved];

(vii)    [reserved]; and

(viii)   the Borrower may make payments or deliveries in shares of common stock and cash in lieu of fractional shares required by the terms of, and otherwise perform its obligations under, the Convertible Notes Indenture (including, without limitation, making payments of interest and principal thereon and/or making deliveries (other than in cash) due upon conversion thereof).

(c)    The Borrower will not, nor will it permit any Subsidiary to, enter into or be party to, or make any payment under, any Synthetic Purchase Agreement.

SECTION 6.09    Transactions with Affiliates. The Borrower will not, nor will it permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except:

(a)    transactions that are at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties; provided that (i) in the case of any single transaction or series of transactions with a volume in excess of $500,000, the board of directors of the Borrower shall have made a determination in good faith that such transaction or series of transactions, as applicable, is on prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties and (ii) in the case of any single transaction or series of transactions with a volume in excess of $1,500,000, the board of directors of the Borrower shall have engaged an independent financial advisor reasonably acceptable to the Required Lenders and such independent financial advisor shall have made a determination and delivered a customary fairness opinion stating that such transaction or series of transactions, as applicable, is on prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties;

(b)    transactions between or among the Borrower and other Loan Parties not involving any other Affiliate (to the extent not otherwise prohibited by other provisions of this Agreement);

(c)    any Restricted Payment permitted by Section 6.08; and

(d)    transactions pursuant to agreements in effect on the Closing Date and listed on Schedule 6.09 (provided that this clause (d) shall not apply to any extension, or renewal of, or any amendment or modification of such agreements that is less favorable to the Borrower or the applicable Subsidiaries, as the case may be).

SECTION 6.10    Restrictive Agreements. The Borrower will not, nor will it permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document or existing on the date hereof and identified on Schedule 6.10 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), and (ii) clause (a) of the foregoing shall not apply to (A) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (B) customary provisions in leases and other agreements restricting the assignment thereof.

SECTION 6.11    Amendment of Material Documents. The Borrower will not, nor will it permit any Subsidiary to, amend, restate, modify or waive any of its rights under (a) its certificate of incorporation, by-laws or other organizational documents, and (b) (i) any Material Agreement (other than any ABL Loan Document) or other agreements (including joint venture agreements), in each case to the extent such amendment, restatement, modification or waiver is adverse to the Lenders in any material respect, (ii) any employment agreement or arrangement with any member of the senior management of the Borrower or any Subsidiary, unless approved in writing by the Required Lenders exercising their reasonable discretion, (iii) any ABL Loan Document that (w) expands or adds to the obligations secured under any ABL Security Documents (other than any obligations constituting Indebtedness created under the ABL Credit Agreement), (x) adds any mandatory prepayment provisions (only to the extent resulting in a corresponding permanent commitment reduction or requiring prepayment from the net cash proceeds of the sale, transfer or other disposition of Term Priority Collateral or any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any Term Priority Collateral) or changes any mandatory prepayment provisions in a manner that would increase the amount of any mandatory prepayment of the ABL Loans (only to the extent resulting in a corresponding permanent commitment reduction), (y) increases the “Applicable Margin” or similar component of interest thereunder by more than 3.0% (other than as a result of accrual of interest at the default rate) or (z) adds an additional covenant or event of default or makes any covenant or event of default in the ABL Loan Documents materially more restrictive or burdensome prior to the Latest Maturity Date then in effect (unless this Agreement is amended to provide all of the Lenders with the benefits of such covenants or events of default), in each case under this clause (z), other than covenants and events of default solely relating to the Borrowing Base (as defined in the ABL Credit Agreement), the ABL Priority Collateral or similar matters relating primarily to the asset based revolving nature of the ABL Credit Agreement or in respect of any Offshore Facilities Refinancing (as defined in the ABL/Term Loan Intercreditor Agreement).

SECTION 6.12    Use of Proceeds. The Borrower will not request any Borrowing, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, businesses or transaction would be prohibited by Sanctions if conducted by a Person organized in the United States or in a European Union member state, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto. The Borrower will not use the proceeds of the Loans in any manner that is not consistent with the Approved Budget.

ARTICLE VII

Events of Default

If any of the following events (“Events of Default”) shall occur:

(a)    the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)    the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of two Business Days;

(c)    any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(d)    the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.04, 5.11 or 5.13(d) or (e) or in Article VI;

(e)    any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 10 days;

(f)    the Borrower or any Subsidiary shall fail to make any payment (whether of principal, interest or other payment obligations) in respect of any Material Indebtedness, when and as the same shall become due and payable after giving effect to any applicable grace period with respect thereto;

(g)    any event or condition occurs (including a “Fundamental Change” as defined in the Convertible Notes Indenture) that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(h)    an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)    the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j)    the Borrower or any Subsidiary shall become unable, admit in writing in a court proceeding its inability or fail generally to pay its debts as they become due;

(k)    one or more judgments for the payment of money in an aggregate amount in excess of $100,000 shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment;

(l)      an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(m)    any Lien covering property having a book value or fair market value of $100,000 or more purported to be created under any Security Document shall cease to be, or shall be asserted in writing by any Loan Party not to be, a valid and perfected Lien on any Collateral, except (i) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents or (ii) as a result of the Administrative Agent’s failure to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Guarantee and Collateral Agreement;

(n)    the Guarantee contained in Article II of the Guarantee and Collateral Agreement shall cease to be, or shall have been asserted in writing by a Loan Party not to be, in full force and effect;

(o)    the Borrower or any Subsidiary shall challenge the subordination provisions of the Subordinated Debt or assert that such provisions are invalid or unenforceable or that the Obligations of the Borrower, or the Obligations of any Subsidiary under the Guarantee and Collateral Agreement, are not senior Indebtedness under the subordination provisions of the Subordinated Debt, or any court, tribunal or government authority of competent jurisdiction shall judge the subordination provisions of the Subordinated Debt to be invalid or unenforceable or such Obligations to be not senior Indebtedness under such subordination provisions or otherwise cease to be, or shall be asserted not to be, legal, valid and binding obligations of the parties thereto, enforceable in accordance with their terms;

(p)    a Change in Control shall occur;

(q)    a Loan Party denies or contests the validity or enforceability of any Loan Documents (including any of the Intercreditor Agreements) or Obligations, or any Loan Document (including any of the Intercreditor Agreements) ceases to be in full force or effect for any reason (other than a waiver or release by the Administrative Agent and Lenders);

(r)    a loss, theft, damage or destruction occurs with respect to any Collateral if the amount not covered by insurance exceeds $100,000;

(s)    any event occurs or condition exists that has a Material Adverse Effect; or

(t)    the Borrower shall fail to pay any fees and expenses of the Lenders (including fees and expenses of counsel) (to the extent any such fees and expenses have been invoiced on or prior to 5:00 p.m. New York City time on the Closing Date) prior to 5:00 p.m. New York City time on the Business Day immediately following the Closing Date; provided that if the Borrower shall have initiated the applicable wire transfers to reimburse such fees and expenses prior to 5:00 p.m. New York City time on the Business Day immediately following the Closing Date, then no Event of Default shall be deemed to have occurred under this clause (t) if such wires are received prior to 5:00 p.m. New York City time on the second Business Day following the Closing Date.

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower, accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

ARTICLE VIII

The Agents

Each of the Lenders hereby irrevocably appoints the Administrative Agent (it being understood that references in this Article VIII to the Administrative Agent shall be deemed to include the Collateral Agent) as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

The entity serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such entity and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02) and the Administrative Agent shall not be liable for any action taken or not taken by it in the absence of its own gross negligence or willful misconduct as finally judicially determined by a court of competent jurisdiction. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel, independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

The Administrative Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor from among the Lenders. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent. If no such successor is appointed, the Administrative Agent’s resignation shall nevertheless become effective 30 days following delivery of the resignation notice. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 10.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

ARTICLE IX

[Reserved]

ARTICLE X

Miscellaneous

SECTION 10.01    Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a)    if to the Borrower, to Horizon Global Corporation at 2600 West Big Beaver Rd., Suite 555, Troy, MI 48084, Attention of Jay Goldbaum, Legal Director (Telephone No. (248) 593-8838, Telecopy No. (248) 203-6434);

(b)    if to the Administrative Agent, to Cortland Capital Market Services LLC at 225 W. Washington St., 9th Floor, Chicago, Illinois 60606, Attention: Frances Real and Legal Department, Email: cpcagency@cortlandglobal.com and legal@cortlandglobal.com, with a copy to Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017, Attention: Monica Holland, Email: monica.holland@davispolk.com; and

(c)    if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

SECTION 10.02    Waivers; Amendments.

(a)    No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

(b)    Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative

Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the written consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone any date for the payment of any interest or fees payable hereunder, or reduce or forgive the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) postpone the maturity of any Loan, or any scheduled date of payment of the principal amount of any Loan under Section 2.10 without the written consent of the Supermajority Lenders, (v) change Section 2.18(a), (b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (vi) change the percentages set forth in the definitions of “Required Lenders”, “Supermajority Lenders” or any other provision of any Loan Document (including this Section) specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender, (vii) release all or substantially all of the Subsidiary Loan Parties from their Guarantees under the Guarantee and Collateral Agreement (except as expressly provided in the Guarantee and Collateral Agreement), without the written consent of each Lender, (viii) release all or substantially all of the Collateral from the Liens of the Security Documents, without the written consent of each Lender (except as expressly provided in the Security Documents), (ix) change the order of priority of payments set forth in Section 2.4 of the Guarantee and Collateral Agreement without the written consent of each Lender, (x) increase the amount of Indebtedness that is permitted to be incurred by the Borrower or any Subsidiary of the Borrower and that is secured by any of the Collateral on an equal priority basis with or senior priority basis to the Loans without the prior written consent of the Supermajority Lenders, (xi) agree to forbear, or instruct the Administrative Agent to forbear, from the exercise of remedies that are available under the Loan Documents after an Event of Default without the written consent of the Supermajority Lenders or (xii) modify any of the approval rights of the Supermajority Lenders under any Loan Document without the consent of each Lender; provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Collateral Agent, without the written consent of the Administrative Agent or the Collateral Agent, as applicable. Notwithstanding the foregoing, any provision of this Agreement may be amended by an agreement in writing entered into by the Borrower, the Required Lenders and the Administrative Agent if (i) by the terms of such agreement the Commitment of each Lender not consenting to the amendment provided for therein shall terminate upon the effectiveness of such amendment and (ii) at the time such amendment becomes effective, each Lender not consenting thereto receives payment in full of the principal of and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under this Agreement.

(c)    In connection with any proposed amendment, modification, waiver or termination (a “Proposed Change”) requiring the consent of all Lenders or all affected Lenders or the Supermajority Lenders, if the consent of the Required Lenders to such Proposed Change is obtained, but the consent to such Proposed Change of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in paragraph (b) of this Section being referred to as a “Non-Consenting Lender”), then, so long as the Lender that is acting as Administrative Agent is not a Non-Consenting Lender, the Borrower may, at its sole expense and effort, upon notice to such Non-Consenting Lender and the Administrative Agent, require such Non-Consenting Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) such Non-Consenting Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (ii) the Borrower or such assignee shall have paid to the Administrative Agent the processing and recordation fee specified in Section 10.04(b), (iii) such assignee shall consent to such Proposed Change and (iv) if such Non-Consenting Lender is acting as the Administrative Agent, it will not be required to assign and delegate its interests, rights and obligations as Administrative Agent under this Agreement. Each party hereto agrees that an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee, and that the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective.

(d)    Notwithstanding the foregoing, the Administrative Agent and the Borrower may amend, modify or supplement any Loan Document without the consent of any Lender or the Required Lenders in order to correct, amend or cure any ambiguity, inconsistency or defect or correct any typographical error or other manifest error in any Loan Document.

SECTION 10.03    Expenses; Indemnity; Damage Waiver.

(a)    The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Lenders, Agents and their Affiliates, including the reasonable fees, charges and disbursements of counsel and financial advisors, in connection with the provision, negotiation and documentation of the credit facility provided for herein, due diligence investigation, the preparation and administration of the Loan Documents, the monitoring of the performance of the Borrower and its Affiliates, or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all out-of-pocket expenses incurred by the Agents or any Lender, including the fees, charges and disbursements of any counsel for the Agents or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b)    The Borrower hereby indemnifies the Agents, the Arrangers and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or Release of Hazardous Materials on or from any Mortgaged Property or any other property currently or formerly owned or operated by the Borrower or any Subsidiary, or any Environmental Liability related in any way to the Borrower or any Subsidiary, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, and whether or not the same are brought by the Borrower, its equity holders, affiliates or creditors or any other Person and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (A) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or (B) are determined by a court of competent jurisdiction by final and non-appealable judgment to have arisen out of a material breach in bad faith by such Indemnitee of its obligations under the Loan Documents or (C) result from a dispute solely among Indemnitees, other than any claims against an Indemnitee in its capacity or in fulfilling its role as an agent or arranger under the Loan Documents and other than any claims arising out of any act or omission of the Borrower or any of its Affiliates. This Section 10.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses or damages arising from any non-Tax claim.

(c)    To the extent that any of the Borrower fails to pay any amount required to be paid by it to the Administrative Agent under paragraph (a) or (b) of this Section 10.03 (and without limiting such party’s obligation to do so), each Lender severally agrees to indemnify and hold to the Administrative Agent harmless from any such costs or liabilities, to the extent of such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such. For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the outstanding Loans and unused Commitments at the time.

(d)    To the extent permitted by Applicable Law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.

(e)    All amounts due under this Section 10.03 shall be payable promptly after written demand therefor.

(f)    No director, officer, employee, stockholder or member, as such, of any Loan Party shall have any liability for the Obligations or for any claim based on, in respect of or by reason of the Obligations or their creation; provided that the foregoing shall not be construed to relieve any Loan Party of its Obligations under any Loan Document.

(g)    For the avoidance of doubt, this Section 10.03 shall not apply to any Taxes, except to the extent any Taxes that represent losses, claims, damages or liabilities arising from any non-Tax claim.

SECTION 10.04    Successors and Assigns.

(a)    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)    Any Lender may assign to one or more assignees (other than a natural person) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it); provided that (i) except in the case of an assignment to a Lender, a Lender Affiliate or an Approved Fund, each of the Supermajority Lenders and the Administrative Agent must give their prior written consent to such assignment (which consent of the Administrative Agent shall not be unreasonably withheld or delayed), (ii) except in the case of an assignment to a Lender, a Lender Affiliate or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and additional know-your-customer documentation; and provided, further, that any consent of the Borrower otherwise required under this paragraph shall not be required if an Event of Default under clauses (a), (h) or (i) of Article VII has occurred and is continuing. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 10.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

(c)    The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive (absent manifest error), and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior written notice.

(d)    Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire and know-your-customer documentation (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(e)    Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the limitations and requirements therein, including the requirements under Section 2.17(f) (it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section, provided that such Participant agrees to be subject to the provisions of Section 2.19 as if it were an assignee under paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender. With respect to any Loan made to the Borrower, each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations or in connection with any income tax audit or other income tax proceeding of the Borrower. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(f)    A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant unless the sale of the participation to such Participant is made with the prior written consent of the Borrower. A Participant that would be a Non-U.S. Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower to comply with Section 2.17(f) as though it were a Lender.

(g)    Any Lender may, without the consent of the Borrower or the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 10.05    Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 10.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

SECTION 10.06    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 10.07    Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 10.08    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 10.09    Governing Law; Jurisdiction; Consent to Service of Process.

(a)    This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b)    The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.

(c)    The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan

Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)    Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 10.10    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 10.11    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 10.12    Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Lender Affiliates and to its and its Lender Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential pursuant to the terms hereof), (b) to the extent requested by any regulatory or quasi-regulatory authority, (c) to the extent required by Applicable Laws or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower, (h) to the extent such Information (i) is publicly available at the time of disclosure or becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower or any Subsidiary or (i) to data service providers, including league table providers, that serve the lending industry, so long as such information consists of information customarily provided to such data service providers. For the purposes of this Section, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary; provided that, in the case of information received from the Borrower or any Subsidiary after the Closing Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 10.13    Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under Applicable Law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with Applicable Law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 10.14    Intercreditor Agreements. Each Lender hereby authorizes and directs the Administrative Agent and/or the Collateral Agent (a) to enter into the Intercreditor Agreements on its behalf, perform the Intercreditor Agreements on its behalf and take any actions thereunder as determined by the Administrative Agent or the Collateral Agent to be necessary or advisable to protect the interest of the Lenders, and each Lender agrees to be bound by the terms of the Intercreditor Agreements and (b) to enter into any other intercreditor agreement reasonably satisfactory to the Administrative Agent on its behalf, perform such intercreditor agreement on its behalf and take any actions thereunder as determined by the Administrative Agent or the Collateral Agent to be necessary or advisable to protect the interests of the Lenders, and each Lender agrees to be bound by the terms of such intercreditor agreement. Each Lender acknowledges that (i) the ABL/Term Loan Intercreditor Agreement governs, among other things, Lien priorities and rights of the Lenders and the ABL Secured Parties (as defined in the ABL/Term Loan Intercreditor Agreement) with respect to the Collateral, including the ABL Priority Collateral and (ii) the Term Intercreditor Agreement governs, among other things, Lien priorities and rights of the Lenders and the Junior Secured Parties (as defined in the Term Intercreditor Agreement) with respect to the Collateral, including the Term Priority Collateral. In the event of a conflict between any Intercreditor Agreement and any other Loan Document, the provisions of the applicable Intercreditor Agreement shall prevail.

SECTION 10.15    Release of Liens and Guarantees. (a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Collateral Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by Section 10.02) to take any action requested by the Borrower having the effect of releasing any Collateral or guarantee obligations (i) to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 10.02 or (ii) under the circumstances described in paragraph (b) below.

(b)    At such time as the Loans and the other obligations under the Loan Documents shall have been paid in full and the Commitments have been terminated, the Collateral shall be released from the Liens created by the Security Documents, and the Security Documents and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and each Loan Party under the Security Documents shall terminate, all without delivery of any instrument or performance of any act by any Person, the security interests in such Collateral created by the Security Documents shall be automatically released without delivery of any instrument or performance of any act by any Person. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, such certificate, believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.

(c)    In connection with any termination or release pursuant to this Section, the Administrative Agent and the Collateral Agent shall execute and deliver to any Loan Party all documents that such Loan Party shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section shall be without recourse to or warranty by the Administrative Agent or the Collateral Agent.

SECTION 10.16    PATRIOT Act. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”), it is required, or will be required in the future, to obtain, verify and record information that identifies the Borrower and the other Loan Parties, which information includes the name and address of the Borrower and the other Loan Parties and other information that will allow such Lender to identify the Borrower and the other Loan Parties in accordance with the PATRIOT Act.

SECTION 10.17    No Fiduciary Duty. Each Agent, each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Borrower, its stockholders and/or its affiliates. The Borrower agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and the Borrower, its stockholders or its affiliates, on the other. The Borrower acknowledges and agrees that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and there under) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Borrower, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of the Borrower, its stockholders or its affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise the Borrower, its stockholders or its Affiliates on other matters) or any other obligation to the Borrower except the obligations expressly set forth in the Loan Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of the Borrower, its management, stockholders, creditors or any other Person. The Borrower acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. The Borrower agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such borrower, in connection with such transaction or the process leading thereto.

SECTION 10.18    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)    the effects of any Bail-In Action on any such liability, including, if applicable:

(i)    a reduction in full or in part or cancellation of any such liability;

(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

HORIZON GLOBAL CORPORATION,

By:	/s/ Brian Whittman
Name: Brian Whittman
Title: Vice President, Finance

[Signature Page to Bridge Credit Agreement]

CORTLAND CAPITAL MARKET SERVICES LLC, individually and as Administrative Agent,

By:	/s/ Jessica J. Mead
Name: Jessica J. Mead
Title: General Counsel

[Signature Page to Bridge Credit Agreement]

LENDER SIGNATURE PAGE TO

THE CREDIT AGREEMENT

One Eleven Funding I, Ltd. One Eleven Funding II, Ltd. By: Credit Suisse Asset Management, LLC, as portfolio manager,

By:	/s/ Thomas Flannery
Name: Thomas Flannery
Title: Authorized Signatory

[Signature Page to Bridge Credit Agreement]

LENDER SIGNATURE PAGE TO

THE CREDIT AGREEMENT

BTC Holdings Fund I, LLC, By: Blue Torch Credit Opportunities Fund I LP, its sole member By: Blue Torch Credit Opportunities GP LLC, its general partner,

By:	/s/ Kevin Genda
Kevin Genda
Authorized Signatory

[Signature Page to Bridge Credit Agreement]

LENDER SIGNATURE PAGE TO

THE CREDIT AGREEMENT

KCOF Management VIII, L.L.C.

By:	/s/ Daniel Gewanter
Name: Daniel Gewanter
Title: Assistant Secretary

[Signature Page to Bridge Credit Agreement]

LENDER SIGNATURE PAGE TO

THE CREDIT AGREEMENT

SENIOR DEBT PORTFOLIO By: Boston Management and Research as Investment Advisor

By:	/s/ Michael B. Botthof
Name: Michael B. Botthof
Title: Vice President

[Signature Page to Bridge Credit Agreement]

SCHEDULE 2.01

COMMITMENTS

[On file with the Administrative Agent]

SCHEDULE 3.03

GOVERNMENTAL APPROVALS; NO CONFLICTS

None.

SCHEDULE 3.05

REAL PROPERTY

Leased Property:

Subject Grantor	Street Address

Horizon Global Americas Inc.	29000-2 Aurora Rd, Solon, Ohio 44139

Horizon Global Americas Inc.	3310 William Richardson Ct., South Bend, Indiana 46628

Horizon Global Americas Inc.	105-2 LM Gaines Blvd. Starke, Florida 75050

Horizon Global Americas Inc.	2 Bishop Place, Camp Hill, Pennsylvania 17011

Horizon Global Americas Inc.	2600 College Avenue, Goshen, Indiana 46528

Horizon Global Americas Inc.	3180 S Willow, 103, Fresno, California 93725

Horizon Global Americas Inc.	47912 Halyard Drive, Suite 100, Plymouth, Michigan 48170

Horizon Global Americas Inc.	1050 Indianhead Drive, Mosinee, Wisconsin 54455

Horizon Global Americas Inc.	6500 S. 35th Street, McAllen, Texas 78503

Horizon Global Americas Inc.	8460 Gran Vista Drive, Building C, El Paso, Texas 79907

Horizon Global Company LLC	2600 West Big Beaver Road, Troy, Michigan 48084

Horizon Global Americas Inc.	32901 W. 193 St. Edgerton, Kansas 660211

SCHEDULE 3.06

DISCLOSED MATTERS

Matter	Overview
Volkswagen/Audi/Daimler & Westfalia (Germany)

Product Liability: Westfalia advised of product concern Volkswagen. Product at issue is an electrically deployable towbar, which includes a locking pin supplied by a third party. To date, no evidence of failure in the field. No formal lawsuit has been filed.

SCHEDULE 3.12

SUBSIDIARIES

Corporate Name	Owner / Type of Equity Interest	Percentage Pledged	Is the Subsidiary an Obligor?
AH Forgings Proprietary Limited	100% owned by Horizon Global (South Africa) (Pty) Ltd.	None	No
C.P. Witter Limited	100% owned by Horizon Global European Holdings Limited	None	No
Cequent Bermuda Holdings Ltd.	100% owned by Horizon Euro Finance LLC	None	No
Cequent Brazil Holdings Coöperatief W.A.	99.99 % owned by Horizon Real Finance LLC and approx. 0.01% owned by Cequent Bermuda Holdings Ltd. (such ownership totaling 100%)	None	No
Cequent Electrical Products de México, S. de R.L. de C.V.	99.97% owned by Cequent Mexico Holdings B.V. and approx. 0.03% owned by Cequent Sales Company de México, S. de R.L. de C.V. (such ownership totaling 100%)	None	No
Cequent Indústria E Comércio Ltda.	99.99% owned by Cequent Brazil Holdings Coöperatief W.A. and 0.01% owned by Horizon Real Finance LLC (such ownership totaling 100%)	None	No
Cequent Mexico Holdings B.V.	100% owned by Cequent UK Limited	None	No
Cequent Nederland Holdings B.V.	100% owned by Horizon International Holdings LLC	100%	No
Horizon Global Americas Inc.	100% owned by Horizon Global Company LLC	100%	Yes
Cequent Sales Company de México, S. de R.L. de C.V.	99.97% owned by Cequent Nederland Holdings B.V. and approx. 0.03% owned by Cequent Mexico Holdings B.V. (such ownership totaling 100%)	None	No
Cequent Towing Products of Canada, Ltd.	100% owned by Cequent Nederland Holdings B.V.	None	No
Cequent UK Limited	100% owned by Cequent Nederland Holdings B.V.	None	No
HGHK Services C.V.	99.99% owned by Horizon Sourcing Holdings LLC and approx. 0.01% owned by Horizon Euro Finance LLC (such ownership totaling 100%)	None	No
HZN FinCo IRL Holdings Limited	100% owned by Cequent Nederland Holdings B.V.	None	No
HZN Sourcing Oy	100% owned by Cequent Nederland Holdings B.V.	None	No
Henrichs Beteiligungsgesellschaft mbH	100% owned by Westfalia-Automotive GmbH	None	No
Horizon Euro Finance LLC***	100% owned by Cequent Nederland Holdings B.V.	None	No
Horizon GBP Finance LLC***	100% owned by Cequent Bermuda Holdings Ltd.	None	No
Horizon Global Company LLC	100% owned by Horizon Global Corporation	100%	Yes
Horizon Global Digital Limited	100% owned by Cequent Nederland Holdings B.V.	None	No

Corporate Name	Owner / Type of Equity Interest	Percentage Pledged	Is the Subsidiary an Obligor?
Horizon Global European Holdings Limited	100% owned by Cequent Nederland Holdings B.V.	None	No
Horizon Global Germany GmbH	100% owned by C.P. Witter Limited	None	No
Horizon Global Holdings Australia Pty. Ltd.	100% owned by Cequent Bermuda Holdings Ltd.	None	No
Horizon Global Hong Kong Holdings Limited	100% owned by Cequent Nederland Holdings B.V.	None	No
Horizon Global (NZ) Limited	100% owned by Horizon Global Holdings Australia Pty Ltd.	None	No
Horizon Global Pty. Ltd.	100% owned by Horizon Global Holdings Australia Pty. Ltd.	None	No
Horizon Global (Shanghai) Trading Co. Ltd.	100% owned by Horizon Global Hong Kong Holdings Limited	None	No
Horizon Global (South Africa) (PTY) LTD.	100% owned by Cequent Nederland Holdings B.V.	None	No
Horizon Global Sourcing Operations and Innovation Center India Pvt. Ltd.	99.99% owned by Cequent Nederland Holdings B.V. and approx. 0.01% owned by Horizon Euro Finance LLC (such ownership totaling 100%)	None	No
Horizon International Holdings LLC	100% owned by Horizon Global Americas, Inc.	100%	Yes
Horizon Real Finance LLC***	100% owned by Cequent Bermuda Holdings Ltd.	None	No
Horizon Sourcing B.V.	100% owned by Cequent Nederland Holdings B.V.	None	No
Horizon Sourcing Holdings LLC***	100% owned by Horizon Euro Finance LLC	None	No
Kovil Oy	100% owned by Horizon Global (Germany) GmbH	None	No
Monoflex Nordic AB	100 % owned by Westfalia Nordic AB	None	No
Parkside Towbars Pty. Ltd.	100% owned by Horizon Global Pty. Ltd.	None	No
S.I.A.R.R. SAS	100% owned by Westfalia-Automotive SAS	None	No
Teljs Automotive Srl Unit 2	99.995% owned by Teljs B.V. and approx. 0.0025% owned by TeIJs Holding B.V. (such ownership totaling 100%)	None	No
Teljs B.V.	100% owned by Teljs Holding B.V.	None	No
Teljs Holding B.V.	100% owned by HG Germany Holdings GmbH	None	No
Terwa B.V.	100% owned by Terwa Holdings B.V.	None	No
Terwa China (China Rep Office)	100% owned by Terwa B.V.	None	No
Terwa Construction Systems Poland Sp.zo.o	100% owned by Terwa Construction Systems Srl	None	No
Terwa Construction Systems Srl	100% owned by Terwa B.V.	None	No
Terwa Holdings B.V.	100% owned by Teljs B.V.	None	No
Terwa Innovation B.V.	100% owned by Terwa Holdings B.V.	None	No

Corporate Name	Owner / Type of Equity Interest	Percentage Pledged	Is the Subsidiary an Obligor?
Terwa Investors B.V.	100% owned by Terwa Holdings B.V.	None	No
Terwa Romania Srl Unit 1	99.995% owned by TeIJs B.V. and approx. 0.0025% owned by Terwa Innovation B.V. (such ownership totaling 100%)	None	No
Westfalia American Hitch Inc.	100% owned by Westfalia-Automotive GmbH	None	No
Westfalia-Automotive Beteiligungsgesellschaft mbH	100% owned by Westfalia-Automotive GmbH	None	No
Westfalia-Automotive Denmark ApS	100% owned by Monoflex Nordic AB	None	No
Westfalia-Automotive GmbH	100% owned by Westfalia-Automotive Holding GmbH	None	No
Westfalia-Automotive Holding GmbH	100% owned by HG Germany Holdings GmbH	None	No
Westfalia-Automotive Italia S.r.l.	100% owned by Westfalia-Automotive GmbH	None	No
Westfalia-Automotive Polska Sp.Zo.o	100% owned by Westfalia-Automotive GmbH	None	No
Westfalia-Automotive Russland OOO	99.1% owned by Westfalia-Automotive GmbH and approx. 0.9% owned by Westfalia-Automotive Beteiligungsgesellschaft mbH (such ownership totaling 100%)	None	No
Westfalia-Automotive SAS	100% owned by Westfalia-Automotive Beteiligungsgesellschaft mbH	None	No
Westfalia Nordic AB	100% owned by Westfalia-Automotive Beteiligungsgesellschaft mbH	None	No
Westfalia UK Ltd.	100% owned by Westfalia-Automotive GmbH	None	No
TriMotive Asia Pacific Limited	99.99% owned by Horizon Global Holdings Australia Pty. Ltd., approx. 0.001% owned by Horizon Euro Finance LLC, and approx. 0.0001% owned by Horizon GBP Finance LLC, (such ownership totaling 100%)	None	No

.

SCHEDULE 3.13

INSURANCE

[See attached.]

2018 -2019 HORIZON GLOBAL CORPORATION INSURANCE SUMMARY

Coverage	Carrier	AM Best Rating	Policy #	Policy Term	Policy Limits	Deductibles / Retentions	DIC / DIL Master
Property US & Foreign (TIV: $636,962,029)	Allianz	A+ XV	USP00032718	6/30/18-19	$150,000,000 Loss Limit Per Occurrence	$150,000	Yes
Cargo	Indemnity Insurance Co of North America (Chubb)	A++ XV	N10757745	6/30/18-19	$5,000,000	$50,000 / $5,000 via truck or train	No
Primary General Liability/ Employee Benefits Liability Foreign Difference in Conditions/Limits General Liability Foreign Auto Excess Hired Non Owned Liability Foreign Voluntary Workers Compensation and Employers Liability	Federal (Chubb)	A++ XV	36036416	6/30/18-19	$1,000,000 Occurrence/$3,000,000 Products	US: $0 except $750,000 Products	Yes for General and Products Liability Only
				6/30/18-19	Aggregate /$4,000,000 General Aggregate	Foreign: $0
				6/30/18-19	$1,000,000 BI/PD Excess and DIC Only	Foreign: $0
				6/30/18-19	Voluntary Benefits for International Employees - Country of Hire	N/A
Pollution	Illinois Union Ins Co (Chubb Environmental)	A++ XV	PPL G46655102 002	6/30/18-19	$5,000,000 Per Pollution Condition/Aggregate	$50,000	Yes over Mexico-as required Only
Product Recall	Allianz Underwriters Insurance Co.	A+ XV	USL00038518	6/30/18-19	$12,000,000	$350,000 except 100,000 Euros Westfalia Germany	Yes
Auto	Great Northern (Chubb)	A++ XV	73594370	6/30/18-19	$2,000,000	$2,000 Physical Damage	No
Workers Compensation-CA, NH, NI, NY (USA)	Amerisure Mutual	A XI	WC2101771	6/30/18-19	Statutory/$1,000,000 Employers Liability	N/A	No
Workers Compensation-Other US States	Amerisure Ins Co	A XI	WC2101772	6/30/18-19	Statutory/$1,000,000 Employers Liability	N/A	No
Lead Umbrella	Allianz	A+ XV	USL00072118	6/30/18-19	$25,000,000	$25,000	No
Excess Umbrella-First Layer	Great American Assurance Co	A+ XIV	EXC2275333	6/30/18-19	$25,000,000	Excess of $25,000,000 Excess of Primary	No
Excess Umbrella-Second Layer	Endurance	A XV	EXC30000129002	6/30/18-19	$25,000,000	Excess of $50,000,000 Excess of Primary	No
Excess Umbrella-Third Layer	Federal (Chubb)	A++ XV	9364-25-14	6/30/18-19	$25,000,000	Excess of $75,000,000 Excess of Primary	No
Excess Punitive Damages Wrap	Allianz RKH Specialty	A+ XV	GBL003858181	6/30/18-19	$25,000,000	$10,000 SIR	No
D&O Primary	National Union (AIG)	A XV	01-571-52-11	6/30/18-19	$5,000,000	$1,000,000	Yes
Excess D&O-1st Layer	StarStone National Ins Co	A- XI	G83671180ASP	6/30/18-19	$5,000,000	Excess of $5,000,000	No
Excess D&O-2nd Layer	AXIS Insurance Co	A+ XV	MCN788245/01/2018	6/30/18-19	$5,000,000	Excess of $10,000,000	No
Excess D&O-3rd Layer	Great American	A+ XIV	DFX1491085	6/30/18-19	$5,000,000	Excess of $15,000,000	No
Excess D&O-4th Layer	XL Specialty Insurance	A XV	ELU156220-18	6/30/18-19	$5,000,000	Excess of $20,000,000	No
Excess D&O-5th Layer	Wesco Insurance Co	A- XV	EUW1522593 00	6/30/18-19	$5,000,000	Excess of $25,000,000	No
Excess D&O-6th Layer	QBE Insurance Corp	A XV	QPL0960501	6/30/18-19	$5,000,000	Excess of $30,000,000	No
Excess D&O-7th Layer	Endurance American Ins Co	A+ XV	DOX10013311800	6/30/18-19	$5,000,000	Excess of $35,000,000	No
Excess D&O-8th Layer	Berkley Assurance Co	A+ XV	BPRO8033035	6/30/18-19	$5,000,000	Excess of $40,000,000	No
Excess D&O-9th Layer	Hudson Insurance Co	A XV	HN-0303-5104	6/30/18-19	$5,000,000	Excess of $45,000,000	No
Excess D&O-10th Layer	Old Republic Insurance Co	A+ XII	ORPRO 41011	6/30/18-19	$5,000,000	Excess of $50,000,000	No
Excess D&O-11th Layer	Beazley Insurance Co, Inc	A XIII	V23973180101	6/30/18-19	$5,000,000	Excess of $55,000,000	No
Excess Side A	National Union (AIG)	A XV	01-590-77-05	6/30/18-19	$15,000,000	Excess of $60,000,000	No
Excess Side A	Westchester Fire Insurance Co.	A++ XV	G71151669 001	6/30/18-19	$5,000,000	Excess of $75,000,000	No
Employment Practices	National Union (AIG)	A XV	01-498-04-22	6/30/18-19	$10,000,000	$500,000 except $1,000,000 Class Action	No
Fiduciary	Illinois National (AIG)	A XV	01-457-51-26	6/30/18-19	$10,000,000	$25,000 except $50,000 Securities	No
Crime	National Union (AIG)	A XV	01-454-18-14	6/30/18-19	$10,000,000	$150,000 except $0 ERISA	No
Cyber Liability	Beazley Insurance Co, Inc	A XIII	V23973180101	6/30/18-19	$10,000,000	$100,000	No
Employed Lawyers Errors & Omissions Liability	Illinois National (AIG)	A XV	01-498-03-90	6/30/18-19	$1,000,000	$10,000	No
Kidnap & Ransom	National Union (AIG)	A XV	86-342-758	6/30/18-19	$15,000,000	$0	No
Business Travel Accident	ACE American	A++ XV	ADDN10892089	6/30/18-19	$200,000 Class I / $50,000 Class II & III	N/A	Yes

Summary does not include foreign local policy placements

SCHEDULE 3.20

MATERIAL CONTRACTS

1.

Supplier Agreement, dated as of November 6, 2006, between Horizon Global Americas Inc. (“HGA”), and Citibank, N.A. (“Citibank”), in connection with HGA’s sale to Citibank of certain accounts receivables resulting from HGA’s sale of goods to AutoZone, Inc.

2.

Purchase Agreement, dated as of May 8, 2012, between HGA and Bank of America, N.A. (“BofA”), in connection with HGA’s sale to BofA of certain accounts receivables resulting from HGA’s sale of goods to Balkamp, Inc.

3.

Supplier Agreement, effective as of September 27, 2011, between HGA and Branch Banking and Trust Company (“BB&T”), in connection with HGA’s sale to BB&T of certain accounts receivables resulting from HGA’s sale of goods to O’Reilly Automotive Stores, Inc. f/k/a O’Reilly Automotive, Inc. (“O’Reilly’s”), O’Reilly’s subsidiaries and related companies.

4.

Supplier Agreement, dated as of October 27, 2011, between HGA, and Citibank, in connection with HGA’s sale to Citibank of certain accounts receivables resulting from HGA’s sale of goods to Wal-Mart Stores, Inc.

5.

Accounts Receivable Purchase Agreement, effective as of October 22, 2009, between HGA and BofA, in connection with HGA’s sale to BofA of certain accounts receivables resulting from HGA’s sale of goods to Advance Stores Company, Incorporated and its successors and permitted assigns.

6.	HGA is registered with C2FO for participation in invoice “early pay” programs for the following customers:

a.	Do It Best Corp.;
b.	ACE Hardware Corporation;
c.	Amazon.com, Inc.; and
d.	Costco Wholesale Corporation
7.	HGA is registered with The Home Depot U.S.A. Inc. (“Home Depot”) for participation in Home Depot’s invoice “early pay” program.
8.	Online Supplier Agreement (Drafts), dated as of March 20, 2017, between PrimeRevenue, HGA and Citizens Bank of Pennsylvania, in connection with the sale of goods to Advance Auto.[1]
9.	Online Supplier Agreement, dated as of March 20, 2017, between PrimeRevenue, HGA and Bank of Tokyo-Mitsubishi UFJ (BTMU), in connection with the sale of goods to Lowe’s.
10.	Accounts Receivable Purchase Agreement, dated as of May 17, 2017, between The Pep Boys – Manny, Moe & Jack, PrimeRevenue and HGA.
11.	Factoring Agreement, dated as of June 5, 2012, between Westfalia-Automotive GmbH and ABN AMRO Commercial Finance GmbH, as amended.[2]
12.	Factoring Agreement, between S.I.A.R.R SAS and BNP Paribas.[3]

1 In FY2018, discounted receivables relating to numbers 8, 9 and 10 above were approximately $50MM.

2 Total receivables sold by legal entity in 2018: approximately $233,746,004

3 Total receivables sold by legal entity in 2018: approximately $9,057,766

SCHEDULE 5.13

POST-CLOSING CONDITIONS

[Attached]

SCHEDULE 5.13

Post-Closing Schedule

1.

As soon as practicable following the Closing Date (and in any event, no later than the second Business Day following the Closing Date (with extensions to be granted by the Administrative Agent at the direction of the Required Lenders)), the Borrower shall provide evidence in the form of an intercompany note executed by the Borrower and all applicable Subsidiaries that indebtedness and other liabilitilies (whether now existing or hereafter arising) owing by any Loan Party as of the Closing Date to any Subsidiary that is not a Loan Party shall be subordinated to the Obligations on subordination terms reasonably satisfactory to the Administrative Agent and the Required Lenders; it being understood that such intercompany note shall be delivered to the Administrative Agent within five Business Days of the Closing Date (or such later date as the Administrative Agent may determine in its reasonable discretion).

2

The Loan Parties shall take all necessary actions (subject to the Agreed Security Principles set out in paragraph 2 below) to satisfy the items described below within thirty (30) days after the Closing Date (or, in each case, such longer periods as the Administrative Agent, acting at the direction of the Required Lenders, may agree):

(a)	For each English Subsidiary Loan Party:

(i)	an English law guarantee and debenture over substantially all of its assets;

(ii)	a share pledge agreement entered into by its shareholder relating to the pledge over its shares; and

(iii)

such other resolutions, legal opinions, documents, instruments and other actions as may be necessary to effectuate the intent of the parties with respect to the Collateral located in the United Kingdom to create a first priority perfected security interest therein.

(b)	For each German Subsidiary Loan Party:

(i)	a guarantee;

(ii)	a share pledge agreement entered into by its shareholder relating to the pledge over its shares; and

(iii)	security over substantially all of its assets located in Germany including but not limited to the following security documents, if applicable:

(A)	an account pledge agreement relating to all accounts held by it with banks in Germany;

(B)

a global assignment agreement relating to the assignment of accounts receivable from the selling of goods and the provision of services as well as other accounts receivable agreed to be assigned by it (including, but not limited to, insurance claims and intercompany loan receivables);

(C)	a security transfer agreement relating to the security transfer of all moveable (including stock and inventory) and fixed assets over which security shall be granted;

(D)

if it has any such rights, an IP pledge agreement relating to the pledge of its intellectual property rights (including, but not limited to, patents, designs, utility models, trademarks, know-how and other IP rights);

(E)	if it owns any real estate, a land charge over the real estate held by it;

SCHEDULE 6.01

EXISTING INDEBTEDNESS

Company	Bank	Facility Details	Outstanding Amount as of 1/27/2019	Secured/ Unsecured
Westfalia-Automotive GmbH	N/A	Capital Lease with Portikus	$10,213,3508	Secured
Cequent Industria E Comerico Ltda., Westfalia-Automotive GmBH, Terwa Romania Srl Unit 1, Teljs Automotive Srl Unit 2, Terwa B.V., Terwa Construction Systems Srl, Horizon Americas, Inc.	N/A	Capital Leases	$2,788,967	Secured
Horizon Global Corporation Pty Ltd.	National Australia Bank Ltd., Australia	Multi Facility Agreement	$11,728,530	Secured
Terwa Romania Srl Unit 1	ING	Overdraft Credit Facility	$1,258,548	Secured
Terwa Romania Srl Unit 1	N/A	Other	$982,857	Secured
Terwa B.V.	N/A	Other	$85,598	Secured

Note: the above schedule is subject to year-end audit adjustments

●	Indebtedness evidenced by those certain factoring agreements listed on Schedule 3.20.

Intercompany Debt as listed below:

Borrower	Lender	Amount
Horizon Global Holdings Australia Pty. Ltd.	Horizon International Holding LLC	$44,789,896.27
Horizon Global Corporation	Horizon International Holding LLC	$12,502,710.00
HG Germany Holdings GmbH	Horizon Global Corporation	$45,993,583.97
Cequent Nederland Holdings B.V.	Horizon Global Company LLC	$117,280,750.00
Westfalia – Automotive GmbH	Horizon Global Company LLC	$1,147,000,00

SCHEDULE 6.02

EXISTING LIENS

Liens existing on the Closing Date in respect of:

1.        Indebtedness set forth on Schedule 6.01 encumbering the assets described on Schedule 6.01, to the extent that such Indebtedness is described as secured Indebtedness on such Schedule 6.01.

2.        Lien evidenced by Initial Filing Number OH00161477063, filed on September 25, 2012, by Raymond Leasing Corporation against Cequent Consumer Products, Inc. (n/k/a Horizon Global Americas Inc.).

3.        Lien evidenced by Initial Filing Number 2009 0236023, filed on January 23, 2009, by Air Liquide Industrial U.S. LP against Cequent Consumer Products, Inc. (n/k/a Horizon Global Americas Inc.).

4.        Lien evidenced by Initial Filing Number 2012 0866626, filed on March 6, 2012, by Wells Fargo Bank, N.A. against Cequent Consumer Products, Inc. (n/k/a Horizon Global Americas Inc.).

5.        Lien evidenced by Initial Filing Number 2013 2487248, filed on June 27, 2013, by Wells Fargo Financial Leasing, Inc. against Cequent Consumer Products, Inc. (n/k/a Horizon Global Americas Inc.).

6.        Lien evidenced by Initial Filing Number 2013 3798981, filed on September 19, 2013, by LCA Bank Corporation against Cequent Consumer Products, Inc. (n/k/a Horizon Global Americas Inc.).

7.        Lien evidenced by Initial Filing Number 2013 4703188, filed on November 29, 2013, by Well Fargo Financial Leasing, Inc. against Cequent Consumer Products, Inc. (n/k/a Horizon Global Americas Inc.).

8.        Lien evidenced by Initial Filing Number 2015 5309983, filed on November 12, 2015, by LCA Bank Corporation against Cequent Consumer Products, Inc. (n/k/a Horizon Global Americas Inc.).

9.        Lien evidenced by Initial Filing Number 2016 7591637, filed on December 7, 2016, by Well Fargo Bank, N.A. against Cequent Consumer Products, Inc. (n/k/a Horizon Global Americas Inc.).

10.      Lien evidenced by Initial Filing Number 2017 0850658, filed on February 7, 2017, by LCA Bank Corporation against Cequent Consumer Products, Inc. (n/k/a Horizon Global Americas Inc.).

11.      Lien evidenced by Initial Filing Number 2016 1548856, filed on March 15,2016, by Well Fargo Financial Leasing, Inc. against Horizon Global Corporation.

12.      Lien evidenced by Initial Filing Number 2016 1812344, filed on March 28, 2016, by Leaf Capital Funding, LLC and/or its assigns against Horizon Global Corporation.

13.      Lien evidenced by Initial Filing Number 2016 3880422, filed on June 28, 2016, by Well Fargo Financial Leasing, Inc. against Horizon Global Company LLC.

14.      Lien evidenced by Initial Filing Number 2017 3151500, filed on May 12, 2017, by Mitsubishi UFJ Lease & Finance (U.S.A.) Inc., against Horizon Global Company LLC and Horizon Global Americas Inc.

15.      Lien evidenced by Initial Filing Number 2017 3151542, filed on May 12, 2017, by Corporation Service Company, as representative,. against Horizon Global Company LLC.

16.      Lien evidenced by Initial Filing Number 2017 5703415, filed on August 28, 2017, by Summit Funding Group, Inc. against Horizon Global Company LLC.

17.      Lien evidenced by Initial Filing Number 2017 5906034, filed on September 6, 2017, by CT Corporation System, as representative,. against Horizon Global Company LLC and Horizon Global Americas Inc.

18.      Lien evidenced by Initial Filing Number 2017 8278089, filed on December 14, 2017, by CT Corporation System, as representative,. against Horizon Global Company LLC.

19.      Lien evidenced by Initial Filing Number 201 2274419, filed on April 3, 2018, by CT Corporation System, as representative,. against Horizon Global Company LLC.

20.      Lien evidenced by Initial Filing Number 2018 3737521, filed on June 1, 2018, by CT Corporation System, as representative,. against Horizon Global Company LLC.

SCHEDULE 6.04

EXISTING INVESTMENTS

A.	Qualified Foreign Investments

1.

Investments by Cequent Electrical Products de Mexico, S. de R.L. de C.V. in certificates of deposit, banker’s acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, Comerica Bank, Compass, HSBC, Grand Cayman, and in each case such investments shall be in Mexican Pesos.

2.

Investments by Cequent Trailer Products, S. de R.L. de C.V. in certificates of deposit, banker’s acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, Comerica Bank, Compass, HSBC, Grand Cayman, and in each case such investments shall be in Mexican Pesos.

B.	Other Investments

1.

Horizon Global Americas Inc.’s loan to Cequent UK Limited in connection with the purchase by Cequent UK Limited from Cequent Performance Products, Inc. of machinery, equipment and inventory to be located in the Juarez, Mexico facility; the aggregate amount of loans described in this clause (B)(1) and clause (B)(2) below do not exceed $5.0 million.

2.

Horizon Global Americas Inc.’s loan to Cequent UK Limited in connection with the purchase by Cequent UK Limited from Cequent Performance Products, Inc. of machinery, equipment and inventory to be located in the Reynosa, Mexico facility; the aggregate amount of loans described in this clause (B)(2) and clause (B)(1) above do not exceed $5.0 million.

3.	Horizon Global Corporation’s investment in the Hong Kong Sourcing Office legal entity to provide legal restructuring and operational funding in an aggregate amount not exceeding $2.5 million.

4.

Investments by Horizon Global Corporation in one or more wholly-owned foreign subsidiaries for the purpose of purchasing one or more foreign manufacturing facilities, including capital equipment and working capital, in an aggregate amount not exceeding $3.0 million.

5.

Horizon Global Digital Limited’s investment in 20% of the issued share capital of Reckless Digital Group Holdings Limited in a total consideration of GBP 360,000 paid to Ellie Warriner (GBP 45,000) and Lindsay Reckless (GBP 315,000)

6.	Horizon Global Digital Limited’s loan to Reckless Digital Group Holdings Limited to be used for growth initiatives and general working capital purposes, in an amount equal to GBP 300,000.

7.

Cequent Industria e Comercio’s Ltda’s (fka Cequent Brazil Participacoes) purchase of Engetran Engenharia, Industria, Comercio de Pecas e Acessorios Veiculares Ltda from Jorge Correia Karan of which there remains about $100,000 outstanding.

8.	Cequent Industria e Comercio Ltda’s purchase of Dhelfos Industria E Comercio De Acessorios Ltda from Ernani Mariano and Maria Luiza Gome De Goes, of which there remains about $2.5M outstanding.

9.	Westfalia-Automotive GmbH owns 20% of EWV Management Consultancy Pty.

Intercompany Debt as listed below:

Borrower	Lender	Amount
Horizon Global Holdings Australia Pty. Ltd.	Horizon International Holding LLC	$44,789,896.27
Horizon Global Corporation	Horizon International Holding LLC	$12,502,710.00
HG Germany Holdings GmbH	Horizon Global Corporation	$45,993,583.97
Cequent Nederland Holdings B.V.	Horizon Global Company LLC	$117,280,750.00
Westfalia – Automotive GmbH	Horizon Global Company LLC	$1,147,000,00

SCHEDULE 6.05

ASSET SALES

Item 1 below is an ongoing transactions with respect to the Company’s maquila structure and generally allow the Company to transact under the normal course of business under this structure.

1.

Intercompany sale for cash of machinery, equipment and/or inventory by Cequent Performance Products, Inc. to Cequent UK Limited, which such machinery, equipment and/or inventory will be located in Cequent UK Limited’s Reynosa, Mexico facility

2.

Terwa Holding B.V.’s pending divestiture of (i) all shares in Terwa B.V. to SISS Holding B.V; and (ii) construction-related assets of Terwa Romania Srl Unit 1 to Terwa Construction Systems Srl for a purchase price of $5.5M USD on cash-free, debt-free basis, inclusive of $450K vendor loan (see item 3 below)

3.

Terwa Holding B.V.’s pending receipt of vendor note from SISS Holding B.V. in connection with pending divestiture of (i) all shares in Terwa B.V. to SISS Holding B.V; and (ii) construction-related assets of Terwa Romania Srl Unit 1 to Terwa Construction Systems Srl

SCHEDULE 6.09

EXISTING AFFILIATE TRANSACTIONS

The items set forth on Schedule 6.04, Sections B1, B2, B3, B4 and B5. The item set forth on Schedule 6.05, Item 1.

SCHEDULE 6.10

EXISTING RESTRICTIVE AGREEMENTS

None.

EXHIBIT A

[FORM OF] ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including without limitation any guarantees included in such facilities), and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1. Assignor[s]:

1 For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

2 For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

3 Select as appropriate.

4 Include bracketed language if there are either multiple Assignors or multiple Assignees.

EXHIBIT A

[Assignor [is] [is not] a Defaulting Lender]

2. Assignee[s]:

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]

3.	Borrower: Horizon Global Corporation

4.	Administrative Agent: Cortland Capital Market Services LLC, as the administrative agent under the Credit Agreement

5. Credit Agreement:	Credit Agreement dated as of February 20, 2019 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among HORIZON GLOBAL CORPORATION, the lenders from time to time party thereto and CORTLAND CAPITAL MARKET SERVICES LLC, as Administrative Agent and Collateral Agent.

6.	Assigned Interest[s]:

Assignor[s ][5]	Assignee[ s][6]	Facility Assigned [7]	Aggregate Amount of Commitment/Lo ans for all Lenders[8]	Amount of Commitment/L oans Assigned[8]	Percentage Assigned of Commitment/ Loans[9]	CUSIP Number
			$	$	%
			$	$	%
			$	$	%

[7. Trade Date:	][10]

[Page break]

5 List each Assignor, as appropriate.

6 List each Assignee, as appropriate.

7 Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g., “Term Commitment,” “Incremental Term Commitment,” etc.)

8 Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

9 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

10 To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

Effective Date:                            , 20 [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S][11]
[NAME OF ASSIGNOR]

By:

Title:

[NAME OF ASSIGNOR]

By:

Title:

ASSIGNEE[S][12]
[NAME OF ASSIGNEE]

By:

Title:

[NAME OF ASSIGNEE]

By:

Title:

11 Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).

12 Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).

Consented to and Accepted[13]:

Cortland Capital Market Services LLC, as Administrative Agent

By:

Title:

Consented to:

[Horizon Global Corporation, as the Borrower]

By:

Title:

13 Consents to be included to the extent required by Section 10.04(b) of the Credit Agreement.

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.        Representations and Warranties.

1.1    Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any Subsidiary or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by the Borrower, any Subsidiary or any other Person of any of their respective obligations under any Loan Document.

1.2.    Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under the Credit Agreement (subject to such consents, if any, as may be required under Section 10.04(b) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.        Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.

3.        General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT B

[FORM OF] BORROWING REQUEST

Cortland Capital Market Services

LLC, as Administrative Agent

225 W. Washington St, 9th Floor

Chicago, IL 60606

Attn: Legal Department & CPC Agency

Email: legal@cortlandglobal.com; cpcagency@cortlandglobal.com

[DATE]

Ladies and Gentlemen:

Reference is made to the Credit Agreement dated as of February 20, 2019 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among HORIZON GLOBAL CORPORATION, the lenders from time to time party thereto and CORTLAND CAPITAL MARKET SERVICES LLC, as Administrative Agent and Collateral Agent. Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Credit Agreement.

This notice constitutes a Borrowing Request and the Borrower hereby gives you notice, pursuant to Section 2.03 of the Credit Agreement, that it requests a Borrowing under the Credit Agreement, and in that connection the Borrower specifies the following information with respect to such Borrowing:

(A)	Aggregate principal amount of Borrowing : $

(B)	Date of Borrowing (which is a Business Day):

(C)	Type of Borrowing:[14]

14         Specify ABR Borrowing or Eurocurrency Borrowing. If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing.

2

(D)	Interest Period and the last day thereof:[15]

(E)	Location and number of the Borrower’s account to which proceeds of the requested Borrowing are to be disbursed: [NAME OF BANK] (Account No.: )

The Borrower hereby certifies that the conditions specified in paragraphs (m) and (n) of Section 4.02 of the Credit Agreement have been satisfied.

[Remainder of page intentionally left blank; signature page follows]

Very truly yours,

HORIZON GLOBAL CORPORATION

by
Name:
Title:

15        Applicable to Eurocurrency Borrowings only. Eurocurrency Borrowings shall be subject to the definition of “Interest Period” and can only be a period of one Interest Period is not specified for a Eurocurrency Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

EXHIBIT C-1

[FORM OF]

U.S. TAX CERTIFICATE

(For Non-U.S. Lenders that Are Not Partnerships for U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement dated as of February 20, 2019 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Horizon Global Corporation (the “Borrower”), the lenders from time to time party thereto (the “Lenders”) and Cortland Capital Market Services LLC, as Administrative Agent and Collateral Agent.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. person status on the applicable IRS Form W-8BEN-E or W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:                , 20[    ]

EXHIBIT C-2

[FORM OF]

U.S. TAX CERTIFICATE

(For Non-U.S. Lenders that Are Partnerships for U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement dated as of February 20, 2019 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Horizon Global Corporation (the “Borrower”), the lenders from time to time party thereto (the “Lenders”) and Cortland Capital Market Services LLC, as Administrative Agent and Collateral Agent.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement, neither the undersigned nor any of its partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) the applicable IRS Form W-8BEN-E or W-8BEN or (ii) an IRS form W- 8IMY accompanied by the applicable IRS form W-8 from each of such partner’s/ member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:                , 20[    ]

EXHIBIT C-3

[FORM OF]

U.S. TAX CERTIFICATE

(For Non-U.S. Participants that are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement dated as of February 20, 2019 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Horizon Global Corporation (the “Borrower”), the lenders from time to time party thereto (the “Lenders”) and Cortland Capital Market Services LLC, as Administrative Agent and Collateral Agent. For purposes of this exhibit, “Non-U.S. Participant” shall mean a Participant that is not a U.S. Person.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. person status on the applicable IRS Form W-8BEN-E or W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                , 20[    ]

EXHIBIT C-4

[FORM OF]

U.S. TAX CERTIFICATE

(For Non-U.S. Participants that Are Partnerships for U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement dated as of February 20, 2019 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Horizon Global Corporation (the “Borrower”), the lenders from time to time party thereto (the “Lenders”) and Cortland Capital Market Services LLC, as Administrative Agent and Collateral Agent. For purposes of this exhibit, Non-U.S. Participant shall mean a Participant that is not a U.S. Person.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) the applicable IRS Form W-8BEN-E or W-8BEN or (ii) an IRS form W-8IMY accompanied by the applicable IRS form W-8 from each of such partner’s/ member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

                  Date:                 , 20[    ]

EXHIBIT D

FORM OF GUARANTEE AND COLLATERAL AGREEMENT

[See attached]

GUARANTEE AND COLLATERAL AGREEMENT

made by

HORIZON GLOBAL CORPORATION

and certain of its Subsidiaries

in favor of

CORTLAND CAPITAL MARKET SERVICES LLC,

as Collateral Agent

Dated as of February 20, 2019

GUARANTEE AND COLLATERAL AGREEMENT

THIS GUARANTEE AND COLLATERAL AGREEMENT (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”) is entered into as of February 20, 2019 by and among HORIZON GLOBAL CORPORATION, a Delaware corporation (the “Borrower”), certain of its Subsidiaries signatories hereto (the Borrower and each such Subsidiary a “Grantor”, and collectively, the “Grantors”) and CORTLAND CAPITAL MARKET SERVICES LLC, as collateral agent (in such capacity, the “Collateral Agent”) for the entities (the “Lenders”) from time to time parties to the Credit Agreement, dated as of February 20, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the Borrower, the Lenders and the Collateral Agent.

PRELIMINARY STATEMENT

WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, the Borrower is a member of an affiliated group of companies that includes each other Grantor;

WHEREAS, the Borrower and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and

WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Collateral Agent for the ratable benefit of the Secured Parties;

NOW, THEREFORE, in consideration of the premises and to induce the Collateral Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby agrees with the Collateral Agent, for the ratable benefit of the Secured Parties, as follows:

ARTICLE I

DEFINITIONS

1.1.    Terms Defined in Credit Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

1.2.    Terms Defined in UCC. Terms defined in the UCC which are not otherwise defined in this Agreement are used herein as defined in Articles 8 or 9 of the UCC.

1.3.    Definitions and Rules of Construction. Whenever the words “include”, “including”, or “includes” appear in this Agreement, they shall be read to be followed by the words “without limitation” or words having similar import.

ARTICLE IIDefinitions of Certain Terms Used Herein. As used in this Agreement, in addition to the terms defined in the Preliminary Statement, the following terms shall have the following meanings:

“ABL Priority Collateral” has the meaning set forth in the ABL/Term Loan Intercreditor Agreement.

“Account Debtor” shall mean any person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.

“Article” means a numbered article of this Agreement, unless another document is specifically referenced.

“Collateral” has the meaning set forth in Article III.

“Collateral Deposit Account” means each Deposit Account of a Grantor other than an Excluded Account.

“Collection Account” has the meaning set forth in Section 8.1(b).

“Copyrights” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations, and copyright applications; (b) all renewals of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements for any of the foregoing; (d) the right to sue for past, present, and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing throughout the world.

“Excluded Accounts” means (a) Excluded Trust Accounts, (b) Deposit Accounts and Securities Accounts of the Loan Parties containing not more than $50,000 individually or $250,000 in the aggregate at any time, and (c) zero-balance accounts that sweep on a daily basis to an account maintained with the ABL Collateral Agent or subject to a Deposit Account control agreement for the benefit of the ABL Collateral Agent pursuant to the terms of the ABL Loan Documents.

“Excluded Contract” means any contract or agreement to which a Grantor is a party or any governmental permit held by a Grantor to the extent that (a) the terms of such contract, agreement or permit prohibit or restrict the creation, incurrence or existence of the security interest granted hereunder therein or the assignment thereof without the consent of any party thereto other than the Borrower or any Subsidiary and (b) such prohibition or restriction is permitted under Section 6.10 of the Credit Agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the New York UCC or any other applicable law or principles of equity); provided that (i) the term “Excluded Contract” shall not include any rights for any amounts due or to become due pursuant to any Excluded Contract and (ii) the Liens in favor of the Secured Parties shall attach immediately at such time as the condition causing such unenforceability shall be remedied and, to the extent severable, shall attach immediately to any portion of such contract or agreement in which the creation, incurrence or existence of the security interest granted hereunder, or the assignment thereof, as the case may be, is not so prohibited or restricted; provided, further, that such Grantor shall use commercially reasonable efforts to obtain all consents or waivers necessary to permit the grant of Liens in favor of the Secured Parties in such Excluded Contract.

“Excluded Property” means (a) any asset, including, without limitation, Accounts and proceeds of Inventory, of any kind, to the extent that (i) such asset is sold pursuant to any Specified Vendor Receivables Financing and in accordance with the applicable Specified Vendor Receivables Financing Documents and (ii) such sale or intended sale is permitted by Section 6.05(c)(ii) of the Credit Agreement, (b) any asset acquired, constructed or improved pursuant to a capital lease or purchase money indebtedness permitted by Section 6.01(a)(viii) of the Credit Agreement, (c) Excluded Contracts, (d) any Trademark applications filed in the United States Patent and Trademark Office on the basis of such Grantor’s “intent-to-use” such trademark solely to the extent that, and solely during the period in which, granting a security interest in such Trademark application prior to such filing would adversely affect the enforceability or validity or result in the voiding thereof, unless and until acceptable evidence of use of the Trademark has been filed with and accepted by the United States Patent and Trademark Office pursuant to Section 1(c) or Section 1(d) of the Lanham Act (15 U.S.C. 1051, et seq.), whereupon such trademark application will, without any further action taken on the part of such Grantor or the Collateral Agent, be deemed to constitute Collateral, (e) any shares of Voting Stock of any Foreign Subsidiary or CFC in excess of 65% of the issued and outstanding shares of Voting Stock of such Foreign Subsidiary or CFC (other than any CFC or Foreign Subsidiary organized under the laws of Germany, the United Kingdom (or any political subdivision thereof) or the Netherlands), (f) any property or assets for which the creation or perfection of pledges of, or security interests in, pursuant to the Security Documents would result in material adverse tax consequences to the Loan Parties, as reasonably determined by the Borrower in consultation with the Collateral Agent, (g) assets in circumstances where the cost of obtaining a security interest in such assets, including, without limitation, the cost of title insurance, surveys or flood insurance (if necessary) would be excessive in light of the practical benefit to the Secured Parties afforded thereby as reasonably determined by the Borrower and the Collateral Agent, (h) any asset subject to a purchase money security interest, capital lease obligations or similar arrangement, in each case, to the extent the grant of a security interest therein would violate or invalidate such purchase money or similar arrangement or create a right of termination in favor of any other party thereto after giving effect to the applicable anti-assignment provisions of the New York UCC or other applicable law, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the New York UCC or other applicable law notwithstanding such prohibition, (i) any property of a person existing at the time such person is acquired or merged with or into or consolidated with any Loan Party that is subject to a Lien permitted by Section 6.02(e) of the Credit Agreement to the extent and for so long as the contract or other agreement in which such Lien is granted validly prohibits the creation of any other Lien on such property, (j) any Excluded Trust Accounts and (k) Equity Interests in any non-wholly owned Subsidiaries, but only to the extent that (x) the organizational documents or other agreements with equity holders of such non-wholly owned Subsidiaries do not permit or restrict the pledge of such Equity Interests, or (y) the pledge of such Equity Interests (including any exercise of remedies) would result in a change of control, repurchase obligation or other adverse consequence to any of the Loan Parties or such Subsidiary.

“Excluded Trust Accounts” means Deposit Accounts or Securities Accounts used exclusively (a) for payroll, taxes or employee benefits, (b) to receive proceeds of Accounts sold to third parties pursuant to Specified Vendor Receivables Financings permitted under the Loan Documents, (c) to hold cash and/or cash equivalents pledged to secure other obligations of the Borrower or any Subsidiary thereof pursuant to Liens permitted under the Loan Documents, (d) as escrow accounts, (e) as fiduciary or trust accounts, and accounts otherwise held exclusively for the benefit of third parties, other than a Grantor and (f) that contain solely deposits permitted by clauses (c) and (d) of the definition of “Permitted Encumbrances” in the Credit Agreement, including in connection with any letters of credit issued pursuant to such clauses, if the documents governing such deposits prohibit the granting of a Lien on such deposits.

“Exhibit” refers to a specific exhibit to this Agreement, unless another document is specifically referenced.

“Guarantor Obligations” means with respect to any Guarantor, all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement (including, without limitation, Article II), whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Collateral Agent or to the Secured Parties that are required to be paid by such Guarantor pursuant to the terms of this Agreement).

“Guarantors” means the Grantors; provided that each Grantor shall be considered a Guarantor only with respect to the Primary Obligations of any other Loan Party.

“Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement, misappropriation or violation thereof, including the right to receive all proceeds and damages therefrom.

“Licenses” means, with respect to any Person, all of such Person’s right, title, and interest in and to (a) any and all licensing agreements or similar arrangements in and to its Patents, Copyrights, or Trademarks, (b) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future breaches thereof, and (c) all rights to sue for past, present, and future breaches thereof.

“Obligations” means, with respect to any Grantor, the collective reference to its Primary Obligations and its Guarantor Obligations.

“Patents” means, with respect to any Person, all of such Person’s right, title, and interest in and to: (a) any and all patents and patent applications; (b) all inventions and improvements described and claimed therein; (c) all reissues, divisionals, continuations, renewals, and continuations-in-part thereof; (d) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements thereof; and (f) all rights corresponding to any of the foregoing throughout the world.

“Pledged Chattel Paper” means all Chattel Paper, but only to the extent not constituting Excluded Property.

“Pledged Collateral” means all Instruments, Securities and other Investment Property of the Grantors (other than Excluded Property), whether or not physically delivered to the Collateral Agent pursuant to this Agreement.

“Pledged Securities” means any promissory notes, stock certificates or other securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Primary Obligations” means, with respect to any Loan Party, the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to such Loan Party, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of such Loan Party to the Administrative Agent, the Collateral Agent or any other Secured Party, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, any other Loan Documents (other than this Agreement) or any other document made, delivered or given in connection herewith or therewith (other than this Agreement), whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent, the Collateral Agent or to any other Secured Party that are required to be paid by such Loan Party pursuant to the terms of any of the foregoing agreements) or otherwise.

“Proceeds” means all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC and, in any event, shall include, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

“Receivables” means the Accounts, Chattel Paper, Documents, Investment Property, Instruments and any other rights or claims to receive money which are General Intangibles or which are otherwise included as Collateral.

“Section” means a numbered section of this Agreement, unless another document is specifically referenced.

“Secured Parties” means the collective reference to the Administrative Agent, the Collateral Agent and the Lenders.

“Specified Permitted Liens” means the Liens permitted under Sections 6.02(a) and 6.02(r) of the Credit Agreement, provided that such Liens on the Collateral securing the obligations of the Loan Parties under the ABL Loan Documents remain subject to the ABL/Term Loan Intercreditor Agreement.

“Stock Rights” means all dividends, instruments or other distributions and any other right or property which the Grantors shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any Equity Interests constituting Collateral, any right to receive Equity Interests and any right to receive earnings, in which the Grantors now have or hereafter acquire any right, issued by an issuer of such Equity Interests.

“Trademarks” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all trademarks (including service marks), trade names, trade dress, and trade styles and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing; (b) all renewals of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims, and payments for past and future infringements thereof; (d) all rights to sue for past, present, and future infringements of the foregoing; and (e) all rights corresponding to any of the foregoing throughout the world.

“UCC” means the Uniform Commercial Code, as in effect from time to time, of the State of New York or of any other state the laws of which are required as a result thereof to be applied in connection with the attachment, perfection or priority of, or remedies with respect to, Collateral Agent’s or any Lender’s Lien on any Collateral.

“Voting Stock” means, with respect to any Person, Equity Interests issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even where the right so to vote has been suspended by the happening of such a contingency.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

ARTICLE III

GUARANTEE

3.1.    Guarantee. (a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Secured Parties and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Loan Parties when due (whether at the stated maturity, by acceleration or otherwise) of the Primary Obligations of the Loan Parties.

(b)    Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to fraudulent conveyances or transfers or the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

(c)    Each Guarantor agrees that the Primary Obligations of the Loan Parties may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Article II or affecting the rights and remedies of the Administrative Agent or any Lender hereunder.

(d)    The guarantee contained in this Article II shall remain in full force and effect until all the Primary Obligations of the Loan Parties (other than contingent obligations, indemnification, expense reimbursement, tax gross-up or yield protection as to which no claim has been made) and the obligations of each Guarantor under the guarantee contained in this Article II shall have been satisfied by payment in full and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement the Loan Parties may be free from any Primary Obligations.

(e)    No payment made by the Borrower, any other Loan Party, any of the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent, the Collateral Agent or any Lender from the Borrower, any other Loan Party, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Primary Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Primary Obligations of the Loan Parties or any payment received or collected from such Guarantor in respect of the Primary Obligations of the Loan Parties), remain liable for the Primary Obligations of the Loan Parties up to the maximum liability of such Guarantor hereunder until the Primary Obligations of the Loan Parties (other than contingent obligations, indemnification, expense reimbursement, tax gross-up or yield protection in each case as to which no claim has been made) are paid in full and the Commitments are terminated.

3.2.    Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Secured Parties, and each Guarantor shall remain liable to the Secured Parties for the full amount guaranteed by such Guarantor hereunder.

3.3.    No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Collateral Agent or any other Secured Party, no Guarantor shall be entitled to be subrogated to any of the rights of the Collateral Agent or any other Secured Party against the Borrower, any other Loan Party or any other Guarantor or any collateral security or guarantee or right of offset held by the Collateral Agent or any other Secured Party for the payment of the Primary Obligations of the Loan Parties, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower, any other Loan Party or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Collateral Agent and the other Secured Parties by the Loan Parties on account of the Primary Obligations (other than contingent obligations for indemnification, expense reimbursement, tax gross-up or yield protection as to which no claim has been made) are paid in full and the Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Primary Obligations of the Loan Parties (other than contingent obligations for indemnification, expense reimbursement, tax gross-up or yield protection as to which no claim has been made) shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Collateral Agent and the other Secured Parties, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Collateral Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Collateral Agent, if required), to be applied against the Primary Obligations of the Loan Parties, whether matured or unmatured, in such order as the Collateral Agent may determine.

3.4.    Amendments, etc. with respect to the Primary Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Primary Obligations of the Loan Parties made by the Collateral Agent or any other Secured Party may be rescinded by the Collateral Agent or such other Secured Party and any of the Primary Obligations of the Loan Parties continued, and the Primary Obligations of the Loan Parties, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Collateral Agent or any other Secured Party, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Collateral Agent (or the Required Lenders or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Collateral Agent or any other Secured Party for the payment of the Primary Obligations of the Loan Parties may be sold, exchanged, waived, surrendered or released. Neither the Collateral Agent nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Primary Obligations of the Loan Parties or for the guarantee contained in this Article II or any property subject thereto.

3.5.    Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Primary Obligations of the Loan Parties and notice of or proof of reliance by the Collateral Agent or any other Secured Party upon the guarantee contained in this Article II or acceptance of the guarantee contained in this Article II; the Primary Obligations of the Loan Parties, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Article; and all dealings between the Loan Parties, on the one hand, and the Collateral Agent and the other Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Article II. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower, any other Loan Party or any of the Guarantors with respect to the Primary Obligations of the Loan Parties. Each Guarantor understands and agrees that the guarantee contained in this Article II shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Primary Obligations of the Loan Parties or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Collateral Agent or any other Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against the Collateral Agent or any other Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower, any other Loan Party or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Loan Parties for the Primary Obligations, or of such Guarantor under the guarantee contained in this Article II, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Collateral Agent or any other Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Loan Party, any other Guarantor or any other Person or against any collateral security or guarantee for the Primary Obligations of the Loan Parties or any right of offset with respect thereto, and any failure by the Collateral Agent or any other Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Loan Party, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Loan Party with Primary Obligations, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Collateral Agent or any other Secured Party against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

3.6.    Reinstatement. The guarantee contained in this Article II shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Primary Obligations of the Loan Parties is rescinded or must otherwise be restored or returned by the Collateral Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower, any other Loan Party or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower, any other Loan Party or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

3.7.    Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Collateral Agent without set-off or counterclaim in Dollars at its office designated by the Collateral Agent in writing to the Borrower from time to time.

ARTICLE IV

GRANT OF SECURITY INTEREST

Each Grantor hereby pledges, assigns and grants to the Collateral Agent, on behalf of and for the benefit of the Secured Parties, to secure the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of such Grantor’s Obligations, a security interest in all of its right, title and interest in, to and under all personal property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of such Grantor (including under any trade name or derivations thereof), and whether owned or consigned by or to, or leased from or to, such Grantor, and regardless of where located (all of which will be collectively referred to as the “Collateral”), including:

(a)    all Accounts;

(b)    all Chattel Paper;

(c)    all Deposit Accounts;

(d)    all Documents (other than title documents with respect to Vehicles);

(e)    all Equipment;

(f)    all Fixtures;

(g)    all General Intangibles;

(h)    all Goods;

(i)    all Instruments;

(j)    all Intellectual Property;

(k)    all Inventory;

(l)    all Investment Property;

(m)    all cash or cash equivalents;

(n)    all letters of credit, Letter-of-Credit Rights and Supporting Obligations;

(o)    all Commercial Tort Claims;

(p)    all accessions to, substitutions for and replacements, proceeds (including Stock Rights), insurance proceeds and products of the foregoing, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto and any General Intangibles at any time evidencing or relating to any of the foregoing;

(q)    all other property not otherwise described above (except for any property specifically excluded from any clause in this section above, and any property specifically excluded from any defined term used in any clause of this section above);

(r)    all books and records pertaining to the Collateral; and

(s)    to the extent not otherwise included in the foregoing, all Proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided, however, that notwithstanding any of the other provisions set forth in this Agreement or the other Loan Documents, no Excluded Property shall constitute Collateral under this Agreement. In addition, in no event shall perfection by control or similar arrangements be required with respect to any Deposit Account (other than the Term Collateral Proceeds Account) or Securities Account; provided that, to the extent any Deposit Accounts and Securities Accounts are under the control of the ABL Collateral Agent at any time pursuant to the terms of the ABL/Term Loan Intercreditor Agreement, the ABL Collateral Agent shall act as agent and gratuitous bailee for the Collateral Agent for the purpose of perfecting the Collateral Agent’s Liens in such Deposit Account and Securities Account.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

To induce the Collateral Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby represents and warrants to the Collateral Agent and each Lender that:

5.1.    Title, Perfection and Priority. Such Grantor has good and valid rights in and title to the Collateral with respect to which it has purported to grant a security interest hereunder and has full power and authority to grant to the Collateral Agent the security interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other person other than any consent or approval that has been obtained. When financing statements naming such Grantor as debtor and the Collateral Agent as secured party and providing a description of the Collateral with respect to which such Grantor has purported to grant a security interest hereunder have been filed in the appropriate offices against such Grantor in the locations listed on Schedule 1.04 to the Perfection Certificate delivered on the Closing Date (or specified by notice from the Borrower to the Collateral Agent after the Closing Date in the case of filings, recordings or registrations required by Section 5.12 or 5.13 of the Credit Agreement), the Collateral Agent will have a fully perfected first priority security interest, subject only to Liens permitted under Section 5.1(e), in that Collateral of the Grantor in which a security interest may be perfected by filing of an initial financing statement in the appropriate office against such Grantor; provided that the filing of this Agreement (or a fully executed short-form agreement in form and substance reasonably satisfactory to the Collateral Agent) with the United States Patent and Trademark Office and the United States Copyright Office or any successor office thereof is necessary to perfect the security interest of the Collateral Agent in respect of any United States issued and applied for Patents, United States federally registered and applied for Trademarks and United States registered and applied for Copyrights acquired by such Grantor after the date hereof. When the Collateral Agent takes possession or Control of all Collateral with respect to which a security interest may only be perfected by possession or Control, the Collateral Agent will have a fully perfected first priority (or such other priority required by any of the Intercreditor Agreements) security interest, subject only to Liens permitted under Section 5.1(e), in such Collateral.

Such Grantor represents and warrants that fully executed security agreements in the form hereof (or a fully executed short-form agreement in form and substance reasonably satisfactory to the Collateral Agent) and containing a description of all Collateral consisting of Intellectual Property with respect to United States issued Patents and Patent applications and United States federally registered Trademarks (and Trademarks for which United States registration applications are pending) and United States registered (and applied for) Copyrights have been delivered to the Collateral Agent for recording by the United States Patent and Trademark Office and the United States Copyright Office or any successor office thereof pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable, to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the benefit of the Secured Parties) in respect of all Collateral consisting of United States issued Patents and Patent applications and United States federally registered Trademarks (and Trademarks for which United States registration applications are pending) and United States registered (and applied for) Copyrights in which a security interest may be perfected by filing or recording in the United States Patent and Trademark Office and the United States Copyright Office or any successor office thereof. When such security agreements or short-form agreements have been filed in the United States Patent and Trademark Office and the United States Copyright Office against such Grantor, the Collateral Agent will have a fully perfected first priority security interest, subject only to Liens permitted under Section 5.1(e), in respect of all Collateral consisting of United States issued Patents and Patent applications and United States federally registered Trademarks (and Trademarks for which United States registration applications are pending) and United States registered (and applied for) Copyrights in which a security interest may be perfected by filing or recording in such offices, and no further or subsequent filing or recording will be necessary (other than the financing statements referred to in the paragraph above and such actions as are necessary to perfect the security interest in favor of the Collateral Agent (for the benefit of the Secured Parties) with respect to any Collateral consisting of United States issued Patents and Patent applications and United States federally registered Trademarks (and Trademarks for which United States registration applications are pending) and United States registered (and applied for) Copyrights acquired by such Grantor after the date hereof). Within the time period set forth in Schedule 5.13 of the Credit Agreement (or such later date as the Collateral Agent may agree in its sole discretion), each Grantor party to this Agreement as of the Closing Date shall provide a perfected security interest over substantially all material intellectual property owned by such Grantor but registered or licensed in a foreign country other than the U.S. where such a perfected security interest can readily be provided, omitting only that material intellectual property the pledge and/or perfection of which would, in such Grantor’s good faith reasonable judgement, impose upon the Grantor or applicable Subsidiary material costs or material operational issues, or which the cost of doing so would, as reasonably agreed between such Grantor and the Administrative Agent, exceed the benefit thereof.

5.2.    Jurisdiction of Organization. The state of organization of such Grantor as of the Closing Date is set forth on Exhibit A.

5.3.    Principal Location. The address of such Grantor’s chief executive office as of the Closing Date and each other location where such Grantor maintains its books and records relating to any material portion of the Collateral, including accounts receivable and General Intangibles, are disclosed in Exhibit B.

5.4.    Absence of Other Liens. The Collateral is owned by the Grantors free and clear of any Lien, except for Liens expressly permitted pursuant to Section 6.02 of the Credit Agreement. Such Grantor has not filed or consented to the filing of (a) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Collateral, (b) any assignment in which such Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with the United States Patent and Trademark Office or the United States Copyright Office or (c) any assignment in which such Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens expressly permitted pursuant to Section 6.02 of the Credit Agreement. Such Grantor does not hold any commercial tort claim with a value in excess of $500,000 as of the Closing Date except as indicated on the Perfection Certificate.

5.5.    Deposit Accounts. All of such Grantor’s Deposit Accounts and Securities Accounts in existence on the Closing Date are listed on Exhibit E.

5.6.    [Reserved].

5.7.    Chattel Paper. Such Grantor’s Pledged Chattel Paper is maintained at its chief executive office set forth in Exhibit B. None of the Pledged Chattel Paper has any marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any Person, other than those that have been terminated. The names of the obligors, amounts owing, due dates and other information with respect to its Pledged Chattel Paper are and will be correctly stated in all material respects in all records of such Grantor relating thereto.

5.8.    [Reserved].

5.9.    Intellectual Property. Exhibit C sets forth a true and complete list of (i) each registered or applied for United States Patent, Trademark or Copyright owned by each Grantor as of the Closing Date (other than expired, abandoned or lapsed properties) and (ii) all Licenses under which a Grantor is an exclusive licensee of a registered or applied for Patent, Trademark or Copyright as of the Closing Date. All Intellectual Property listed on Exhibit C is subsisting and unexpired, and to the knowledge of such Grantor, valid and enforceable.

5.10.    [Reserved].

5.11.    Pledged Collateral. (a) Exhibit D sets forth a complete and accurate list of all Pledged Securities (provided that, with respect to Pledged Securities constituting promissory notes and debt securities, Exhibit D only sets forth such Pledged Securities evidencing Indebtedness having an aggregate principal amount in excess of $500,000, payable or due to such Grantor by or from any other Person (including any other Grantor)) owned by such Grantor as of the Closing Date. As of the Closing Date, such Grantor is the direct, sole beneficial owner and sole holder of record of the Pledged Securities listed on Exhibit D as being owned by it, free and clear of any Liens, except for the security interest granted to the Collateral Agent for the benefit of the Lenders hereunder, Permitted Encumbrances and Specified Permitted Liens. Such Grantor further represents and warrants that (i) all Pledged Collateral (solely with respect to Pledged Collateral issued by a Person other than a wholly owned Subsidiary of a Grantor, to the best of the Grantors’ knowledge) owned by it constituting Equity Interests has been (to the extent such concepts are relevant with respect to such Pledged Collateral) duly authorized and validly issued and are fully paid and non-assessable; (ii) with respect to any certificates delivered to the Collateral Agent representing Equity Interests, either such certificates are Securities as defined in Article 8 of the UCC as a result of actions by the issuer or otherwise, or, if such certificates are not Securities, such Grantor has so informed the Collateral Agent so that the Collateral Agent may take steps to perfect its security interest therein as a General Intangible; (iii) all such Pledged Collateral held by a securities intermediary (other than in an Excluded Account) is covered by a control agreement among such Grantor, the securities intermediary and the ABL Collateral Agent pursuant to which the ABL Collateral Agent has Control; provided that no such control agreements shall be required prior to the date that is 60 days after the Closing Date (or such later date as may be agreed by the ABL Collateral Agent in its reasonable discretion) and (iv) all Pledged Collateral which represents Indebtedness owed to such Grantor (solely with respect to Pledged Collateral issued by a Person other than a wholly owned Subsidiary of a Grantor, to the best of the Grantors’ knowledge) has been duly authorized, authenticated or issued and delivered by the issuer of such Indebtedness, is the legal, valid and binding obligation of such issuer and such issuer is not in default thereunder.

(b)     In addition, (i) the pledge of the Pledged Collateral pursuant to this Agreement does not violate Regulation T, U or X of the Federal Reserve Board or any successor thereto, (ii) to the best of Grantor’s knowledge, none of the Pledged Collateral owned by it has been issued or transferred in material violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject, (iii) as of the Closing Date there are existing no options, warrants, calls or commitments of any character whatsoever (A) relating to such Pledged Collateral or (B) which obligate the issuer of any Equity Interests included in the Pledged Collateral that is a direct or indirect subsidiary of any Borrower to issue additional Equity Interests, and (iv) no consent, approval, authorization, or other action by, and no giving of notice, filing with, any governmental authority or any other Person is required for the pledge by such Grantor of such Pledged Collateral pursuant to this Agreement or for the execution, delivery and performance of this Agreement by such Grantor, or for the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement in accordance with the Intercreditor Agreements or for the remedies in respect of the Pledged Collateral pursuant to this Agreement, except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally or where the absence of which could not reasonably be expected to have a Material Adverse Effect.

ARTICLE VI

COVENANTS

From the date of this Agreement, and thereafter until this Agreement is terminated, each Grantor agrees that:

6.1.     General.

(a)    Collateral Records. Such Grantor agrees to maintain, at its own cost and expense, such complete and accurate records with respect to the Collateral owned by it as is consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which such Grantor is engaged, but in any event to include complete accounting records indicating all payments and proceeds received with respect to any part of the Collateral, and, at such time or times as the Collateral Agent may reasonably request, promptly to prepare and deliver to the Collateral Agent a duly certified schedule or schedules in form and detail satisfactory to the Collateral Agent showing the identity, amount and location of any and all Collateral.

(b)    Authorization to File Financing Statements; Ratification. Such Grantor hereby authorizes the Collateral Agent to file, and if requested will deliver to the Collateral Agent, all financing statements and other documents and take such other actions as may from time to time be reasonably requested by the Collateral Agent in order to maintain a first priority perfected security interest (subject to the Intercreditor Agreements) in and, if applicable, Control of, the Collateral owned by such Grantor. Any financing statement filed by the Collateral Agent may be filed in any filing office in any applicable UCC jurisdiction and may (i) indicate such Grantor’s Collateral (1) as “all assets of the Grantor” or words of similar effect, regardless of whether any particular asset included in the Collateral falls within the scope of Article 9 of the UCC of such jurisdiction, or (2) by any other description which reasonably approximates the description contained in this Agreement, and (ii) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor. Such Grantor also agrees to furnish any such information described in the foregoing sentence to the Collateral Agent promptly upon request.

(c)    Further Assurances. Such Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time reasonably request to better assure, preserve, protect and perfect the security interest of the Secured Parties in the Collateral and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Liens hereunder and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith. If any amount in excess of $500,000 payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be immediately pledged and promptly delivered to the Collateral Agent, duly endorsed in a manner satisfactory to the Collateral Agent.

(d)    Disposition of Collateral. Such Grantor shall not make or permit to be made an assignment for security, pledge or hypothecation of the Collateral or grant any other Lien in respect of the Collateral, except as expressly permitted by the Credit Agreement. Such Grantor shall not make or permit to be made any transfer of the Collateral and such Grantor shall remain at all times in possession of the Collateral owned by it, except that (a) Inventory may be sold in the ordinary course of business and (b) unless and until the Collateral Agent shall notify the Borrower that an Event of Default shall have occurred and be continuing and that during the continuance thereof the Grantors shall not sell, convey, lease, assign, transfer or otherwise dispose of any Collateral (which notice may be given by telephone if promptly confirmed in writing), such Grantor may use and dispose of the Collateral in any lawful manner not prohibited by this Agreement, the Credit Agreement or any other Loan Document.

(e)    Liens. Such Grantor will not create, incur, or suffer to exist any Lien on the Collateral owned by it except for the Specified Permitted Liens and Liens otherwise permitted by the Credit Agreement.

(f)    Other Financing Statements. Such Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement naming the Collateral Agent as secured party without the prior written consent of the Collateral Agent, subject to such Grantor’s rights under Section 9-509(d)(2) of the UCC.

(g)    Protection of Security. Such Grantor shall, at its own cost and expense and at the request of the Collateral Agent, take any and all commercially reasonable actions necessary to defend title to the Collateral against all persons and to defend the security interest of the Collateral Agent in the Collateral and the priority thereof against any Lien not expressly permitted pursuant to Section 6.02 of the Credit Agreement.

(h)    Compliance with Terms. Such Grantor shall remain liable, as between itself and any relevant counterparty, to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral, all in accordance with the terms and conditions thereof, and such Grantor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the Secured Parties from and against any and all liability for such performance.

6.2.     Receivables.

(a)    Certain Agreements on Receivables. Except with respect to Excluded Property, during the continuance of an Event of Default, such Grantor will not, without the Collateral Agent’s prior written consent, grant any extension of the time of payment of any of the Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, credits, discounts, compromises or settlements granted or made in the ordinary course of business and consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which such Grantor is engaged.

(b)    [Reserved].

(c)    [Reserved].

(d)    Assignment of Security Interest. If at any time such Grantor shall take a security interest in any property of an Account Debtor or any other person to secure payment and performance of an Account (except with respect to Excluded Property), such Grantor shall promptly assign such security interest to the Collateral Agent. Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other person granting the security interest.

(e)    Electronic Chattel Paper and Transferable Records. If such Grantor at any time holds or acquires an interest with a value in excess of $500,000 in any Electronic Chattel Paper or any “transferable record,” as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in §16 of the Uniform Electronic Transactions Act

as in effect in any relevant jurisdiction, such Grantor shall promptly notify the Collateral Agent thereof and, at the request of the Collateral Agent, shall take such action as the Collateral Agent may reasonably request to vest in the Collateral Agent control under UCC §9-105 of such Electronic Chattel Paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, §16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Collateral Agent agrees with such Grantor that the Collateral Agent will arrange, pursuant to procedures satisfactory to the Collateral Agent and so long as such procedures will not result in the Collateral Agent’s loss of control, for the Grantor to make alterations to the Electronic Chattel Paper or transferable record permitted under UCC §9-105 or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or §16 of the Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Grantor with respect to such Electronic Chattel Paper or transferable record.

6.3.    [Reserved].

6.4.    Delivery of Tangible Chattel Paper. If such Grantor shall at any time hold or acquire any Tangible Chattel Paper with a value in excess of $500,000, such Grantor shall promptly endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably request (which may take the form of Exhibit F hereto).

6.5.    Uncertificated Securities. If any securities now or hereafter acquired by any Grantor are uncertificated and are issued to such Grantor or its nominee directly by the issuer thereof, such Grantor shall promptly notify the Collateral Agent thereof and, at the Collateral Agent’s reasonable request and option, pursuant to an agreement in form and substance satisfactory to the Collateral Agent, either (i) cause the issuer to agree to comply with instructions from the Collateral Agent as to such securities, without further consent of any Grantor or such nominee, or (ii) arrange for the Collateral Agent to become the registered owner of the securities.

6.6.    Pledged Collateral.

(a)    Registration of Pledged Collateral. Such Grantor will permit any registerable Pledged Collateral owned by it to be registered in the name of the Collateral Agent or its nominee at any time at the request of the Collateral Agent during the continuance of an Event of Default. Such Grantor will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Collateral registered in the name of such Grantor during the continuance of an Event of Default. The Collateral Agent shall at all times during the continuance of an Event of Default have the right to exchange the certificates representing Pledged Collateral for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

(b)    Exercise of Rights in Pledged Collateral.

(i)    Without in any way limiting the foregoing and subject to clause (ii) below, such Grantor shall have the right to exercise all voting rights or other rights relating to the Pledged Collateral owned by it for all purposes not inconsistent with this Agreement, the Credit Agreement or any other Loan Document; provided, however, that each Grantor agrees that it shall not exercise any such right for any purpose prohibited by the terms of, or if the result thereof could materially and adversely affect the rights inuring to a holder of the Pledged Collateral or the rights and remedies of any of the Secured Parties under, this Agreement or the Credit Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same.

(ii)    Such Grantor will permit the Collateral Agent or its nominee at any time after the occurrence and during the continuation of an Event of Default, without notice, to exercise all voting rights or other rights relating to the Pledged Collateral owned by it, including, without limitation, exchange, subscription or any other rights, privileges, or options pertaining to any Equity Interests or Investment Property constituting such Pledged Collateral as if it were the absolute owner thereof.

(iii)    Unless an Event of Default shall have occurred and be continuing, such Grantor shall be entitled to collect and receive for its own use all cash dividends and interest paid in respect of the Pledged Collateral owned by it to the extent not in violation of the Credit Agreement. If an Event of Default shall occur and be continuing and the Collateral Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, the Collateral Agent shall have the right to receive all such cash dividends, interest, payments and other Proceeds paid in respect of the Pledged Collateral.

6.7.    Intellectual Property.

(a)    Such Grantor shall notify the Collateral Agent immediately if it knows or has reason to know that any application or registration relating to any material Patent, Trademark or Copyright (now or hereafter existing) may become abandoned or dedicated, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court, but excluding routine matters during the course of any prosecution of applications before the United States Patent and Trademark Office, the United States Copyright Office or any similar authority or successor office thereof) regarding such Grantor’s ownership of any material Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same.

(b)    Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall (i) file an application for the registration of any Patent, Trademark or Copyright with the United States Patent and Trademark Office or the United States Copyright Office or any successor office thereof or (ii) acquire any United States issued Patents or Patent applications, United States federally registered Trademarks (or Trademarks for which United States registration applications are pending) or United States registered (or applied for) Copyrights, such Grantor shall report such filing or acquisition to the Collateral Agent within 45 days after the end of each of the first three fiscal quarters of each fiscal year of such Grantor and within 90 days after the end of each fiscal year of such Grantor. Promptly after the provision of such reports, such Grantor shall execute and deliver to the Collateral Agent, and have recorded with the United States Patent and Trademark Office or the United States Copyright Office or any successor office thereof, one or more security agreements or short-form agreements, as applicable, as described in Section 4.1 of this Agreement and any and all other agreements, instruments, documents, and papers as the Collateral Agent may reasonably request to evidence the Collateral Agent’s and the Secured Parties’ first priority security interest in any Copyright, Patent or Trademark and the goodwill of such Grantor relating thereto or represented thereby.

(c)    Such Grantor shall take all actions necessary to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of each of its Patents,

Trademarks and Copyrights (now or hereafter existing), including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings, unless such Grantor (in its reasonable business judgment) or the Collateral Agent shall reasonably determine that such Patent, Trademark or Copyright is in no way material to the conduct of such Grantor’s business.

(d)    Such Grantor shall, unless it shall reasonably determine that such Patent, Trademark or Copyright is in no way material to the conduct of its business or operations, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and shall take such other actions as the Collateral Agent shall reasonably deem appropriate under the circumstances to protect such Patent, Trademark or Copyright. In the event that such Grantor institutes suit because any of its Patents, Trademarks or Copyrights constituting Collateral is infringed upon, or misappropriated or diluted by a third party, such Grantor shall comply with Section 5.8.

(e)    Notwithstanding the foregoing provisions of this Section 5.7 or elsewhere in this Agreement, nothing in this Agreement shall prevent any Grantor from abandoning or discontinuing the use or maintenance of any Intellectual Property that is immaterial to the conduct of its business, or from failing to take action to enforce license agreements or pursue actions against infringers or take any other actions with respect to such Intellectual Property, if such Grantor determines in its reasonable business judgment that such abandonment, discontinuance, or failure to take action is desirable in the conduct of its business.

6.8.    Commercial Tort Claims. If such Grantor shall at any time hold or acquire a Commercial Tort Claim having a value in excess of $500,000, the Grantor shall promptly notify the Collateral Agent thereof in a writing signed by such Grantor, including a summary description of such claim, and enter into an amendment to this Agreement, in the form of Exhibit F hereto, granting to the Collateral Agent a first priority (or such other priority required by any of the Intercreditor Agreements) security interest therein and in the proceeds thereof.

6.9.     Letter-of-Credit Rights. If such Grantor is at any time a beneficiary under a letter of credit now or hereafter issued in favor of such Grantor with a value in excess of $500,000, such Grantor shall promptly notify the Collateral Agent thereof and, at the request and option of the Collateral Agent, such Grantor shall, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under the letter of credit or (ii) arrange for the Collateral Agent to become the transferee beneficiary of the letter of credit, with the Collateral Agent agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be paid to the applicable Grantor unless an Event of Default has occurred or is continuing.

6.10.    [Reserved]

6.11.    [Reserved]

6.12.    No Interference. Such Grantor agrees that it will not interfere with any right, power and remedy of the Collateral Agent provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Collateral Agent of any one or more of such rights, powers or remedies.

6.13.    Insurance. Such Grantor, at its own expense, shall maintain or cause to be maintained insurance covering physical loss or damage to the Inventory and Equipment in accordance with Section 5.07 of the Credit Agreement. Each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor’s true and lawful agent (and attorney-in-fact) for the purpose, during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto, in each case, upon prior notice from the Collateral Agent to the Grantors of its intention to exercise such rights. In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the Collateral Agent may, without waiving or releasing any obligation or liability of the Grantors hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Collateral Agent deems advisable. All sums disbursed by the Collateral Agent in connection with this Section 5.13, including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Collateral Agent and shall be additional Obligations secured hereby.

6.14.    Change of Name; Location of Collateral; Place of Business. Such Grantor agrees promptly to notify the Collateral Agent in writing of any change (i) in its corporate name, (ii) in the location of its chief executive office, or (iii) in its jurisdiction of organization. Such Grantor agrees not to effect or permit any change referred to in the preceding sentence unless written notice has been delivered to the Collateral Agent and all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected first priority (or such other priority required by any of the Intercreditor Agreements) Lien upon all the Collateral. Such Grantor agrees promptly to notify the Collateral Agent if any material portion of the Collateral owned or held by such Grantor is damaged or destroyed.

6.15.    Credit Agreement Covenants. Such Grantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Grantor or any of its Subsidiaries.

6.16.    Delivery of the Pledged Equity.

(a)    Each Grantor agrees promptly to deliver or cause to be delivered to the Collateral Agent, for the benefit of the Secured Parties, any and all Pledged Securities; provided that the Grantors shall only be required to deliver Pledged Securities evidencing Indebtedness to the extent the principal amount thereof exceeds $500,000.

(b)    Each Grantor will cause any Indebtedness for borrowed money having an aggregate principal amount in excess of $500,000 owed to such Grantor by any Person to be evidenced by a duly executed promissory note that is pledged and delivered to the Collateral Agent, for the benefit of the Secured Parties, pursuant to the terms hereof.

(c)    Upon delivery to the Collateral Agent, any Pledged Securities shall be accompanied by stock or security powers duly executed in blank or other instruments of transfer reasonably satisfactory to the Collateral Agent and by such other instruments and documents as the Collateral Agent may reasonably request (subject to the Collateral and Guarantee Requirement).

Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities, which schedule shall be deemed to supplement Exhibit D and made a part thereof; provided that failure to supplement Exhibit D shall not affect the validity of such pledge of such Pledged Securities. Each schedule so delivered shall supplement any prior schedules so delivered.

(d)    Notwithstanding anything to the contrary in this Section 5.16, if the actions described in this Section 5.16 have been taken in favor of the Term Loan Agent or the ABL Agent and, pursuant to the Term Intercreditor Agreement or the ABL/Term Intercreditor Agreement, as applicable, the Term Loan Agent or the ABL Agent, as applicable, acts as agent and gratuitous bailee for the Collateral Agent for the purpose of perfecting the Collateral Agent’s Liens hereunder, such action shall only be required to be taken at the request of the Required Lenders.

ARTICLE VII

EVENTS OF DEFAULT AND REMEDIES

7.1.    Remedies. (a) Upon the occurrence and during the occurrence and continuance of an Event of Default, the Collateral Agent may exercise any or all of the following rights and remedies:

(i)    those rights and remedies provided in this Agreement, the Credit Agreement, or any other Loan Document; provided that this Section 6.1(a) shall not be understood to limit any rights or remedies available to the Collateral Agent and the Secured Parties prior to an Event of Default;

(ii)    those rights and remedies available to a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’ lien) when a debtor is in default under a security agreement;

(iii)    without notice (except as specifically provided in Section 9.1 or elsewhere herein), demand or advertisement of any kind to any Grantor or any other Person, enter the premises of any Grantor where any Collateral is located (through self-help and without judicial process) to collect, receive, assemble, process, appropriate, sell, lease, assign, grant an option or options to purchase or otherwise dispose of, deliver, or realize upon, the Collateral or any part thereof in one or more parcels at public or private sale or sales (which sales may be adjourned or continued from time to time with or without notice and may take place at any Grantor’s premises or elsewhere), for cash, on credit or for future delivery without assumption of any credit risk, and upon such other terms as the Collateral Agent may deem commercially reasonable; and

(iv)    concurrently with written notice to the applicable Grantor, transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations, exercise the voting and all other rights as a holder with respect thereto, collect and receive all cash dividends, interest, principal and other distributions made thereon and otherwise act with respect to the Pledged Collateral as though the Collateral Agent was the outright owner thereof.

(b)    The Collateral Agent, on behalf of the Secured Parties, may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(c)    The Collateral Agent shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase (including by credit bidding) for the benefit of the Collateral Agent and the Secured Parties, the whole or any part of the Collateral so sold, free of any right of equity redemption, which equity redemption the Grantor hereby expressly releases.

(d)    Until the Collateral Agent is able to effect a sale, lease, or other disposition of Collateral, the Collateral Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by the Collateral Agent. The Collateral Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of the Collateral Agent’s remedies (for the benefit of the Collateral Agent and Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment.

(e)    [Reserved].

(f)    Notwithstanding the foregoing, neither the Collateral Agent nor any other Secured Party shall be required to (i) make any demand upon, or pursue or exhaust any of its rights or remedies against, any Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Obligations or to pursue or exhaust any of its rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof, (ii) marshal the Collateral or any guarantee of the Obligations or to resort to the Collateral or any such guarantee in any particular order, or (iii) effect a public sale of any Collateral.

(g)    Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof in accordance with clause (a) above. Each Grantor also acknowledges that any private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit any Grantor or the issuer of the Pledged Collateral to register such securities for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws, even if the applicable Grantor and the issuer would agree to do so.

7.2.    Grantor’s Obligations Upon Default. Upon the request of the Collateral Agent after the occurrence and during the occurrence and continuance of an Event of Default, each Grantor will:

(a)    assemble and make available to the Collateral Agent the Collateral and all books and records relating thereto at any place or places reasonably specified by the Collateral Agent, whether at a Grantor’s premises or elsewhere;

(b)    permit the Collateral Agent, by the Collateral Agent’s representatives and agents, to enter, occupy and use any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral or the books and records relating thereto, or both, to remove all or any part of the Collateral or the books and records relating thereto, or both, and to conduct sales of the Collateral, without any obligation to pay the Grantor for such use and occupancy;

(c)    prepare and file, or cause an issuer of Pledged Collateral to prepare and file, with the Securities and Exchange Commission or any other applicable government agency, registration statements, a prospectus and such other documentation in connection with the Pledged Collateral as the Collateral Agent may request, all in form and substance satisfactory to the Collateral Agent, and furnish to the Collateral Agent, or cause an issuer of Pledged Collateral to furnish to the Collateral Agent, any information regarding the Pledged Collateral in such detail as the Collateral Agent may specify;

(d)    take, or cause an issuer of Pledged Collateral to take, any and all actions necessary to register or qualify the Pledged Collateral to enable the Collateral Agent to consummate a public sale or other disposition of the Pledged Collateral; and

(e)    at its own expense, cause the independent certified public accountants then engaged by each Grantor to prepare and deliver to the Collateral Agent, at any time, and from time to

(f)    time, promptly upon the Collateral Agent’s request, the following reports with respect to the applicable Grantor: (i) a reconciliation of all Accounts; (ii) an aging of all Accounts; (iii) trial balances; and (iv) a test verification of such Accounts.

7.3.    Grant of Intellectual Property License. For the exclusive purpose of enabling the Collateral Agent to exercise rights and remedies under this Agreement at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies at any time upon the occurrence and during the continuance of an Event of Default, each Grantor hereby (a) grants to the Collateral Agent a non-exclusive, irrevocable (until the termination of this Agreement) license (exercisable without payment of royalty or other compensation to any Grantor) to use, license or sublicense any rights in, to or under any or all Intellectual Property now owned or hereafter acquired by such Grantor, wherever such Intellectual Property may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof and (b) irrevocably agrees that the Collateral Agent may, upon the occurrence and during the continuation of an Event of Default, sell any of such Grantor’s Inventory directly to any Person, including, without limitation, Persons who have previously purchased such Grantor’s Inventory from any Grantor and in connection with any such sale or other enforcement of the Collateral Agent’s rights under this Agreement, may sell Inventory which bears any Trademark owned by or licensed to any Grantor and any Inventory that is covered by any Copyright owned by or licensed to any Grantor and the Collateral Agent may finish any work in process and affix any Trademark owned by or licensed to any Grantor and sell such Inventory as provided herein (it being understood that the Trademarks and Copyrights licensed to any such Grantor shall be subject to, and as permitted by, the terms of licenses governing such licensed Trademarks and Copyrights); provided, however, that nothing in this Section 6.3 shall require any Grantor to grant any license that is prohibited by any rule of law, statute or regulation, or is prohibited by, or constitutes a breach or default under or results in the termination of any contract, license, agreement, instrument or other document. With respect to Trademarks included in the foregoing license, such license shall be subject to the requirement that the quality of goods and services offered under the Trademarks by the Collateral Agent be substantially consistent with the quality of the goods and services offered thereunder by such Grantor prior to the Collateral Agent’s exercise of such license. Any license, sublicense or other transaction entered into by the

Collateral Agent in accordance herewith shall be binding upon the applicable Grantor notwithstanding any subsequent cure of an Event of Default. Upon the occurrence and during the continuance of an Event of Default, upon the Collateral Agent’s request, such Grantor will use its commercially reasonable efforts to secure all consents and approvals necessary or appropriate for the assignment to the Collateral Agent of any material License held by such Grantor and to enforce the security interests granted hereunder.

7.4.     Application of Proceeds. The Collateral Agent shall apply the proceeds of any collection or sale of the Collateral, as well as any Collateral consisting of cash, as follows:

FIRST, to the payment of all reasonable costs and expenses incurred by the Collateral Agent (in its capacity as the Collateral Agent or Administrative Agent hereunder or under any other Loan Document) in connection with such collection or sale or otherwise in connection with this Agreement or any of the Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent (or the Administrative Agent) hereunder or under any other Loan Document on behalf of any Grantor and any other reasonable costs or expenses incurred by the Collateral Agent (or the Administrative Agent) in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

SECOND, to the payment in full of the Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Obligations owed to them on the date of any such distribution); and

THIRD, to the Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of the Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

7.5.    Proceeds to be Turned Over or Received by the Collateral Agent. In addition to the rights of the Collateral Agent and the Secured Parties specified in Section 7.2 with respect to payments of Accounts, if an Event of Default shall occur and be continuing, upon the request of the Collateral Agent, all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Collateral Agent and the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Agent, if required). All Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in a collateral account established by the Collateral Agent maintained under its sole dominion and control. All such Proceeds while held by the Collateral Agent in such a collateral account (or by such Grantor in trust for the Collateral Agent and the Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in the Intercreditor Agreements.

ARTICLE VIII

ACCOUNT VERIFICATION; ATTORNEY IN FACT; PROXY

8.1.    Account Verification. The Collateral Agent may at any time after the occurrence and during the occurrence and continuance of an Event of Default, in the Collateral Agent’s own name, in the name of a nominee of the Collateral Agent, or in the name of any Grantor communicate (by mail, telephone, facsimile or otherwise) with the Account Debtors of any such Grantor, parties to contracts with any such Grantor and obligors in respect of Instruments of any such Grantor to verify with such Persons, to the Collateral Agent’s satisfaction, the existence, amount, terms of, and any other matter relating to, Accounts, Instruments, Chattel Paper, payment intangibles and/or other Receivables.

8.2.    Authorization for Collateral Agent to Take Certain Action. (a) Each Grantor irrevocably authorizes the Collateral Agent at any time and from time to time in the sole discretion of the Collateral Agent and appoints the Collateral Agent as its attorney in fact (i) to execute on behalf of such Grantor as debtor and to file financing statements necessary or desirable in the Collateral Agent’s sole discretion to perfect and to maintain the perfection and priority of the Collateral Agent’s security interest in the Collateral, (ii) to endorse and collect any cash proceeds of the Collateral, (iii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Collateral as a financing statement and to file any other financing statement or amendment of a financing statement in such offices as the Collateral Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Collateral Agent’s security interest in the Collateral, (iv) to contact and enter into one or more agreements with the issuers of uncertificated securities which are Pledged Collateral or with securities intermediaries holding Pledged Collateral as may be necessary or advisable to give the Collateral Agent Control over such Pledged Collateral, (v) to apply the proceeds of any Collateral received by the Collateral Agent to the Obligations as provided in the Credit Agreement, (vi) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens that are permitted by the Credit Agreement), (vii) to contact Account Debtors for any reason, (viii) to demand payment or enforce payment of the Receivables in the name of the Collateral Agent or such Grantor and to endorse any and all checks, drafts, and other instruments for the payment of money relating to the Receivables, (ix) to sign such Grantor’s name on any invoice or bill of lading relating to the Receivables, drafts against any Account Debtor of the Grantor, assignments and verifications of Receivables, (x) to exercise all of such Grantor’s rights and remedies with respect to the collection of the Receivables and any other Collateral, (xi) to settle, adjust, compromise, extend or renew the Receivables, (xii) to settle, adjust or compromise any legal proceedings brought to collect Receivables, (xiii) to prepare, file and sign such Grantor’s name on a proof of claim in bankruptcy or similar document against any Account Debtor of such Grantor, (xiv) to prepare, file and sign such Grantor’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Collateral, (xv) to change the address for delivery of mail addressed to such Grantor to such address as the Collateral Agent may designate and to receive, open and dispose of all mail addressed to such Grantor, and (xvi) to do all other acts and things necessary to carry out this Agreement; and such Grantor agrees to reimburse the Collateral Agent on demand for any payment made or any expense incurred by the Collateral Agent in connection with any of the foregoing; provided that (a) this authorization shall not relieve such Grantor of any of its obligations under this Agreement or under the Credit Agreement and (b) the Collateral Agent shall exercise the foregoing rights in accordance with the Intercreditor Agreements, if effective and only after the occurrence and during the continuation of an Event of Default.

(b)    All acts of said attorney or designee are hereby ratified and approved. The powers conferred on the Collateral Agent, for the benefit of the Collateral Agent and Lenders, under this Section 7.2 are solely to protect the Collateral Agent’s interests in the Collateral and shall not be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

8.3.    Proxy. EACH GRANTOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS THE COLLATERAL AGENT AS ITS PROXY AND ATTORNEY-IN-FACT (AS SET FORTH IN SECTION 7.2 ABOVE) WITH RESPECT TO ITS PLEDGED COLLATERAL, INCLUDING THE RIGHT TO VOTE ANY OF THE PLEDGED COLLATERAL, WITH FULL POWER OF SUBSTITUTION TO DO SO AFTER THE OCCURRENCE AND DURING THE CONTINUATION OF AN EVENT OF DEFAULT. IN ADDITION TO THE RIGHT TO VOTE ANY OF THE PLEDGED COLLATERAL, THE APPOINTMENT OF THE COLLATERAL AGENT AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE THE RIGHT TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF ANY OF THE PLEDGED COLLATERAL WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS AND VOTING AT SUCH MEETINGS). SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY OF THE PLEDGED COLLATERAL ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF THE PLEDGED COLLATERAL OR ANY OFFICER OR AGENT THEREOF), UPON THE OCCURRENCE AND DURING THE OCCURRENCE AND CONTINUANCE OF AN EVENT OF DEFAULT.

8.4.    Nature of Appointment; Limitation of Duty. THE APPOINTMENT OF THE COLLATERAL AGENT AS PROXY AND ATTORNEY-IN-FACT IN THIS ARTICLE VII IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE DATE ON WHICH THIS AGREEMENT IS TERMINATED IN ACCORDANCE WITH SECTION 9.23. NOTWITHSTANDING ANYTHING CONTAINED HEREIN, NEITHER THE COLLATERAL AGENT, NOR ANY SECURED PARTY, NOR ANY OF THEIR RESPECTIVE AFFILIATES, NOR ANY OF THEIR OR THEIR AFFILIATES’ RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL HAVE ANY DUTY TO EXERCISE ANY RIGHT OR POWER GRANTED HEREUNDER OR OTHERWISE OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION; PROVIDED THAT, IN NO EVENT SHALL THEY BE LIABLE FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

ARTICLE IX

[Reserved].

ARTICLE X

GENERAL PROVISIONS

10.1.    Waivers. Each Grantor hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to the Grantors, addressed as set forth in Article X, at least ten days prior to (i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made. To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against the Collateral Agent or any Secured Party arising out of the repossession, retention or sale of the Collateral, except such as arise solely out of the gross negligence or willful misconduct of the Collateral Agent or such Secured Party as finally determined by a court of competent jurisdiction. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Collateral Agent or any Secured Party, any valuation, stay, appraisal, extension, moratorium, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Agreement, or otherwise. Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Agreement or any Collateral.

10.2.    Limitation on Collateral Agent’s and Secured Parties’ Duty with Respect to the Collateral. The Collateral Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale. The Collateral Agent and each Secured Party shall use reasonable care with respect to the Collateral in its possession or under its control. Neither the Collateral Agent nor any Secured Party shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Collateral Agent or such Secured Party, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. To the extent that applicable law imposes duties on the Collateral Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is commercially reasonable for the Collateral Agent (i) to fail to incur expenses deemed significant by the Collateral Agent to prepare Collateral for disposition or otherwise to transform raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as such Grantor, for expressions of interest in acquiring all or any portion of the Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Collateral Agent against risks of loss, collection or disposition of Collateral or to provide to the Collateral Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Collateral Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Collateral Agent in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section 9.2 is to provide non-exhaustive indications of what actions or omissions by the Collateral Agent would be commercially reasonable in the Collateral Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Collateral Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 9.2. Without limitation upon the foregoing, nothing contained in this Section 9.2 shall be construed to grant any rights to any Grantor or to impose any duties on the Collateral Agent that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 9.2.

10.3.    Compromises and Collection of Collateral. The Grantors and the Collateral Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable. In view of the foregoing, each Grantor agrees that the Collateral Agent may at any time and from time to time, if an Event of Default has occurred and is continuing, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Collateral Agent in its sole discretion shall determine or abandon any Receivable, and any such action by the Collateral Agent shall be commercially reasonable so long as the Collateral Agent acts in good faith based on information known to it at the time it takes any such action.

10.4.    Secured Party Performance of Debtor Obligations. Without having any obligation to do so, the Collateral Agent may perform or pay any obligation which any Grantor has agreed to perform or pay in this Agreement and the Grantors shall reimburse the Collateral Agent for any amounts paid by the Collateral Agent pursuant to this Section 9.4. The Grantors’ obligation to reimburse the Collateral Agent pursuant to the preceding sentence shall be an Obligation payable on demand.

10.5.    Specific Performance of Certain Covenants. Each Grantor acknowledges and agrees that a breach of any of the covenants contained in Sections 5.1(d), 5.1(e), 5.4, 5.5, 5.6, 5.7, 5.8, 5.10, 5.11, 5.13, 5.14, 5.16, 6.2, or 9.7 or in Article VIII will cause irreparable injury to the Collateral Agent and the Secured Parties, that the Collateral Agent and the Secured Parties have no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of the Collateral Agent or the Secured Parties to seek and obtain specific performance of other obligations of the Grantors contained in this Agreement, that the covenants of the Grantors contained in the Sections referred to in this Section 9.5 shall be specifically enforceable against the Grantors.

10.6.    Dispositions Not Authorized. No Grantor is authorized to sell or otherwise dispose of the Collateral except as set forth in Section 5.1(d) and notwithstanding any course of dealing between any Grantor and the Collateral Agent or other conduct of the Collateral Agent, no authorization to sell, transfer or otherwise dispose of the Collateral (except as set forth in Section 5.1(d)) shall be binding upon the Collateral Agent or the Secured Parties unless such authorization is in writing signed by the Collateral Agent with the consent or at the direction of the Required Lenders.

10.7.    No Waiver; Amendments; Cumulative Remedies. No delay or omission of the Collateral Agent or any Secured Party to exercise any right or remedy granted under this Agreement shall impair such right or remedy or be construed to be a waiver of any Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver, amendment or other variation of the terms, conditions or provisions of this Agreement whatsoever shall be valid unless in writing signed by the Collateral Agent with the concurrence or at the direction of the Lenders required under Section 10.02 of the Credit Agreement and then only to the extent in such writing specifically set forth. All rights and remedies contained in this Agreement or by law afforded shall be cumulative and all shall be available to the Collateral Agent and the Secured Parties until the Obligations have been paid in full.

10.8.    Limitation by Law; Severability of Provisions. All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law or the Intercreditor Agreements (if effective), and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law and the Intercreditor Agreements (if effective) that may be controlling and to be limited to the extent necessary so that they shall not render this Agreement invalid, unenforceable or not entitled to be recorded or registered, in whole or in part. Any provision in any this Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Agreement are declared to be severable.

10.9.    Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

10.10.    Benefit of Agreement. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the Grantors, the Collateral Agent and the Secured Parties and their respective successors and assigns (including all persons who become bound as a debtor to this Agreement), except that no Grantor shall have the right to assign its rights or delegate its obligations under this Agreement or any interest herein, without the prior written consent of the Collateral Agent. No sales of participations, assignments, transfers, or other dispositions of any agreement governing the Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to the Collateral Agent, for the benefit of the Collateral Agent and the Secured Parties, hereunder or under any of the other Security Documents.

10.11.    Survival of Representations. All representations and warranties of the Grantors contained in this Agreement shall survive the execution and delivery of this Agreement.

10.12.    [Reserved].

10.13.    Headings. All headings used herein are for the purpose of reference only, are not part of this Agreement and are not to affect the construction of, or be taken into consideration in interpreting, this Agreement.

10.14.    Security Interest Absolute. All rights of the Collateral Agent hereunder, the security interest granted hereunder and all obligations of the Grantors hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Obligations or this Agreement.

10.15.    Entire Agreement. This Agreement and the other Security Documents embody the entire agreement and understanding between the Grantors and the Collateral Agent relating to the Collateral and supersede all prior agreements and understandings between the Grantors and the Collateral Agent relating to the Collateral.

10.16.    GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS.

(a)    THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. Each of the Grantors hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the courts of the State of New York, the courts of the United States District Court of the Southern District of New York, and any appellate court from any thereof (and, to the extent necessary to enforce the Secured Parties’ rights under the Loan Documents, courts where Collateral may be located or deemed to be located and any appellate court thereof), in any legal action or proceeding arising out of or relating to any Loan Document, or for recognition and enforcement of any judgment in respect thereof, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court; provided, that nothing contained herein or in any other Loan Document will prevent any Lender, the Administrative Agent or the Collateral Agent from bringing any action to enforce any award or judgment or exercise any right under the Security Documents or against any Collateral or any other property of any Grantor in any other forum in which jurisdiction can be established. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Collateral Agent, the Administrative Agent or the Lenders may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Grantors or their respective properties in the courts of any jurisdiction.

(c)    Each Grantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)    Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.1. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

10.17.    WAIVER OF JURY TRIAL. EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

10.18.    Indemnity. Each Grantor jointly and severally agrees to pay upon demand to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees, disbursements and other charges of its counsel and of any experts or agents, which the Collateral Agent may incur in connection with (i) the administration of this Agreement (including the customary fees and charges of the Collateral Agent for any monitoring or audits conducted by it or on its behalf with respect to the Accounts or Inventory), (ii) the custody or preservation of, or the sale of, collection from or other realization upon any of the Collateral, (iii) the exercise, enforcement or protection of any of the rights of the Collateral Agent hereunder or (iv) the failure of any Grantor to perform or observe any of the provisions hereof.

Without limitation of its indemnification obligations under the other Loan Documents, each Grantor jointly and severally agrees to indemnify the Collateral Agent and the other Indemnitees against, and hold each of them harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable fees, disbursements and other charges of counsel, incurred by or asserted against any of them arising out of, in any way connected with, or as a result of, the execution, delivery or performance of this Agreement or any claim, litigation, investigation or proceeding relating hereto or to the Collateral, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or any of its Affiliates.

Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents. The provisions of this Section 9.18 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Collateral Agent or any Lender. All amounts due under this Section 9.18 shall be payable on written demand therefor.

10.19.    Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

10.20.    Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

10.21.    Intercreditor Agreements.

(a)    The terms of this Agreement, any Lien granted to the Collateral Agent (for the benefit of the Secured Parties) pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent hereunder are subject to the provisions of the Intercreditor Agreements (if effective). In the event of any inconsistency between the provisions of this Agreement and the Intercreditor Agreements (if effective), the provisions of the Intercreditor Agreements shall supersede the provisions of this Agreement.

(b)    Without limiting the generality of the foregoing, and notwithstanding anything herein to the contrary, all rights and remedies of the Collateral Agent (and the Secured Parties) shall be subject to the terms of the ABL/Term Loan Intercreditor Agreement (if effective), and until the Discharge of ABL Obligations (as defined in the ABL/Term Loan Intercreditor Agreement), (i) no Grantor shall be required hereunder or under any other Loan Document to take any action with respect to ABL Priority Collateral that is inconsistent with such Grantor’s obligations under the applicable ABL Loan Documents and (ii) any obligation of any Grantor hereunder or under any other Loan Document with respect to the delivery or control of any ABL Priority Collateral, bill of lading or other document, the giving of any notice to any bailee or other Person, the provision of voting rights or the obtaining of any consent of any Person shall be deemed to be satisfied if such Grantor complies with the requirements of the similar provision of the applicable ABL Loan Document. Until the Discharge of ABL Obligations (as defined in the ABL/Term Loan Intercreditor Agreement), the Collateral Agent may not require any Grantor to take any action with respect to the creation, perfection or priority of its security interest in the ABL Priority Collateral, whether pursuant to the express terms hereof or of any other Loan Document or pursuant to the further assurances provisions hereof or any other Loan Document, unless the ABL Collateral Agent (as defined in the ABL/Term Loan Intercreditor Agreement) shall have required such Grantor to take similar action pursuant to the terms of the applicable Loan Documents, and delivery of any ABL Priority Collateral to the ABL Collateral Agent (as defined in the ABL/Term Loan Intercreditor Agreement) pursuant to the applicable ABL Loan Documents and the ABL/Term Loan Intercreditor Agreement shall satisfy any delivery requirement hereunder or under any other Loan Document.

10.22.    Additional Grantors. Each Subsidiary of a Borrower that is required to become a party to this Agreement pursuant to Section 5.12 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto. Each Grantor expressly agrees that its obligations arising hereunder shall not be discharged, diminished or otherwise affected (a) by the addition or release of any other Grantor hereunder, (b) by any failure by the Borrower or any Grantor to cause any Subsidiary of the Borrower to become a Grantor hereunder or (c) by reason of the Collateral Agent’s or any of the other Secured Party’s actions in effecting, or failure to effect, any such joinder, or in releasing any Grantor hereunder, in each case, whether or not notice is given or consent is obtained from any Grantor. This Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

10.23.    Releases. (a) This Agreement and the security interest of the Secured Parties on the Collateral provided hereunder shall terminate when all the Obligations (other than contingent obligations for indemnification, expense reimbursement, tax gross-up or yield protection as to which no claim has been made) have been paid in full and the Lenders have no further commitment to lend, at which time the Collateral Agent shall execute and deliver to the Grantors or the Grantors’ designee, at the Grantors’ expense, all Uniform Commercial Code termination statements and similar documents which the Grantors shall reasonably request from time to time to evidence such termination. Any execution and delivery of termination statements or documents pursuant to this Section 9.23(a) shall be without recourse to or warranty by the Collateral Agent.

(b)    A Guarantor shall automatically be released from its obligations hereunder and the security interest of the Secured Parties in the Collateral of such Guarantor shall be automatically released in the event that all the Equity Interests of such Guarantor shall be sold, transferred or otherwise disposed of to a person that is not an Affiliate of the Borrower in accordance with the terms of the Credit Agreement; provided that the Required Lenders (or, if required by the terms of the Credit Agreement, such greater percentage of the Lenders specified in the Credit Agreement) shall have consented to such sale, transfer or other disposition (to the extent required by the Credit Agreement) and the terms of such consent did not provide otherwise. The security interest of the Secured Parties in any Collateral that is sold, transferred or otherwise disposed of in accordance with this Agreement, the Credit Agreement and the other Loan Documents (including pursuant to a waiver or amendment of the terms thereof) shall automatically terminate and be released, and such Collateral shall be sold free and clear of the security interest created hereby. In connection with any of the foregoing, the Collateral Agent shall execute and deliver to the Grantors or the Grantors’ designee, at the Grantors’ expense, all Uniform Commercial Code termination statements and similar documents (including any such documents as may be reasonably necessary in connection with the entry into by any Grantor of a Specified Vendor Receivables Financing) that the Grantors shall reasonably request from time to time to evidence such termination. Any execution and delivery of termination statements or documents pursuant to this Section 9.23(b) shall be without recourse to or warranty by the Collateral Agent.

10.24.    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Secured Party is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Secured Party to or for the credit or the account of any Guarantor against any or all the obligations of such Guarantor now or hereafter existing under this Agreement and the other Loan Documents held by such Secured Party, irrespective of whether or not such Secured Party shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured. The rights of each Secured Party under this Section 9.24 are in addition to other rights and remedies (including other rights of setoff) which such Secured Party may have.

ARTICLE XI

NOTICES

11.1.    Sending Notices. Any notice required or permitted to be given under this Agreement shall be sent in accordance with Section 10.01 of the Credit Agreement (with any notice to a Grantor (other than the Borrower) being sent care of the Borrower).

11.2.    Change in Address for Notices. Each of the Grantors, the Collateral Agent and the Lenders may change the address for service of notice upon it by a notice in writing to the other parties.

ARTICLE XII

THE COLLATERAL AGENT

Cortland Capital Market Services LLC has been appointed Collateral Agent for the Lenders hereunder pursuant to Article VIII of the Credit Agreement. It is expressly understood and agreed by the parties to this Agreement that any authority conferred upon the Collateral Agent hereunder is subject to the terms of the delegation of authority made by the Lenders to the Collateral Agent pursuant to the Credit Agreement, and that the Collateral Agent has agreed to act (and any successor Collateral Agent shall act) as such hereunder only on the express conditions contained in such Section 1. Any successor Collateral Agent appointed pursuant to Article VIII of the Credit Agreement shall be entitled to all the rights, interests and benefits of the Collateral Agent hereunder.

[Signature Page Follows]

IN WITNESS WHEREOF, the Grantors and the Collateral Agent have executed this Agreement as of the date first above written.

GRANTORS: HORIZON GLOBAL CORPORATION, as the Borrower

By:
Name:
Title:

HORIZON GLOBAL AMERICAS, INC., as a Guarantor

By:
Name:
Title:

HORIZON INTERNATIONAL HOLDINGS LLC, as a Guarantor

By:
Name:
Title:

HORIZON GLOBAL COMPANY LLC, as a Guarantor

By:
Name:
Title:

[Signature Page to Guarantee and Collateral Agreement]

CORTLAND CAPITAL MARKET SERVICES LLC, as Collateral Agent

By:
Name:
Title:

[Signature Page to Guarantee and Collateral Agreement]

[EXHIBITS A-E TO BE PROVIDED BY BORROWER]

Exhibit E / Page 1

EXHIBIT F

AMENDMENT

This Amendment, dated            ,     is delivered pursuant to [Section 5.4] [Section 5.8] of the Agreement referred to below. All defined terms herein shall have the meanings ascribed thereto or incorporated by reference in the Agreement. The undersigned hereby certifies that the representations and warranties in Article IV of the Agreement are and continue to be true and correct. The undersigned further agrees that this Amendment may be attached to that certain Guarantee and Collateral Agreement, dated as of February 20, 2019, between the undersigned, as the Grantors, and Cortland Capital Market Services LLC, as the Collateral Agent (as amended, restated, amended and restatement, supplemented or otherwise modified from time to time prior to the date hereof, the “Agreement”) and that the Collateral listed on Schedule I to this Amendment shall be and become a part of the Collateral referred to in said Agreement and shall secure all Obligations referred to in the Agreement.

By:
Name:
Title:

SCHEDULE I TO AMENDMENT

STOCKS

Name of Grantor	Issuer	Certificate Number(s)	Number of Shares	Class of Stock	Percentage of Outstanding Shares

BONDS

Name of Grantor	Issuer	Number	Face Amount	Coupon Rate	Maturity

GOVERNMENT SECURITIES

Name of Grantor	Issuer	Number	Type	Face Amount	Coupon Rate	Maturity

OTHER SECURITIES OR OTHER INVESTMENT PROPERTY

(CERTIFICATED AND UNCERTIFICATED)

Name of Grantor	Issuer	Description of Collateral	Percentage Ownership Interest

[Add description of custody accounts or arrangements with securities intermediary, if applicable]

COMMERCIAL TORT CLAIMS

Name of Grantor	Description of Claim	Parties	Case Number; Name of Court where Case was Filed

Annex 1 to

Guarantee and Collateral Agreement

ASSUMPTION AGREEMENT, dated as of                         , 20     , made by                                      (the “Additional Grantor”), in favor of CORTLAND CAPITAL MARKET SERVICES LLC, as Collateral Agent (in such capacity, the “Collateral Agent”) for the banks and other financial institutions or entities (the “Lenders”) parties to the Credit Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.

W I T N E S S E T H :

WHEREAS, HORIZON GLOBAL CORPORATION (the “Borrower”), the Lenders and the Collateral Agent have entered into a Credit Agreement, dated as of February 20, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, in connection with the Credit Agreement, the Borrower and certain of its Affiliates (other than the Additional Grantor) have entered into the Guarantee and Collateral Agreement, dated as of February 20, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”) in favor of the Collateral Agent for itself and for the benefit of the Secured Parties;

WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Guarantee and Collateral Agreement; and

WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Collateral Agreement;

NOW, THEREFORE, IT IS AGREED:

1.        Guarantee and Collateral Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 9.22 of the Guarantee and Collateral Agreement, hereby becomes a party to the Guarantee and Collateral Agreement as a Guarantor and Grantor thereunder with the same force and effect as if originally named therein as a Guarantor and Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Guarantor and Grantor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in Exhibits A through E to the Guarantee and Collateral Agreement and hereby grants to the Collateral Agent, for the benefit of the Secured Parties, as collateral security for the prompt and complete payment or performance when due of the Obligations, a security interest in all of the Collateral (it being understood that, as provided in the Guarantee and Collateral Agreement, “Collateral” does not include any Excluded Property). The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Article IV of the Guarantee and Collateral Agreement with respect to itself is true and correct in all material respects (other than in the case of representations qualified by materiality, in which case such representations shall be true and correct) on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.1

2.        Governing Law. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

By:	Name:
Title:

1 To the extent applicable, such Additional Grantor shall also provide an Amendment in the form of Exhibit F

Annex 1-A to

Assumption Agreement

Supplement to Exhibit A

Supplement to Exhibit B

Supplement to Exhibit C

Supplement to Exhibit D

Supplement to Exhibit E